Post-Qualification Amendment No. 2

File No. 024-11383

EXPLANATORY NOTE

This is a Post-Qualification Amendment No. 2 to the offering statement on Form 1-A filed by 370 Markets, LLC d/b/a Rares Markets originally qualified by the U.S. Securities and Exchange Commission (“SEC”) on March 24, 2021, and as subsequently amended and/or supplemented (the “Offering Statement”).

The purpose of this Post-Qualification Amendment No. 2 is to amend, update and/or replace certain information contained in the Offering Statement, and to seek qualification of additional Series of 370 Markets, LLC d/b/a Rares Markets.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR DATED MARCH 24, 2022

370 Markets, LLC d/b/a Rares Markets

8545 W. Warm Springs Road, Ste A4 #192

Las Vegas, NV 89113

702.860.9650

www.rares.io

Best Efforts Offering of Series Membership Shares

370 Markets, LLC d/b/a Rares Markets, a Delaware series limited liability company (“Rares Markets,” the “Company,” “we,” “us,” or “our”) is offering, on a best efforts basis, the “Shares” in each of the Series of the Company identified in the “Series Offering Table” on page ii, which represent limited liability company interests in such Series of the Company. All of the Series of the Company offering hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series.” The Shares of all Series described above may collectively be referred to herein as the “Shares,” or “our securities” and each, individually, as a “Share” and the offerings of the Shares may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.” The Shares will be made available for purchase via our website  www.rares.io. (the “Rares Platform”). None of the Shares being offered hereby are being sold by present securityholders.

The status of each offering of Series Shares is set forth under the “Series Offering Table” on page ii of this Offering Circular. Offerings that have not yet commenced will commence upon qualification of this Post-Qualification Amendment No. 2 by the Securities and Exchange Commission and will terminate 365 days from the date of qualification of this Post-Qualification Amendment No. 2 by the Securities And Exchange Commission

The Shares offered herein do not have voting rights. See the “Securities Being Offered” section of this Offering Circular for more details on the terms of the Shares being offered by our Company.

PLEASE REVIEW ALL RISK FACTORS BEGINNING ON PAGE 10 OF THIS OFFERING CIRCULAR BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Each offering of our Series Shares set forth below is being conducted on a “best efforts” basis pursuant to Tier 2 of Regulation A promulgated under the Securities Act of 1933, as amended.

Series Name (1)	Price Per Share to Public	Per Share Underwriting Discounts and Commissions(2)	Per Share Proceeds to Issuer(3)	Maximum Offering Amount	Maximum Underwriting Discounts and Commissions(2)	Maximum Net Proceeds to Company(3)
Holy Grail	$16.00	$0.16	$15.84	$40,000	$400.00	$39,600.00
Silicon Valley	$12.00	$0.12	$11.88	$18,000	$180.00	$17,820.00
Legacy	$20.00	$0.20	$19.80	$10,000	$100.00	$9,900.00
Speedboat	$10.00	$0.10	$9.90	$15,000	$150.00	$14,850.00
The Goats	$22.00	$0.22	$21.78	$55,000	$550.00	$54,450.00
North Carolina	$10.00	$0.10	$9.90	$15,000	$150.00	$14,850.00
Born and BRED	$13.00	$0.13	$12.87	$15,000	$150.00	$14,850.00
Mamba	$7.00	$0.07	$6.93	$14,000	$140.00	$13,860.00
Grammy	$25.00	$0.25	$24.75	$1,800,000	$18,000.00	$1,782,000.00
Hova	$13.00	$0.13	$12.87	$26,000	$260.00	$25,740.00
Kobe AJ Pack*	$24.00	$0.24	$23.76	$30,000	$300.00	$29,700.00
OG AF1 Pack*	$10.00	$0.10	$9.90	$25,000	$250.00	$24,750.00
85 Boxed Jordan*	$5.00	$0.05	$4.95	$30,000	$300.00	$29,700.00
85 AJ Colors Pack*	$5.00	$0.05	$4.95	$40,000	$400.00	$39,600.00
85 Chicago B-Grade*	$5.00	$0.05	$4.95	$15,000	$150.00	$14,850.00
Off-White The Ten*	$20.00	$0.20	$19.80	$30,000	$300.00	$29,700.00
OVO Pack*	$25.00	$0.25	$24.75	$55,000	$550.00	$54,450.00
Air Yeezy 2 Collection*	$10.00	$0.10	$9.90	$35,000	$350.00	$34,650.00
UNDFTD AJ4*	$30.00	$0.30	$29.70	$40,000	$400.00	$39,600.00
Nipsey AJ3*	$10.00	$0.10	$9.90	$18,000	$180.00	$17,820.00
Usher Gold Pack*	$15.00	$0.15	$14.85	$40,000	$400.00	$39,600.00
Eminem AJ 4*	$8.00	$0.08	$7.92	$22,000	$220.00	$21,780.00
Dr J Pack*	$5.00	$0.05	$4.95	$12,000	$120.00	$11,880.00
DJ AM Collection*	$5.00	$0.05	$4.95	$25,000	$250.00	$24,750.00
Music Box AF1*	$1.00	$0.01	$0.99	$6,000	$60.00	$5,940.00
SB Mummy Dunk*	$1.00	$0.01	$0.99	$110	$1.10	$108.90
SB Strawberry Cough*	$1.00	$0.01	$0.99	$110	$1.10	$108.90
Dark Marina Blue Jordan 1 release*	$5.00	$0.05	$4.95	$5,175	$51.75	$5,123.25

(1) Asterisks (*) denote series submitted for qualification by the Commission in this Post-Qualification Amendment No. 2 to the offering statement of which this Offering Circular forms a part.

(2) Dalmore Group, LLC (“Dalmore Group”) will be acting as an executing broker and is entitled to a brokerage fee as reflected herein and described in greater detail herein. The Company shall pay a cash success fee to Dalmore Group equivalent to 1% of the gross proceeds raised in the Offering. Dalmore Group may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees. Dalmore Group is not an underwriter and will not be paid underwriting fees, but will be paid service fees. “Plan of Distribution and Subscription Procedure” No underwriter has been engaged in connection with the Offering. We intend to distribute all Series of Shares principally through the Rares Platform as described in greater detail under “Plan of Distribution and Subscription Procedure.”

(3) Does not reflect payment of expenses of this Offering, which are estimated to not exceed $231,801.47 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include service fees paid to Dalmore Group or any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution and Subscription Procedure” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

(4) There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above. See “Plan of Distribution and Subscription Procedure.”

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The initial closing (“Closing”) of the Offering for each Series will occur on the earliest to occur of (i) the date subscriptions for the maximum aggregate number of Shares of each Series have been accepted or (ii) a date determined by the Manager (defined below) in its sole discretion. No minimum investment is required for the Manager to undertake a Closing on any Series. If Closing has not occurred, the Offering for each Series shall be terminated upon (i) the date which is 365 days from the date this Offering Circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”) which period may be extended by an additional 180 days by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering in its sole discretion. No securities are being offered by existing security-holders. This Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format. The Company is not offering and does not anticipate selling any Series Shares in any state where Dalmore Group is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest bearing account and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Investor. See “Plan of Distribution and Subscription Procedure” and “Description of Shares Offered” for additional information.

The Company’s website and marketing materials are not incorporated into this Offering Circular. The photographs, drawings and graphics on the website and in any marketing materials are for illustrative purposes only.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, OUR SHARES ONLY IN JURISDICTIONS WHERE SUCH OFFERS AND SALES ARE PERMITTED. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS ACCURATE ONLY AS OF ITS DATE, REGARDLESS OF THE TIME OF ITS DELIVERY OR OF ANY SALE OR DELIVERY OF OUR SHARES. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE OR DELIVERY OF OUR SHARES SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS OFFERING CIRCULAR. THIS OFFERING CIRCULAR WILL BE UPDATED AND MADE AVAILABLE FOR DELIVERY TO THE EXTENT REQUIRED BY THE FEDERAL SECURITIES LAWS.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular and any documents incorporated by reference herein or therein contain forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each series of the Company and the Rares Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the Company’s and the Manager’s expectations, hopes, beliefs, and intentions regarding the future. The forward-looking statements appear in a number of places in this Offering Circular and any documents incorporated by reference and include statements regarding the intent, belief or current expectations of the Company and the Manager with respect to, among others things: (i) the development of the Company and its products; (ii) the targeting of markets; (iii) trends affecting the Company’s financial condition or results of operation; (iv) the Company’s business plan and growth strategies; (v) the industries in which the Company participates; and (vi) the ability of the Company to generate sufficient cash from operations to meet its operating needs and pay off its existing indebtedness, all of which are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “will,” “should,” “can have,” “likely,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “project,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

The Company discloses important factors that could cause its actual results to differ materially from its expectations under the caption “Risk Factors” below. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has based its forward-looking statements on its current expectations about future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Although the Company believes its forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements

Any forward-looking statement made by the Company in this Offering Circular or any documents incorporated by reference herein speak only as of the date of this Offering Circular or any documents incorporated by reference herein. Factors or events that could cause the Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company disclaims any obligation, and undertakes no obligation, to update or alter any forward-looking statement, whether as a result of new information, future events/developments or otherwise or to conform these statements to actual results. whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. The Company urges you to carefully consider these matters, and the risk factors described in this Offering Circular, prior to making an investment in its Shares.

_____________________________________

MARKET AND OTHER INDUSTRY DATA

This Offering Circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Offering Circular, and we believe our estimates to be accurate as of the date of this Offering Circular or such other date stated in this Offering Circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Offering Circular, and estimates and beliefs based on that data, may not be reliable.

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SERIES OFFERING TABLE

The table below shows key information related to the offering of each series. Please also refer to “The Underlying Assets” and “Use of Proceeds” for further details.

Series Name(1)	Underlying Asset(s)	Maximum Offering Amount	Maximum Shares	Minimum Investment	Qualification Date (2)	Offering Opening Date (3)	Status (4)
Holy Grail	1 pair of new/never worn 1985 Nike Air Jordan 1 in red/black colorway size 9	$40,000	2,500	5 Shares or $80.00	3/24/21	3/24/21	Open
Silicon Valley	1 pair of used 1990’s Apple Sneakers made by Omega exclusively for Apple in white colorway size 9.5	$18,000	1,500	3 Shares or $36.00	3/24/21	3/24/21	Open
Legacy	1 pair of new1983 Nike Air Ship in Blue and White colorway in size 9	$10,000	500	2 Shares or $40.00	3/24/21	3/24/21	Open
Speedboat	1 pair of new/never worn 1985 Air Jordan 1 Low in Metallic Blue colorway size 11.5	$15,000	1,500	3 Shares or $30.00	3/24/21	3/24/21	Open
The Goats	4 pairs of shoes -- in new condition ranging in sizes 9 to 13; 1985 Air Jordan 1 White colorway size 9; 1985 Air Jordan 1 Metallic Blue colorway size 10.5; 2004 Air Force 1 Kobe Friends & Family Blue Patent Leather colorway size 11; 2004 Air Force 1 Kobe Players Edition Red size 13	$55,000	2,500	5 Shares or $110	3/24/21	3/24/21	Open
North Carolina	1 pair of new/never worn 1985 Nike Air Jordan Dark Powder Blue colorway size 8.5	$15,000	1,500	1 Shares or $10.00	3/24/21	3/24/21	Open
Born and BRED	1 pair of new/never worn 1985 Nike Air Jordan 1 Black & Red colorway size 10	$15,000	1,500	1 Shares or $10.00	3/24/21	3/24/21	Open
Mamba	1 pair of new/never worn 2004 Nike Air Force 1, Kobe Bryant Players Edition Sample grey/white colorway size 14	$14,000	2,000	1 Shares or $7.00	3/24/21	3/24/21	Open
Grammy	1 pair of lightly worn 2007 Nike Air Yeezy Prototype, Size 12, Grammy-worn and made in collaboration by Artist Kanye West	1,800,000	120,000	1 Share or $25.00	3/24/21	3/24/21	Open
Hova	2 pairs of shoes -- new 2010 Nike Air Force 1 made in collaboration with artist Jay-Z for World Basketball Festival Brazil charity in black colorway size 12	$26,000	2,000	3 Shares or $39.00	9/10/21	9/10/21	Open
Kobe AJ Pack*	2 pair of shoes by Jordan size 7 in collaboration with Kobe Bryant in Very Good condition	$30,000	1,250	1 Share or $24.00	N/A	N/A	Not Yet Qualified
OG AF1 Pack*	2 pairs of shoes by Nike 1 game worn and autographed by Calvin Natt and 1 in excellent condition in size 13.5	$25,000	2,500	1 Share or $10.00	N/A	N/A	Not Yet Qualified
85 Boxed Jordan*	2 pairs of shoes by Nike; 1985 with original box both in very good condition; men’s sizes 8.5 and 5	$30,000	6,000	1 Share or $5.00	N/A	N/A	Not Yet Qualified
85 AJ Colors Pack*	4 pairs of shoes by Nike; ranging from very good to excellent condition, men’s sizes 11 to 12	$40,000	8,000	1 Share or $5.00	N/A	N/A	Not Yet Qualified
85 Chicago B-Grade*	1 pair of excellent condition white/black/red colorway size 7.5 1985 Jordan 1 High	$15,000	3,000	1 Share or $5.00	N/A	N/A	Not Yet Qualified
Air Force 1	1982 Nike Air Force 1 Players Edition, Signed by Calvin Natt (both Shoes are signed)	$35,000	2,500	3 Shares or $42.00	3/24/21	3/24/21	Withdrawn
Deadstock	1985 Nike Air Jordan 1 Metallic Blue with Box and Hangtag	$15,000	1,500	3 Shares or $30.00	3/24/21	3/24/21	Withdrawn
Jordan Colorway	5 pairs of 1985 Nike Air Jordan	$55,000	2,500	3 Shares or $66.00	3/24/21	3/24/21	Withdrawn
Windy City	2 pairs of 1985 Nike Air Jordan 1 Chicago	$26,000	2,000	5 Shares or $65.00	3/24/21	3/24/21	Withdrawn
Off-White The Ten*	10 pairs of new shoes in mint to excellent condition made by Nike in collaboration with Virgil Abloh (OFF-WHITE, Louis Vuitton) ranging in size from 9.5 to 14	$30,000	1,500	1 Share or $20.00	N/A	N/A	Not Yet Qualified
OVO Pack*	4 pairs of shoes in near mint to mint condition by Air Jordan in collaboration with Drake’s label October’s Very Own sizes range from 9.5 to 13	$55,000	2,200	1 Share or $25.00	N/A	N/A	Not Yet Qualified
Air Yeezy 2 Collection*	3 Pairs of shoes by Nike in collaboration with Kanye West in size 13 ranging from mint to near mint condition	$35,000	3,500	1 Share or $10.00	N/A	N/A	Not Yet Qualified
UNDFTD AJ4*	1 pair of gem mint condition green/clementine/black size 13 Jordan 4 Retro	$40,000	1,333	1 Share or $30.00	N/A	N/A	Not Yet Qualified
Nipsey AJ3*	1 pair of gem mint condition black cement size 8.5 Jordan 3 Retro	$18,000	1,800	1 Share or $10.00	N/A	N/A	Not Yet Qualified
Usher Gold Pack*	3 pairs of shoes by Jordan size 7 in collaboration with Usher in excellent to near mint condition	$40,000	2,667	1 Share or $15.00	N/A	N/A	Not Yet Qualified
Eminem AJ 4*	1 pair of near mint condition black/white/chrome size 7.5 Jordan 4 Retro	$22,000	2,750	1 Share or $8.00	N/A	N/A	Not Yet Qualified
Dr J Pack*	1 pair of excellent condition white/red size 15.5 autographed Converse	$12,000	2,400	1 Share or $5.00	N/A	N/A	Not Yet Qualified
DJ AM Collection*	6 pairs of shoes by Nike and Jordan in fair to gem mint condition with sizes ranging from 11 to 12	$25,000	5,000	1 Share or $5.00	N/A	N/A	Not Yet Qualified
Music Box AF1*	1 pair of perfect gem mint condition in collaboration with DJ Clark Kent in black/silver, size 12.5	$6,000	6,000	1 Share or $1.00	N/A	N/A	Not Yet Qualified
SB Mummy Dunk*	1 pair of gem mint condition coconut milk/seafoam/yellow size 10.5	$110	110	1 Share or $1.00	N/A	N/A	Not Yet Qualified
SB Strawberry Cough*	1 pair of gem mint condition university red/spinach green/magic ember size 10.5	$110	110	1 Share or $1.00	N/A	N/A	Not Yet Qualified
Dark Marina Blue Jordan 1 release*	23 pairs of shoes by Nike; gem mint condition dark marina blue/black colorway sizes 4-13	$5,175	1,035	1 Share or $5.00	N/A	N/A	Not Yet Qualified

(1)	Asterisks (*) denote series submitted for qualification by the Commission in this Post-Qualification Amendment No. 2 to the offering statement of which this Offering Circular forms a part.
(2)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.
(3)	For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced.
(4)	In this column, “Open” indicates that the offering has been qualified by the SEC and the Company is actively accepting investments in that offering. “Closed” indicates that the offering was previously Open and accepting investments, but is now no longer accepting investments. “Not Yet Qualified” indicates that the offering has not yet been qualified by the SEC, and therefore is not open for investment. “Withdrawn” indicates an offering that was either previously qualified by the SEC or submitted to the SEC for qualification in an offering statement that the Company has subsequently decided to cancel, returning any investments received by the Company from investors in that offering and preventing any future investment in that offering.

ii

OFFERING SUMMARY AND SUMMARY OF RISK FACTORS

The following summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in the Company’s Series Shares, you should carefully read this entire Offering Circular, including the Company’s financial statements and related notes. You should also consider, among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except where the context suggests otherwise, references in this Offering Circular to the “Manager” refer to 370 Legacy Inc., a Delaware corporation and Manager of the Company, and each of its series and their subsidiaries. All references in this Offering Circular to “$” or “dollars” are to United States dollars. You are encouraged to seek the advice of your attorney, tax consultant, investment advisor and business advisor with respect to the legal, tax, and business aspects of an investment in the Shares.

Company Overview:	370 Markets LLC d/b/a Rares Markets is a Delaware series limited liability company formed June 29, 2020. Rares Markets has been formed to permit public investment in specific Underlying Assets, each of which (or groups of which, as the case may be) will be owned by a separate Series of the Company that we intend to establish. Each Series will hold the specific Underlying Asset that it acquires in a wholly-owned subsidiary which will be a Delaware limited liability company. The Company’s core business will be the identification, acquisition, marketing and management of individual Underlying Assets for the benefit of the Investors. Each Series is intended to own a either a single asset or a group of assets. These Underlying Assets may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset.”

Company Information	Our principal executive offices are located at 8545 W. Warm Springs Road, Ste A4 #192, Las Vegas, NV 89113. Our telephone number is 702.860.9650. We maintain a website at www.rares.io. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this Offering Circular or any other reports or documents we file with or furnish to the Commission.

Securities Being Offered:

We are offering Shares in each of the Series of the Company, which represent limited liability company interests in such Series of the Company. All of the Series of the Company offering hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series.” The Shares of all Series described above may collectively be referred to herein as the “Shares,” or “our securities” and each, individually, as a “Share” and the offerings of the Shares may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.” See “Securities Being Offered” for additional information regarding the Shares. A purchaser of the Shares may be referred to herein as an “Investor” or “Shareholder.” There will be one or more separate closings (each, a “Closing”) with respect to each Offering.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

The Shares represent an investment solely in a particular Series and, thus, indirectly in the Underlying Asset owned by that Series. The Shares do not represent an investment in the Company or the Manager. We do not anticipate that any Series will own anything other than the Underlying Asset or Underlying Assets associated with such Series. We currently anticipate that the operations of the Company will include the formation of additional Series and the corresponding acquisition of additional Underlying Assets.

There is currently no public trading market for any of our series interests, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your interests.

Closings And Offering Period	The initial Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of Shares for each Series have been accepted or (ii) a date determined by the Manager in its sole discretion. No minimum investment is required for the Manager to undertake a Closing on any Series. If an initial Closing with respect to a particular Series Offering has not occurred, the Offering shall be terminated upon (i) the date which is 365 days from the date the related Offering Circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular Series by an additional 180 days by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion. No securities are being offered by existing security holders. If the Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into a holding account or escrow account by prospective Investors will be returned promptly to them without Share. Any costs and expenses associated with a terminated offering will be borne by the Manager.

Minimum Investment	Please refer to the “Series Offering Table” on page ii of this Offering Circular for the Minimum Investment for each Series of Shares being offered in this Offering.
Minimum Offering Amount	There is no minimum offering amount for any Series of Shares being offered in this Offering that is required to be sold before the Company can begin closing upon investments.

The Manager	370 Legacy Inc., a Delaware corporation, is the Manager of the Company and the each of the Series being offered herein. 370 Legacy, Inc. also owns and operates a mobile app-based investment platform and website called Rares (the Rares Platform and any successor platform used by the Company for the offer and sale of Shares is known as the “Rares Platform”) through which the each of the Shares of each Series offered herein and Shares of other Series are sold. The Manager presently owns 100% of each of the Underlying Assets of each Series. At the final closing of each Offering. the Manager will, together with its affiliates, own at least 2% of the Shares of each Series. However, the Manager may sell some or all of the Shares acquired pursuant to this Offering Circular from time to time after the Closing of this Offering.

Manager’s Compensation	From each Series, the Manager will receive an annual Management Fee of 5% of the total value of the Underlying Assets for that Series. The Management Fee is compensation to the Manager for services it provides to each Series. Pursuant to the Operating Agreement, the Manager may receive reimbursements for out-of-pocket expenses in connection with each Series and each Offering and the acquisition of Underlying Assets and in connection with third parties providing services to us. The items of compensation are summarized in the table on page 101. See “Management.”

Broker	The Company has entered into an agreement with Dalmore Group, LLC (“Dalmore Group” or the “Broker”), a broker-dealer registered with the Commission and registered in each state where the Offering will be made and with such other regulators as may be required to execute the sale transactions and provide related services in connection with this Offering. Dalmore Group is a member of FINRA and SIPC.

Holding and Escrow Accounts

The subscription funds advanced by prospective Investors as part of the subscription process in all Series being offered on a best efforts basis will be held in a non-interest-bearing holding account and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.

The subscription funds advanced by prospective Investors as part of the subscription process in the Series Grammy Shares will be held in a non-interest-bearing escrow account and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.

When the Manager or the Broker-Dealer indicates that the Offering will close and the Investor’s subscription is to be accepted (either in whole or part), then the Holding Account or escrow account shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. Amounts paid to the Holding Account or escrow account are categorized as Offering Expenses. See “Plan of Distribution” and “Securities Being Offered” for additional information.

Operating Expenses	Each Series of the Company will be responsible for the costs and expenses attributable to the activities of the Company related to such Series including, but not limited to:

●	any and all fees, costs and expenses incurred in connection with the management of a Series’ Underlying Assets and preparing any reports and accounts of each Series, including, but not limited to, audits of a Series’ annual financial statements, tax filings and the circulation of reports to Investors;

●	any and all insurance premiums or expenses;

●	any withholding or transfer taxes imposed on the Company or a Series or any of the Shareholders;

●	any governmental fees imposed on the capital of the Company or a Series;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company or a Series in connection with the affairs of the Company or a Series, or relating to legal advice directly relating to the Company’s or a Series’ legal affairs;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series;

●	any indemnification payments;

●	Holding account and escrow account related costs;

●	the costs of any third parties engaged by the Manager in connection with the operations of the Company or a Series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

If the Operating Expenses exceed the amount of revenues generated from an Underlying Asset and cannot be covered by any operating expense reserves on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement, (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of Interest, and be entitled to reimbursement of such amount from future revenues generated by such Series Underlying Asset (which we refer to as “Operating Expenses Reimbursement Obligation”), and/or (c) cause additional Shares to be issued in the such Series in order to cover such additional amounts. See Operating Expenses.

Transferability	The Manager may refuse a transfer by a Shareholder of its Shares if such transfer would result in (a) there being more than 2,000 beneficial owners in a Series or more than 500 beneficial owners that are not “accredited investors,” (b) the assets of a Series being deemed plan assets for purposes of ERISA, (c) a change of U.S. federal income tax treatment of the Company and/or a Series, or (d) the Company, any Series, the Manager, or its affiliates being subject to additional regulatory requirements. Furthermore, as the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Shares may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws. See “Securities Being Offered” for more information.

Distribution Rights:	The Manager has sole discretion in determining what distributions, if any, are made to Shareholders of each Series. See “Distribution Rights.”

Timing of Distributions:	The Manager may make distributions to Shareholders subject to it having the right, in its sole discretion, to withhold distributions including the Management Fee in order to meet anticipated costs and liabilities of each Series. The Manager may change the timing of potential distributions in its sole discretion.

Fiduciary Duties:	The Manager may not be liable to the Company, any series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Use of Proceeds:

The proceeds received by each Series from the Offering will be applied in the following order of priority of payment:

1. Brokerage Fee: A fee equal to 1% of the amount raised through this Offering paid to Dalmore as compensation for brokerage services;

2. Asset Cost of each Series: Actual cost of each Series paid to the person or entity from whom the Underlying Assets were acquired, (which may have been paid off prior to the Offering by the Manager or another entity), including any accrued interest under potential loans to the Company and through down-payments by the Manager to acquire the Underlying Assets prior to an Offering;

3. Offering Expenses: In general these costs include actual legal, accounting, holding account fees, escrow account fees, underwriting, filing and compliance costs incurred by the Company in connection with the offering of a Series of Shares (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, brokerage, holding account provider, escrow account provider, underwriters, printing and accounting firms, as the case may be;

4. Acquisition Expenses: In general, these include costs associated with the evaluation, discovery, investigation, development, shipping and handling and acquisition of the Underlying Assets; and

5. Management Fee to the Manager: An annual fee of 5% of the value of the Underlying Asset(s) will be paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Assets, and for managing the Series.

The Manager bears all expenses related to items (3) and (4) above on behalf of the Series and is reimbursed by the Series through the proceeds of a successful offering. In addition, the Manager or an affiliate may loan the Company or the Series the funds required to pay any costs identified in item (2), which will be reimbursed through the proceeds of a successful offering or refunded if an offering is aborted. Any loans made under item (2) accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code). See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure” sections for further details.

Voting Rights:	The Shares have no voting rights, other than those reserved under Delaware law. See “Voting Rights” section of “Securities Being Offered” below for details

Further Issuance of Shares:	A further issuance of Shares of each Series may be made in the event the Operating Expenses exceed the income generated from the Underlying Asset and any cash reserves and the Company does not take out sufficient amounts under the Operating Expenses Reimbursement Obligation to pay such excess Operating Expenses, nor does the Manager pay such amounts and does not seek reimbursement.

Indemnification:	Based on the Company’s Operating Agreement, the members, Manager, officers and any affiliate of the Company or the foregoing (each a “Covered Person”) shall be liable to the Company or any other person or entity who is bound by the Company’s Operating Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Company’s Operating Agreement, except that the Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Covered Persons shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Company’s Operating Agreement, except that the Covered Person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of its gross negligence or willful misconduct with respect to such acts or omissions. Any indemnity under the Company’s Operating Agreement shall be provided out of and to the extent of Company assets only, and the Members shall not have personal liability on account thereof.

Governing law:	The Company and the Operating Agreement will be governed by Delaware law.

Summary of Risk Factors

An investment in our Shares involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our Shares. If any of the following risks occur, the business, financial condition or results of operations of each of our Series could be materially and adversely affected. In that case, the value of your Shares could decline, and you may lose some or all of your investment.

●	We have no operating history, and there is no guarantee that we will be successful in the operation of the Company.

●	We are employing a novel business model, which may make an investment in our Shares difficult to evaluate as it is unique to our industry.

●	We and the Manager may not be able to successfully generate sufficient operating cash flows to make or sustain distributions to our Shareholders.

●	We depend on the Manager for the success of each Series and upon access to our investment professionals and contractors. We may not find a suitable replacement for the Manager if removed, or if key personnel leave our employment or otherwise become unavailable to us.

●	Potential conflicts of interest may arise among the Manager and its affiliates, on the one hand, and our Company and our Investors, on the other hand.

●	Our Investors do not elect or vote on our board of directors or the Manager of our Company and have limited ability to influence decisions regarding the businesses of the Series.

●	Shareholders will have limited voting rights and will be bound by a majority vote.

●	We have not established a minimum distribution payment level for any Series and a Series may be unable to generate sufficient cash flows from its operations to make distributions to Shareholders at any time in the future.

●	Failure of each Series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of Shares.

RISK FACTORS

The Shares offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Shares, whether via the Rares Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Shares. In addition to other information contained elsewhere in this Offering Circular, you should carefully consider the following risks before acquiring our Shares offered by this Offering Circular. The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition or results of operations of our Company, the ability of our Company to make cash distributions to the holders of Shares and the market price of our Shares, which could cause you to lose all or some of your investment in our Shares. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.” Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Shares and should be aware that an investment in the Shares may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Shares.

Risks relating to the structure, operation and performance of the Company

Both The Company And The Manager Are Newly Formed Entities With No Prior Operating History, Which Makes Our Future Performance Difficult To Predict.

Both the Company and the Manager are newly formed entities and have no prior operating history. You should consider an investment in our Shares in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and the Manager must, among other things:

●	identify and acquire Underlying Assets consistent with our investment strategies;

●	increase awareness of our name within the investment products market;

●	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

●	build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital, could result in our bankruptcy or other event which would have a material adverse effect on us and our Investors. There can be no assurance that we will achieve our investment objectives.

An Investment In The Offering Constitutes Only An Investment In An Individual Series And Not In The Company Or The Underlying Asset.

A purchase of Shares in any of the Series does not constitute an investment in either the Company or the Underlying Asset directly. This results in limited voting rights of the Investor, which are solely related to the Series and only those limited voting rights reserved to all shareholders under Delaware law. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Shares in the particular Series in which they invested. The Manager thus retains significant control over the management of the Company and the Underlying Asset. Furthermore, because the Shares in each Series do not constitute an investment in the Company as a whole, holders of the Shares in each Series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series of Shares. In addition, the economic interest of a Shareholder in each Series will not be identical to owning a direct undivided interest in the Underlying Asset because, among other things, the Series will be required to pay corporate taxes before distributions are made to the holders, and the Manager will receive a fee in respect of its management of the Underlying Asset.

Some Of Our Company’s Series Will Hold An Interest In A Single Underlying Asset, A Non-Diversified Investment

We intend for some of our Series to have a single Underlying Asset. Each Series’ return on its investment will depend on the revenues generated by such Underlying Asset and the appreciation of the value of the Underlying Asset over time. These, in turn, are determined by such factors as national and local economic cycles and conditions, financial markets and the economy, competition from similar businesses and similar Underlying Asset as well as government regulation (such as tax code charges). The value of an Underlying Asset may decline substantially after a Series purchases its interest in it.

There Is Currently No Public Trading Market For Our Securities.

There is currently no public trading market for our Shares, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Shares.

There May Be State Law Restrictions On An Investor’s Ability To Sell The Shares.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Shares. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Shares. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

We Have No Historical Financial Operations And Only Recently Commenced Operations.

The Company and the Series of Shares were recently formed and have not generated any revenues and have no operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and any Series of Shares will achieve their investment objectives, the value of any Underlying Asset will increase or any Underlying Asset will be successfully monetized.

Limited Investor Appetite

Due to the start-up nature of the Company, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any of the Series of Shares or future proposed Series of Shares. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further series of Shares and monetizing them together with other Series to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional series of Shares, this may impact any investors already holding Shares as they will not see the benefits which arise from economies of scale following the acquisition by other series of Shares of additional Underlying Assets and other monetization opportunities.

There Are Few, If Any, Businesses That Have Pursued A Similar Strategy Or Investment Objective

The Company does not believe that any other company crowdfunds collectible shoes and proposes to run a platform for crowdfunding of Shares in collectible shoes. The Company and the Shares may not gain market acceptance from potential Investors, potential Underlying Asset Sellers or service providers within the collectible shoe industry, including insurance companies, storage facilities or maintenance partners. This could result in an inability of the Manager to operate the business profitably. This could impact the issuance of further series of Shares and additional Underlying Assets being acquired by the Company. This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which arise from economies of scale.

Offering Amount May Exceed The Value Of An Underlying Asset.

The size of some Offerings will exceed the purchase price of the Underlying Asset as at the date of such Offering (as the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making this Offering and acquiring the Underlying Asset). If the Underlying Asset had to be sold and there has not been substantial appreciation of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale or any additional profits in excess of this amount.

Excess Operating Expenses

Operating Expenses incurred post-Closing shall be the responsibility of the Series. However, if the Operating Expenses exceed the amount of revenues generated from the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by each Series and/or (c) cause additional Shares to be issued in order to cover such additional amounts.

If there is a reimbursement obligation, this reimbursable amount between related parties could reduce the amount of any future distributions payable to Investors. If additional Shares are issued in that Series, this would dilute the current value of the Shares held by existing Investors in said Series and the amount of any future distributions payable to such existing Investors.

Reliance On The Manager And Its Personnel.

The successful operation of the Company (and therefore, the success of the Shares in each Series) is in part dependent on the ability of the Manager to source, acquire and manage the Underlying Assets. As Rares Markets has only been in existence since 2020 and is an early-stage startup company, it has no significant operating history which evidences its ability to source, acquire, manage and utilize the Underlying Assets.

The success of the Company (and therefore, the success of the Shares in each Series) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other investment professionals (which include third party experts) to source, acquire and manage the Underlying Assets. There can be no assurance that these individuals will continue to be associated with the Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the Underlying Assets, in particular, their ongoing management and use to support the investment of the Shareholders.

Furthermore, the success of the Company and the value of the Shares in each Series is dependent on there being critical mass from the market for the Shares and also the Company being able to acquire a number of Underlying Assets in multiple Series of Shares so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Asset. In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and its objectives of acquiring additional Underlying Assets through the issuance of further Series of Shares and monetizing to generate distributions for Investors.

Liability Of Investors Between Series Of Shares.

The Company is structured as a Delaware series limited liability company that issues different Series of Shares for each Underlying Asset. Each Series of Shares will merely be a separate series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one Series of Shares is segregated from the liability of investors holding another Series of Shares and the assets of one Series of Shares are not available to satisfy the liabilities of other Series of Shares. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all investors and not just those who hold the same Series of Shares as them. Furthermore, while we intend to maintain separate and distinct records for each Series of Shares and account for them separately and otherwise meet the requirements of the Delaware LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the Delaware LLC Act and thus potentially expose the assets of one Series of Shares to the liabilities of another Series of Shares. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Shares or the likelihood of any distributions being made by the Series to the Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Shares should be applied to meet the liabilities of the other Series of Shares or the liabilities of the Company generally where the assets of such other Series of Shares or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Shares, they will be borne proportionately across all of the Series of Shares. Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Shares and therefore, there is a risk that a Series of Shares may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Shares received a disproportionately high benefit.

Potential Breach Of The Security Measures Of The Rares Platform

The highly automated nature of the Rares Platform through which potential investors acquire or transfer Shares may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Rares Platform processes certain confidential information about investors and others as well as the Underlying Assets. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Rares Platform, the Company, the Manager or the Company’s service providers (including Dalmore Group) could be breached. Any accidental or willful security breaches or other unauthorized access to the Rares Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Rares Platform software are exposed and exploited, the relationships between the Company, investors, users and others could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Underlying Assets, which could have a material negative impact on the value of Shares or the potential for distributions to be made on the Shares.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third party hosting used by the Rares Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, service providers within the industry, including insurance companies, and others to lose confidence in the effectiveness of the secure nature of the Rares Platform. Any security breach, whether actual or perceived, would harm the reputation of the Company and the Rares Platform and the Company could lose investors. This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Shares and monetizing them.

Risks Relating To The Offering

Regulation A Shares

We are offering our Shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our Shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the Securities and Exchange Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Shares, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Shares or the ability to make distributions to Investors.

There May Be Deficiencies With Our Internal Controls That Require Improvements, And If We Are Unable To Adequately Evaluate Internal Controls, We May Be Subject To Sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Impact Of Non-Compliance With Regulations.

Each of our Series of Shares is being facilitated by Dalmore Group, which is a registered broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) registered in each state where the Offering and sale of each Series of Shares will occur. If a regulatory authority determines that the Manager, who is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities, the Manager may need to stop operating and therefore, the Company will not have an entity managing the Underlying Asset. In addition, if the Manager is required to register as a ‘broker-dealer’, there is a risk that one or more Series of Shares offered and sold while the Manager was not registered may be subject to a right of rescission, which may result in the early termination of the Series of Shares.

Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and each of the Series of Shares does not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will comprise of less than 40% investment securities under the Investment Company Act and the Manager will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each of the Series of Shares and the Manager may be forced to liquidate and wind up some or all of the Series of Shares or rescind the Offering of some or all of the Series of Shares.

Possible Changes in Federal Tax Laws.

The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Shares of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

A Provision In The Company’s Operating Agreement and the Subscription Agreement May Have The Effect Of Limiting An Investor’s Ability To Bring Legal Action Against The Company And Could Limit An Investor’s Ability To Obtain A Favorable Judicial Forum For Disputes.

The Subscription Agreement for these Series Offerings, and the Company’s Operating Agreement include provisions that requires claims against the Company to be within the exclusive jurisdiction of the Court of Chancery of the State of Delaware, other than claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder. These provisions may have the effect of limiting the ability of investors to bring a legal claim against the Company due to geographic limitations. There is also the possibility that the exclusive forum provision may discourage shareholder lawsuits, or limit shareholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and its officers and managers. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

Risks Specific To The Sneaker Industry

Potential Risks Related To The Sneaker Industry.

There are many significant risks related to the sneaker industry that could negatively affect your investment and the financial condition of the Company. While the secondary marketplace for sneakers presently exists and is robust, original manufacturers of sneakers could impose or attempt to impose limitations in the future on such a secondary market which would significantly impact the Company, In addition, the market for selling sneakers as collectible items or otherwise has no standardized valuation method, so the price of such sneakers is presently subject to market forces supply and demand and other factors outside of the control of the company. Fluctuations in such pricing and valuations could significantly affect the Company’s business and your investment. Furthermore, demand for such sneakers is extremely volatile, and decreased demand for any reason could significantly affect the Company’s business and your investment. Finally, counterfeit sneakers purporting to be collectible sneakers are very difficult to differentiate from authentic sneakers, and while the Company takes commercially reasonable steps to avoid counterfeits and to authenticate each Underlying Asset, there is no guarantee that certain Underlying Assets may turn out to be counterfeit, which would have a significant negative effect on the Company and your investment.

Difficulties In Determining The Value Of The Underlying Assets.

Collectible sneakers are difficult to value and it is hoped the Rares Platform will create a market by which the Shares (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for collectible sneakers than exists from current means. Until the Rares Platform has created such a market, valuations of the Underlying Assets will be based upon the subjective approach taken by the members of the Manager’s expert network or other data provided by third parties (e.g., auction results, previous sales history). Consequently, valuations may be uncertain.

The value of the Underlying Assets and, consequently, the value of an Investor’s Shares can go down as well as up. A valuation is not a guarantee of realizable price, do not necessarily represent the price at which the Shares may be sold on the Rares Platform and the value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their repair and condition.

Risks Relating To The Underlying Asset

Potential Loss Of Or Damage To The Underlying Assets.

The Underlying Asset may be lost or damaged by causes beyond the Company’s reasonable control. Any damage to the Underlying Assets could adversely impact the value of the Underlying Assets or adversely increase the liabilities or Operating Expenses of its related Series of Shares. Although we intend for the Underlying Asset to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under reimbursement obligations), if any, of the Shares. In the event that damage is caused to any Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Shares related to the Underlying Asset, as well as the likelihood of any distributions being made by the Company to the Investors.

Competition In The Sneaker Industry From Other Business Models.

There is potentially significant competition for the Underlying Assets from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as collectibles dealers and auction houses may play an increasing role. This competition may impact the liquidity of the Shares, as it is dependent on the Company acquiring attractive and desirable Underlying Assets to ensure that there is an appetite of potential investors for the Shares. In addition, there are companies that are developing crowdfunding models for other alternative asset classes such as automobiles, art, racehorses and wine, who may decide to enter the collectible sneaker market as well.

Insurance May Not Cover All Losses.

Insurance of the Underlying Asset may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the Company’s economic position with respect to any affected Underlying Assets. Furthermore, the series of Shares related to such affected Underlying Assets would bear the expense of the payment of any deductible. Any uninsured loss could result in both loss of cash flow from and the value of the affected Underlying Assets and, consequently, the series of Shares that relate to such Underlying Assets.

Dependence On The Brand Of The Manufacturer Of Underlying Assets.

The Underlying Assets will comprise of sneakers and other items from a variety of manufacturers, many of which are still in operation today. The demand for the Underlying Assets, and therefore, each series of Shares, may be influenced by the general perception of the sneakers and other items that manufacturers are producing today. In addition, the manufacturers’ business practices may result in the image and value of sneakers and other items produced by certain manufacturers being damaged. This in turn may have a negative impact on the Underlying Assets made by such manufacturers and in particular, the value of the Underlying Assets and consequently, the value of the series of Shares that relate to such Underlying Assets.

Dependence Of An Underlying Asset On Prior User Or Association.

The value of an Underlying Asset may be connected with its prior use by, or association with, a certain person or group or in connection with certain pop culture events or films. In the event that such person or group loses public affection, then this may adversely impact the value of the Underlying Asset and therefore, the series of Shares that relate to such Underlying Asset.

Title Or Authenticity Claims On An Underlying Asset.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen collectible sneaker), or that such claims may arise after acquisition of an Underlying Asset by a series of Shares. The Company may not have complete ownership history for an Underlying Asset. In the event of a title or authenticity claim against the Company, the Company may not have recourse against the person or entity from whom of the Underlying Asset was acquired or the benefit of insurance and the value of the Underlying Asset and the Series of Shares that relate to the Underlying Asset, may be diminished. The Company believes all Underlying Assets in each Series are authentic and have been verified to the best of the Company’s ability, as well as the ability of the seller from whom the Underlying Assets were acquired. This includes verification of provenance, chain of custody and origination. However, due to the nature of the sneaker industry, there is always risk of fraudulent assets altering the value of authentic assets, and the risk that any of the Underlying Assets could be not authentic.

Forced Sale Of The Underlying Asset.

The Company may be forced to sell the Underlying Asset (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Asset. In addition there may be liabilities related to the Underlying Asset, including, but not limited to reimbursement obligations on the balance sheet of the Underlying Asset at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale. In such circumstances, the capital proceeds obtained for the Underlying Asset, and therefore, the return available to Investors of the Series of Shares which relate to the Underlying Asset, may be lower than could have been obtained if the Underlying Asset continued to be held by the Company and sold at a later date.

Lack Of Distributions And Return Of Capital.

There can be no assurance that the Company will generate sufficient revenues to cover fees, costs and expenses with respect to any Series of Shares. In the event that the revenue in any given year does not cover the Operating Expenses of the Underlying Assets, the Manager may (a) pay such operating expenses and not seek reimbursement, (b) provide a loan to the Company in the form of an operating expenses reimbursement obligation, on which the Manager may impose a reasonable rate of interest, and/or (c) cause additional Shares to be issued in order to cover such additional amounts.

Any amount paid to the Manager in satisfaction of an operating expenses reimbursement obligation would not be available to Investors as a distribution. In the event additional Shares are issued, investors holdings within such series of Shares will be diluted or will receive a smaller portion of future revenues and the likelihood of investors in such series of Shares receiving any distributions reduced. Furthermore, if a series of Shares is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the investors their initial investment or the market value, if any, of the Shares at the time of liquidation.

Series Grammy Involves Acquisition Costs That Include The Highest Price Ever Paid For Sneakers .

There can be no assurance that the Company will generate sufficient revenues to cover fees, costs and expenses with respect to the Series Grammy Shares. The acquisition of the underlying asset of the Series Grammy Shares involved payment of the highest amount of money ever paid for sneakers by several multiples. There is no guarantee that the underlying asset of the Series Grammy Shares will ever be sold for an amount greater than the acquisition price paid, and as a result, there may never be a return on any investment in the Series Grammy Shares, or the underlying asset may be sold for a loss which would create a loss on any investment in the Series Grammy Shares. It is also likely that a market for the underlying investment may not develop for a significant amount of time, which means any possible return on investment may not occur for a significant amount of time. You should not invest in the Series Grammy Shares, or in any Series of the Company, unless you can withstand the complete loss of your entire investment, and unless you have no need for liquidity in the investment and have no need of the funds used for the investment in the short term.

Risks Related To Ownership Of Our Shares

Lack Of Voting Rights.

The Manager has the ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors, and the Investors only have limited voting rights in respect of each Series of Shares – those rights reserved to shareholders under Delaware law. Investors will therefore be subject to any amendments the Manager makes (if any) to the Company’s Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the Series of Shares, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best Shares of all of the Investors as a whole but only a limited number.

The Offering Price For The Shares Determined By Us May Not Necessarily Bear Any Relationship To Established Valuation Criteria Such As Earnings, Book Value Or Assets That May Be Agreed To Between Purchasers And Sellers In Private Transactions Or That May Prevail In The Market If And When Our Shares Can Be Traded Publicly.

The price of the Shares was derived as a result of various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of the Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

If A Market Ever Develops For The Shares, The Market Price And Trading Volume Of Our Shares May Be Volatile.

If a market develops for the Shares, the market price of the Shares could fluctuate significantly for many reasons, including reasons unrelated to our performance, the Underlying Asset or the Series of Shares, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Shares may decline as well.

In addition, fluctuations in operating results of a particular Series of Shares or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds From Purchasers Accompanying Subscriptions For The Shares Will Not Accrue Interest While In The Holding account or Escrow Account Prior To Admission Of The Subscriber As An Investor In The Series Of Shares, If It Occurs, In Respect Of Such Subscriptions.

The funds paid by purchasers for the Shares will be held in a non-interest bearing holding account or escrow account until the admission of the subscriber as an Investor in a Series of Shares, if it occurs, in respect of the applicable subscriptions. Purchasers may not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted and Shares sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the Offering Period. If we terminate the Offering prior to accepting a subscriber’s subscription, funds will be returned, without interest or deduction, to the proposed Investor.

Potential Conflicts Of Interest

We have identified the following conflicts of interest that may arise in connection with the Shares, in particular, in relation to the Company, the Manager and the Underlying Assets. The conflicts of Interest described in this section should not be considered as an exhaustive list of the conflicts of Interest that prospective Investors should consider before investing in any Series of Shares.

Our Operating Agreement Contains Provisions That Reduce Or Eliminate Duties (Including Fiduciary Duties) Of The Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any factors affecting us or any of our investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

We Do Not Have A Conflicts Of Interest Policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Shares. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments From The Company To The Manager And Its Respective Employees Or Affiliates.

The Manager will engage with, on behalf of the Company, a number of brokers, dealers, insurance companies and other service providers and thus may receive in-kind discounts. In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager and not the Company, or may apply disproportionately to other Series of Shares. The Manager may be incentivized to choose a broker, dealer or seller of Underlying Assets based on the benefits they are to receive or all Series of Shares collectively are to receive rather than that which is best for any particular Series of Shares.

Potential Future Brokerage Activity.

Either the Manager or one of its affiliates may in the future register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Shares via the Rares Platform. The Manager, or its affiliates, may be entitled to receive fees based on volume of trading and volatility of the Shares on the Rares Platform and such fees may be in excess of what the Manager receives via the Management Fee or the appreciation in the Shares it holds in each Series of Shares. Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Shares, there is the potential that there is a divergence of interest between the Manager and those Investors, for instance, if the Underlying Asset does not appreciate in value, this will impact the price of the Shares, but may not adversely affect the profitability related to the brokerage activities of the Manager (i.e., the Manager would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership Of Multiple Series Of Shares.

The Manager or its affiliates will acquire Shares in each Series of Shares for their own accounts and may transfer these Shares, either directly or through brokers, via the Rares Platform. Depending on the timing of the transfers, this could impact the Shares held by the Investors (e.g., driving price down because of supply and demand and over availability of Shares). This ownership in each of the series of Shares may result in a divergence of interest between the Manager and the Investors who only hold one or certain Series of Shares (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Shares, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Shares).

Allocations Of Income And Expenses As Between Series Of Shares.

The Manager may appoint a service provider to provide services to the entire amount of Underlying Assets (e.g., for insurance, storage or media material creation). Although appointing one service provider may reduce cost due to economies of scale, such service provider may not necessarily be the most appropriate for one or more Underlying Assets (e.g., it may have more experience with certain assets over others). In such circumstances, the Manager would be conflicted from acting in the best interest of the Underlying Assets as a whole or in one or more individual Underlying Assets.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Shares and certain Series of Shares may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, the Manager would be conflicted from acting in the best interest of the Company as a whole or any individual Series of Shares. While we presently intend to allocate expenses as described in this Offering Circular the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting Interests Of The Manager And The Investors.

The Manager may choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether or not to liquidate each Underlying Assets, should an offer to acquire each Underlying Asset be received. As the Manager or its affiliates, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Shares connected with an Underlying Asset, they may be incentivized not to realize such Underlying Asset even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset. Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, this may include obtaining a price for an Underlying Asset that is in the best interests of a substantial majority, but not all of the Investors.

The Manager may be incentivized to utilize more popular Underlying Assets to generate higher free cash flow to be distributed to the Manager and investors in the Series associated with that particular Underlying Asset. This may lead Underlying Assets of certain Series of Shares to generate lower distributions than the Underlying Assets of other Series of Shares. The Manager may be incentivized to utilize Underlying Assets that help popularize a certain Series of Shares via the Rares Platform, which means of utilization may not generate as much immediate returns as other potential utilization methods.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy. As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors. In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors. Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors. See “Description of the Shares” for more information.

Any profits generated from the Rares Platform (e.g., through advertising) and from issuing additional Shares or Series of Shares in Underlying Assets on the Rares Platform (e.g., Management Fees) will be for the benefit of the Manager. In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Shares and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by an existing Series of Shares.

The Company And Its Management, And The U.S. And Global Economy Have Been Substantially Affected By The Coronavirus Pandemic.

In late 2019, a novel coronavirus (COVID-19) surfaced, reportedly, in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and many states and countries, including the United States, have initiated significant restrictions on business operations. The Company faces uncertainty as the ongoing pandemic causes significant disruption to U.S and global markets and business. The overall and long-term impacts of the outbreak are unknown and evolving.

This pandemic has already adversely affected our business and this or another pandemic, epidemic or outbreak of an infectious disease in the United States or in another country may adversely affect our business. The spread of a disease could lead to unfavorable economic conditions, which would adversely impact our operations. The extent to which the coronavirus impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

The effects of such a widespread infectious disease and pandemic has already caused and may continue to cause or may cause in the future an overall decline in the U.S. and world economy as a whole. The actual effects of the spread of coronavirus or of another pandemic are difficult to assess as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, and any future similar occurrence may cause an overall decline in the economy as a whole and therefore may materially harm our Company long term.

At the time this filing, there is uncertainty as to the effect of the coronavirus pandemic on the marketplace for our Shares in the U.S. and globally. There is also uncertainly as to what long-term restrictions on the general public or other effects will occur in the market, and in the economy in general in general. There is also uncertainty as to what will happen to in this regard should another health-related outbreak occur in the future.

All of these risks, and many others known or unknown, related to this outbreak, and future outbreaks, pandemics or epidemics, could materially affect the short-term and long-term business of the Company, and your investment.

DILUTION

Dilution means a reduction in value, control or earnings of the Shares in a Series that an Investor owns. There will be no dilution to any Investors associated with the Offering of any Series. However, from time to time, additional Series Shares may be issued in one or more of the Series in order to raise capital to cover the Series’ ongoing operating expenses. See “Operating Expenses” for further details.

The Manager must acquire a minimum of 2% and may acquire a maximum of 10% of the Shares in each Series in connection with each Offering in each Series (of which the Manager may sell all or any portion from time to time following the Closing of the Offering of each Series). The Manager will pay the price per Share offered to all other potential Investors hereunder.

USE OF PROCEEDS

The Use of Proceeds below is an estimate based on the Company’s current business plan. The Company may find it necessary or advisable to reallocate portions of the net proceeds and the Company will have broad discretion in doing so. Because each of the Series’ Offerings is a “best efforts” (but not a contingent) offering, the Company may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering.

The Company has wide latitude and discretion in the use of proceeds from these Offerings. At present, the Company’s best estimate of the use of proceeds, at various funding milestone percentages, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company at all times.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

In the charts below, the first line item labeled “Cash Portion of the Series X” refers to the portion of the Offering proceeds remaining after subtracting acquisition costs and fees. The second line item labeled “Cash Portion of the Series X Asset Cost” refers to the amount of money that will be paid to the Manager for the Underlying Asset in each Series (for example, the total cost of the asset minus fees associated with the acquisition). For each Series listed in this Offering Circular, the Manager presently owns 100% of each of the Underlying Assets of each Series, and the Manager will convey title for each asset into the various Series prior to the Series Offering against a note payable back to the Manager for the cost. The Manager is expected to convey the Series’ assets to each Series prior to any Series Offering being sold, and the Company will file the notes payable as exhibits to this Offering Circular when they are entered into.

Series Holy Grail

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Holy Grail		$24,795.50	62%	$16,159.13	$7,522.75	$-
Cash Portion of the series Holy Grail Asset Cost		$9,750.00	24%	$9,750.00	$9,750.00	$8,636.38
Brokerage Fee		$400.00	1%	$300.00	$200.00	$100.00
Offering Expenses		$2,817.00	7%	$2,112.75	$1,408.50	$704.25
Acquisition Expenses	Shipping & Postage	$187.50	0%	$140.63	$93.75	$46.88
	Insurance	$50.00	0%	$37.50	$25.00	$12.50
Management Fee		$2,000.00	5%	$1,500.00	$1,000.00	$500.00
Total Fees and Expenses		$5,454.50	14%	$4,090.88	$2,727.25	$1,363.63
Total Proceeds		$40,000.00	100%	$30,000.00	$20,000.00	$10,000.00

Series Silicon Valley

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Silicon Valley		$2,375.50	13%	$-	$-	$-
Cash Portion of the Series Silicon Valley Asset Cost		$12,000.00	67%	$10,781.63	$7,187.75	$3,593.88
Brokerage Fee		$180.00	1%	$135.00	$90.00	$45.00
Offering Expenses		$2,307.00	13%	$1,730.25	$1,153.50	$576.75
Acquisition Expenses	Shipping & Postage	$187.50	1%	$140.63	$93.75	$46.88
	Insurance	$50.00	0%	$37.50	$25.00	$12.50
Management Fee		$900.00	5%	$675.00	$450.00	$225.00
Total Fees and Expenses		$3,624.50	20%	$2,718.38	$1,812.25	$906.13
Total Proceeds		$18,000.00	100%	$13,500.00	$9,000.00	$4,500.00

Series Hova

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Hova		$6,619.87	25%	$1,464.90	$-	$-
Cash Portion of the Series Hova Asset Cost		$14,000.00	54%	$14,000.00	$10,309.94	$5,154.97
Brokerage Fee		$260.00	1%	$195.00	$130.00	$65.00
Offering Expenses		$3,582.63	14%	$2,686.97	$1,791.32	$895.66
Acquisition Expenses	Shipping & Postage	$187.50	1%	$140.63	$93.75	$46.88
	Insurance	$50.00	0%	$37.50	$25.00	$12.50
Management Fee		$1,300.00	5%	$975.00	$650.00	$325.00
Total Fees and Expenses		$5,380.13	21%	$4,035.10	$2,690.07	$1,345.03
Total Proceeds		$26,000.00	100%	$19,500.00	$13,000.00	$6,500.00

Series Legacy

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Legacy		$1,962.50	20%	$-	$-	$-
Cash Portion of the Series Legacy Asset Cost		$6,950.00	70%	$6,684.38	$4,456.25	$2,228.13
Brokerage Fee		$100.00	1%	$75.00	$50.00	$25.00
Offering Expenses		$250.00	3%	$187.50	$125.00	$62.50
Acquisition Expenses	Shipping & Postage	$187.50	2%	$140.63	$93.75	$46.88
	Insurance	$50.00	1%	$37.50	$25.00	$12.50
Management Fee		$500.00	5%	$375.00	$250.00	$125.00
Total Fees and Expenses		$1,087.50	11%	$815.63	$543.75	$271.88
Total Proceeds		$10,000.00	100%	$7,500.00	$5,000.00	$2,500.00

Series Speedboat

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Speedboat		$4,921.98	33%	$1,999.18	$-	$-
Cash Portion of the Series Speedboat Asset Cost		$6,769.23	45%	$6,769.23	$5,845.61	$2,922.80
Brokerage Fee		$150.00	1%	$112.50	$75.00	$37.50
Offering Expenses		$2,171.29	14%	$1,628.47	$1,085.65	$542.82
Acquisition Expenses	Shipping & Postage	$187.50	1%	$140.63	$93.75	$46.88
	Insurance	$50.00	0%	$37.50	$25.00	$12.50
Management Fee		$750.00	5%	$562.50	$375.00	$187.50
Total Fees and Expenses		$3,308.79	22%	$2,481.59	$1,654.40	$827.20
Total Proceeds		$15,000.00	100%	$11,250.00	$7,500.00	$3,750.00

Series GOATS

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series The GOATS		$9,985.27	18%	$-	$-	$-
Cash Portion of the Series The GOATS Asset Cost		$34,257.69	62%	$33,182.22	$22,121.48	$11,060.74
Brokerage Fee		$550.00	1%		$275.00	$137.50
Offering Expenses		$7,219.54	13%	$5,414.66	$3,609.77	$1,804.89
Acquisition Expenses	Shipping & Postage	$187.50	0%	$140.63	$93.75	$46.88
	Insurance	$50.00	0%	$37.50	$25.00	$12.50
Management Fee		$2,750.00	5%	$2,062.50	$1,375.00	$687.50
Total Fees and Expenses		$10,757.04	20%	$8,067.78	$5,378.52	$2,689.26
Total Proceeds		$55,000.00	100%	$41,250.00	$27,500.00	$13,750.00

Series North Carolina

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series North Carolina		$5,464.80	36%	$2,406.29	$-	$-
Cash Portion of the Series North Carolina Asset Cost		$6,769.23	45%	$6,769.23	$6,117.02	$3,058.51
Brokerage Fee		$150.00	1%	$112.50	$75.00	$37.50
Offering Expenses		$1,628.47	11%	$1,221.35	$814.24	$407.12
Acquisition Expenses	Shipping & Postage	$187.50	1%	$140.63	$93.75	$46.88
	Insurance	$50.00	0%	$37.50	$25.00	$12.50
Management Fee		$750.00	5%	$562.50	$375.00	$187.50
Total Fees and Expenses		$2,765.97	18%	$2,074.48	$1,382.99	$691.49
Total Proceeds		$15,000.00	100%	$11,250.00	$7,500.00	$3,750.00

Series Born and BRED

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Born and BRED		$4,921.98	33%	$1,999.18	$-	$-
Cash Portion of the Series Born and BRED Asset Cost		$6,769.23	45%	$6,769.23	$5,845.61	$2,922.80
Brokerage Fee		$150.00	1%	$112.50	$75.00	$37.50
Offering Expenses		$2,171.29	14%	$1,628.47	$1,085.65	$542.82
Acquisition Expenses	Shipping & Postage	$187.50	1%	$140.63	$93.75	$46.88
	Insurance	$50.00	0%	$37.50	$25.00	$12.50
Management Fee		$750.00	5%	$562.50	$375.00	$187.50
Total Fees and Expenses		$3,308.79	22%	$2,481.59	$1,654.40	$827.20
Total Proceeds		$15,000.00	100%	$11,250.00	$7,500.00	$3,750.00

Series Air Force 1

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Air Force 1		$17,307.74	62%	$11,737.06	$6,166.37	$595.68
Cash Portion of the Series Air Force 1 Asset Cost		$4,975.00	18%	$4,975.00	$4,975.00	$4,975.00
Brokerage Fee		$280.00	1%	$210.00	$140.00	$70.00
Offering Expenses		$3,799.76	14%	$2,849.82	$1,899.88	$949.94
Acquisition Expenses	Shipping & Postage	$187.50	1%	$140.63	$93.75	$46.88
	Insurance	$50.00	0%	$37.50	$25.00	$12.50
Management Fee		$1,400.00	5%	$1,050.00	$700.00	$350.00
Total Fees and Expenses		$5,717.26	20%	$4,287.95	$2,858.63	$1,429.32
Total Proceeds		$28,000.00	100%	$21,000.00	$14,000.00	$7,000.00

Series Mamba

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Mamba		$5,534.08	40%	$2,900.56	$267.04	$-
Cash Portion of the Series Mamba Asset Cost		$5,000.00	36%	$5,000.00	$5,000.00	$2,633.52
Brokerage Fee		$140.00	1%	$105.00	$70.00	$35.00
Offering Expenses		$2,388.42	17%	$1,791.32	$1,194.21	$597.11
Acquisition Expenses	Shipping & Postage	$187.50	1%	$140.63	$93.75	$46.88
	Insurance	$50.00	0%	$37.50	$25.00	$12.50
Management Fee		$700.00	5%	$525.00	$350.00	$175.00
Total Fees and Expenses		$3,465.92	25%	$2,599.44	$1,732.96	$866.48
Total Proceeds		$14,000.00	100%	$10,500.00	$7,000.00	$3,500.00

Series Grammy

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds	75%%	50%	25%
	Cash Portion of the Series Grammy	$-	0%
	Asset Cost	$1,544,250.00	86%	$1,107,750.00	$671,250.00	$234,750.00
	Brokerage Fee	$18,000.00	1%	$13,500.00	$9,000.00	$4,500.00
	Offering Expenses	$50,000.00	3%	$50,000.00	$50,000.00	$50,000.00
Acquisition Expenses	Shipping & Postage	$1,000.00	0%	$1,000.00	$1,000.00	$1,000.00
	Taxes	$150,750.00	8%	$150,750.00	$150,750.00	$150,750.00
	Management Fee	$36,000.00	2%	$27,000.00	$18,000.00	$9,000.00
	Total Fees and Expenses	$255,750.00	14%	$242,250.00	$228,750.00	$215,250.00
	Total Proceeds	$1,800,000.00	100%	$1,350,000.00	$900,000.00	$450,000.00

Series Off-White The Ten

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Off-White the Ten		$7,813.73	26%	$860.30	$0.00	$0.00
Cash Portion of the series Off-White the Ten cost		$20,000.00	67%	$20,000.00	$13,156.87	$6,578.43
Brokerage Fee		$300.00	1%	$225.00	$150.00	$75.00
Offering Expenses		$386.27	7%	$0.00	$0.00	$0.00
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$1,500.00	5%	$1,125.00	$750.00	$375.00
Total Fees and Expenses		$2,186.27	7%	$1,639.70	$1,093.13	$546.57
Total Proceeds		$30,000.00	100%	$22,500.00	$15,000.00	$7,500.00

Series OVO Pack

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series OVO Pack		$14,991.84	27%	$2,243.88	$0.00	$0.00
Cash Portion of the series OVO Pack cost		$36,000.00	65%	$36,000.00	$23,491.84	$11,745.92
Brokerage Fee		$550.00	1%	$412.50	$275.00	$137.50
Offering Expenses		$708.16	12%	$531.12	$354.08	$177.04
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$2,750.00	5%	$2,062.50	$1,375.00	$687.50
Total Fees and Expenses		$4,008.16	7%	$3,006.12	$2,004.08	$1,002.04
Total Proceeds		$55,000.00	100%	$41,250.00	$27,500.00	$13,750.00

Series Air Yeezy 2 Collection

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Air Yeezy 2 Collection		$9,449.35	27%	$1,337.02	$0.00	$0.00
Cash Portion of the series Air Yeezy 2 Collection cost		$23,000.00	66%	$23,000.00	$14,949.35	$7,474.68
Brokerage Fee		$350.00	1%	$262.50	$175.00	$87.50
Offering Expenses		$450.65	8%	$337.98	$225.32	$112.66
Acquisition Expenses	Shipping & Postage		-%	$0.00	$0.00	$0.00
	Insurance		-%	$0.00	$0.00	$0.00
Management Fee		$1,750.00	5%	$1,312.50	$875.00	$437.50
Total Fees and Expenses		$2,550.65	7%	$1,912.98	$1,275.32	$637.66
Total Proceeds		$35,000.00	100%	$26,250.00	$17,500.00	$8,750.00

Series UNDFTD AJ4

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series UNDFTD AJ4		$2,084.98	5%	$0.00	$0.00	$0.00
Cash Portion of the series UNDFTD AJ4 cost		$35,000.00	88%	$25,627.47	$17,084.98	$8,542.49
Brokerage Fee		$400.00	1%	$300.00	$200.00	$100.00
Offering Expenses		$515.02	9%	$386.27	$257.51	$128.76
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$2,000.00	5%	$1,500.00	$1,000.00	$500.00
Total Fees and Expenses		$2,915.02	7%	$2,186.27	$1,457.51	$728.76
Total Proceeds		$40,000.00	100%	$30,000.00	$20,000.00	$10,000.00

Series Nipsey AJ3

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Nipsey AJ3		$5,688.24	32%	$1,516.18	$0.00	$0.00
Cash Portion of the series Nipsey AJ3 cost		$11,000.00	61%	$11,000.00	$7,688.24	$3,844.12
Brokerage Fee		$180.00	1%	$135.00	$90.00	$45.00
Offering Expenses		$231.76	4%	$173.82	$115.88	$57.94
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$900.00	5%	$675.00	$450.00	$225.00
Total Fees and Expenses		$1,311.76	7%	$983.82	$655.88	$327.94
Total Proceeds		$18,000.00	100%	$13,500.00	$9,000.00	$4,500.00

Series Usher Gold Pack

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Usher Gold Pack		$2,084.98	5%	$0.00	$0.00	$0.00
Cash Portion of the series Usher Gold Pack cost		$35,000.00	88%	$25,627.47	$17,084.98	$8,542.49
Brokerage Fee		$400.00	1%	$300.00	$200.00	$100.00
Offering Expenses		$515.02	9%	$386.27	$257.51	$128.76
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$2,000.00	5%	$1,500.00	$1,000.00	$500.00
Total Fees and Expenses		$2,915.02	7%	$2,186.27	$1,457.51	$728.76
Total Proceeds		$40,000.00	100%	$30,000.00	$20,000.00	$10,000.00

Series Eminem AJ 4

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Eminem AJ 4 Pack		$2,396.74	11%	$0.00	$0.00	$0.00
Cash Portion of the series Eminem AJ 4 cost		$18,000.00	82%	$14,095.11	$9,396.74	$4,698.37
Brokerage Fee		$220.00	1%	$165.00	$110.00	$55.00
Offering Expenses		$283.26	5%	$212.45	$141.63	$70.82
Acquisition Expenses	Shipping & Postage		-%	$0.00	$0.00	$0.00
	Insurance		-%	$0.00	$0.00	$0.00
Management Fee		$1,100.00	5%	$825.00	$550.00	$275.00
Total Fees and Expenses		$1,603.26	7%	$1,202.45	$801.63	$400.82
Total Proceeds		$22,000.00	100%	$16,500.00	$11,000.00	$5,500.00

Series Kobe AJ Pack

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Dark Marina Blue		$0.00	0%	$0.00	$0.00	$0.00
Cash Portion of the series Dark Marina Blue cost		$5,060.00	98%	$3,315.55	$2,210.37	$1,105.18
Brokerage Fee		$51.75	1%	$38.81	$25.88	$12.94
Offering Expenses		$66.63	1%	$49.97	$33.32	$16.66
Acquisition Expenses	Shipping & Postage		-%	$0.00	$0.00	$0.00
	Insurance		-%	$0.00	$0.00	$0.00
Management Fee		$258.75	5%	$194.06	$129.38	$64.69
Total Fees and Expenses		$377.13	7%	$282.85	$188.57	$94.28
Total Proceeds		$5,175.00	100%	$3,881.25	$2,587.50	$1,293.75

Series Dr J Pack

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Converse Dr J		$1,625.49	14%	$0.00	$0.00	$0.00
Cash Portion of the series Converse Dr J cost		$9,500.00	79%	$7,688.24	$5,125.49	$2,562.75
Brokerage Fee		$120.00	1%	$90.00	$60.00	$30.00
Offering Expenses		$154.51	3%	$115.88	$77.25	$38.63
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$600.00	5%	$450.00	$300.00	$150.00
Total Fees and Expenses		$874.51	7%	$655.88	$437.25	$218.63
Total Proceeds		$12,000.00	100%	$9,000.00	$6,000.00	$3,000.00

Series DJ AM Collection

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series DJ AM Collection Pack		$0.00	0%	$0.00	$0.00	$0.00
Cash Portion of the series DJ AM Collection cost		$21,356.22	85%	$16,017.17	$10,678.11	$5,339.06
Brokerage Fee		$250.00	1%	$187.50	$125.00	$62.50
Offering Expenses		$321.89	6%	$241.42	$160.94	$80.47
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$1,250.00	5%	$937.50	$625.00	$312.50
Total Fees and Expenses		$1,821.89	7%	$1,366.42	$910.94	$455.47
Total Proceeds		$25,000.00	100%	$18,750.00	$12,500.00	$6,250.00

Series OG AF1 Pack

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series OG AF1 Pack		$10,678.11	43%	$4,883.58	$0.00	$0.00
Cash Portion of the series OG AF1 Pack cost		$12,500.00	50%	$12,500.00	$10,678.11	$5,339.06
Brokerage Fee		$250.00	1%	$187.50	$125.00	$62.50
Offering Expenses		$321.89	6%	$241.42	$160.94	$80.47
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$1,250.00	5%	$937.50	$625.00	$312.50
Total Fees and Expenses		$1,821.89	7%	$1,366.42	$910.94	$455.47
Total Proceeds		$25,000.00	100%	$18,750.00	$12,500.00	$6,250.00

Series 85 Boxed Jordan

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series 85 Boxed Jordan		$14,213.73	47%	$7,260.30	$306.87	$0.00
Cash Portion of the series 85 Boxed Jordan cost		$13,600.00	45%	$13,600.00	$13,600.00	$6,406.87
Brokerage Fee		$300.00	1%	$225.00	$150.00	$75.00
Offering Expenses		$386.27	7%	$289.70	$193.13	$96.57
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$1,500.00	5%	$1,125.00	$750.00	$375.00
Total Fees and Expenses		$2,186.27	7%	$1,639.70	$1,093.13	$546.57
Total Proceeds		$30,000.00	100%	$22,500.00	$15,000.00	$7,500.00

Series 85 AJ Colors Pack

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series 85 AJ Jordan 1 color Pack		$10,084.98	25%	$813.73	$0.00	$0.00
Cash Portion of the series 85 AJ Jordan 1 color Pack cost		$27,000.00	68%	$27,000.00	$17,084.98	$8,542.49
Brokerage Fee		$400.00	1%	$300.00	$200.00	$100.00
Offering Expenses		$515.02	9%	$386.27	$257.51	$128.76
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$2,000.00	5%	$1,500.00	$1,000.00	$500.00
Total Fees and Expenses		$2,915.02	7%	$2,186.27	$1,457.51	$728.76
Total Proceeds		$40,000.00	100%	$30,000.00	$20,000.00	$10,000.00

Series 85 Chicago B-Grade

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Jordan 1 Chicago B grade		$7,106.87	47%	$3,630.15	$153.43	$0.00
Cash Portion of the series Jordan 1 Chicago B grade cost		$6,800.00	45%	$6,800.00	$6,800.00	$3,203.43
Brokerage Fee		$150.00	1%	$112.50	$75.00	$37.50
Offering Expenses		$193.13	3%	$144.85	$96.57	$48.28
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$750.00	5%	$562.50	$375.00	$187.50
Total Fees and Expenses		$1,093.13	7%	$819.85	$546.57	$273.28
Total Proceeds		$15,000.00	100%	$11,250.00	$7,500.00	$3,750.00

Series Music Box AF1

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Music Box AF1		$1,562.75	26%	$172.06	$0.00	$0.00
Cash Portion of the series Music Box AF1 cost		$4,000.00	67%	$4,000.00	$2,562.75	$1,281.37
Brokerage Fee		$60.00	1%	$45.00	$30.00	$15.00
Offering Expenses		$77.25	1%	$57.94	$38.63	$19.31
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$300.00	5%	$225.00	$150.00	$75.00
Total Fees and Expenses		$437.25	7%	$327.94	$218.63	$109.31
Total Proceeds		$6,000.00	100%	$4,500.00	$3,000.00	$1,500.00

Series SB Mummy Dunk

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the SB Mummy Dunk		$0.00	0%	$0.00	$0.00	$0.00
Cash Portion of the series SB Mummy Dunk cost		$95.38	87%	$71.54	$47.69	$23.85
Brokerage Fee		$1.10	1%	$0.83	$0.55	$0.28
Offering Expenses		$1.42	0%	$1.06	$0.71	$0.35
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$5.50	5%	$4.13	$2.75	$1.38
Total Fees and Expenses		$8.02	7%	$6.01	$4.01	$2.00
Total Proceeds		$110.00	100%	$82.50	$55.00	$27.50

Series SB Strawberry Cough

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the SB Strawberry Cough		$0.00	0%	$0.00	$0.00	$0.00
Cash Portion of the SB Strawberry Cough Cost		$95.38	87%	$71.54	$47.69	$23.85
Brokerage Fee		$1.10	1%	$0.83	$0.55	$0.28
Offering Expenses		$1.42	0%	$1.06	$0.71	$0.35
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$5.50	5%	$4.13	$2.75	$1.38
Total Fees and Expenses		$8.02	7%	$6.01	$4.01	$2.00
Total Proceeds		$110.00	100%	$82.50	$55.00	$27.50

Series Dark Marina Blue Jordan 1 release

Use of Proceeds Table		Dollar Amount	Percentage of Gross Cash Proceeds	75%	50%	25%
Cash Portion of the Series Dark Marina Blue		$0.00	0%	$0.00	$0.00	$0.00
Cash Portion of the series Dark Marina Blue cost		$5,060.00	98%	$3,315.55	$2,210.37	$1,105.18
Brokerage Fee		$51.75	1%	$38.81	$25.88	$12.94
Offering Expenses		$66.63	1%	$49.97	$33.32	$16.66
Acquisition Expenses	Shipping & Postage	$0.00	-%	$0.00	$0.00	$0.00
	Insurance	$0.00	-%	$0.00	$0.00	$0.00
Management Fee		$258.75	5%	$194.06	$129.38	$64.69
Total Fees and Expenses		$377.13	7%	$282.85	$188.57	$94.28
Total Proceeds		$5,175.00	100%	$3,881.25	$2,587.50	$1,293.75

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

370 Markets LLC d/b/a Rares Markets is a Delaware series limited liability company formed on June 29, 2020. We have only conducted limited operations prior to the date of this Offering Circular and will not conduct any business activities except for activities relating to the Underlying Assets. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced. We are not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Manager.

Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with generally accepted accounting principles is based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our financial statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our consolidated financial statements.

Investment in Collectibles

Our collectible Underlying Assets are recorded at cost. The cost includes the purchase price, including any deposits for the collectibles funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the collectibles incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

We treat the collectibles as long-lived assets and are subject to an annual test for impairment but are not depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

As of June 30, 2021, we have determined that none of our collectibles are impaired.

Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of June 30, 2021.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to our members. Therefore, no provision for income tax has been recorded in the financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.  The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances, and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may, in the future become subject to federal, state, and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Operating Results

Revenues

Revenues are generated at the Series level and are expected to be derived from the sale of each underlying asset in the associated Series. As of June 30, 2021 neither the Company nor any Series of the Company has generated any revenues. We have no definitive plans for generating revenue with any Underlying Asset.

Operating Expenses

The operating expenses incurred prior to the Closing of an offering related to any Underlying Asset is being paid by 370 Markets LLC. After acquiring an Underlying Asset, each Series will be responsible for its own operating expenses, such as storage, insurance or maintenance.

For the six months ended June 30, 2021, we incurred $14,775 in operating expenses from our own operations. No expenses were incurred at the Series level. The following table summarizes the operating expenses by category:

Operating Expense	Six-Month Period Ended June 30, 2021	Six-Month Period Ended June 30, 2020
Advertising & Marketing	$4,000	$-
Management Fee	$9,549	$-
Bank Charges & Fees	$276	$-
Office Supplies & Software	$650	$-
Taxes & Licenses	$300	$-
TOTALS	$14,775	$-

Net Loss

As a result of the cumulative effect of the foregoing factors, we generated a net loss of $14,775 for the six months ended June 30, 2021.

Liquidity and Capital Resources

From inception, the Company has financed its business activities through capital contributions, and each Series has been supported by intercompany loans from our Manager. The loans are recorded as current liabilities and will be paid back out of the proceeds of successful offerings. As of June 30, 2021, the Company had cash or cash equivalents of $12,830.

Inter Company Loans

In connection with the acquisition of the Underlying Assets, our Manager has advanced funds to each of our Series in the form of a non-interest bearing promissory note, which will be repaid out of the proceeds of each Series Offering. The following table summarizes the balance of these notes outstanding by Series as of June 30, 2021 and December 31, 2020:

Series	Balance June 30, 2021	Balance December 31, 2020
Holy Grail	$9,750	$-
Silicon Valley	$12,000	$-
Hova Series	$14,000	$-
Speedboat	$6,769	$-
The GOATs	$20,038	$-
Unallocated	$201,724	$94,319
TOTALS	$264,281	$94,319

Series Subscriptions

As at June 30, 2021, we have recorded each investment offering as a subscription receivable. As of that date, our Series subscriptions were as follows:

Series	Balance June 30, 2021	Balance December 31, 2020
Holy Grail	$5,600	$-
Silicon Valley	$6,828	$-
Hova Series	$24,323	$-
Speedboat	$4,160	$-
The GOATs	$16,724	$-
Unallocated	$7,287
TOTALS

Plan of Operations

The Company plans to launch additional offerings of various Series in the next twelve months. The proceeds from any offerings closed during the next twelve months will be used to acquire additional collectible sneakers, which we anticipate will enable the Company to reduce operating expenses for each series.

SECURITIES BEING OFFERED

We are offering Shares in each of the Series of the Company, which represent limited liability company Shares in such Series of the Company. All of the Series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series.” The Shares of all Series described above may collectively be referred to herein as the “Shares,” or “our securities” and each, individually, as a “Share” and the offerings of the Shares may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.” See “Securities Being Offered” for additional information regarding the Shares. A purchaser of the Shares may be referred to herein as an “Investor” or “Shareholder.” There will be one or more separate closings (each, a “Closing”) with respect to each Offering.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

The Shares represent an investment solely in a particular Series and, thus, indirectly in the Underlying Asset owned by that Series. The Shares do not represent an investment in the Company or the Manager. We do not anticipate that any Series will own anything other than the Underlying Asset or Underlying Assets associated with such Series. We currently anticipate that the operations of the Company will include the formation of additional Series and the corresponding acquisition of additional Underlying Assets.

There is currently no public trading market for any of our Series Shares, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your interests.

PLAN OF DISTRIBUTION

We are offering, on a best efforts basis, Shares of each of the open Series of our Company in the “Series Offering Table” on page ii of this Offering Circular. The offering price for each Series of Shares was determined by our Manager.

The Company plans to market the Series Shares directly on a “best efforts” basis through the Rares Platform and by its Manager. The Offering Circular will be furnished to prospective investors in this Offering via download 24 hours a day, 7 days a week on the Rares Platform. Prospective investors may subscribe for the Shares in this Offering through the Rares Platform. In order to subscribe to purchase Shares, a prospective investor may electronically complete, sign and deliver to us an executed subscription agreement like the one filed as an exhibit to the Offering Statement, of which this Offering Circular is part, and provide funds for its subscription amount in accordance with the instructions provided therein.

We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Further, pursuant to Section 7 of our Subscription Agreement, the subscriptions are irrevocable by the investor.

After each closing, funds tendered by investors will be available to the Company for its use. At each closing of an Offering, 370 Legacy, Inc. or an affiliate will retain at least 2% of the Shares in each Series. Throughout the Offering, 370 Legacy, Inc. or an affiliate, has the right to purchase up to an additional 8% of the Shares of each Series being offered, capped at 10% in total of the Shares in each Series.

We will conduct separate closings with respect to each offering of Series Shares. The termination of an offering for a Series will occur on the earliest to occur of (i) the date subscriptions for the maximum number of Series Shares offered for a Series have been accepted or (ii) a date determined by our Manager in its sole discretion. The Company intends to create additional Series that may be added to this Offering only upon qualification of an amendment to the Offering Statement of which this Offering Circular forms a part. The offering of Series Shares pursuant to the Offering Statement shall terminate upon the earlier of (i) the date at which the maximum offering amount of all Series Shares has been sold, (ii) the date which is three years from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, or (iii) any date on which our Manager elects to terminate this Offering in its sole discretion.

The Company may, in its sole discretion, undertake one or more closings on a rolling basis, and intends to effect a close every 7 days. After each closing, funds tendered by investors will be available to the Company and the Company will issue the Series Shares to investors. An investor will become a member of the Company, including for tax purposes, and the Series Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a member. Not all investors will receive their Series Shares on the same date.

Broker-Dealer

Dalmore Group, LLC, (“Dalmore” or “Broker”) will manage the sale of the Shares as an executing broker pursuant to an agreement dated August 28, 2020 (the “Brokerage Agreement”) and serve as broker of record for the Company’s Regulation A offerings, process transactions by subscribers to the Offering and provide investor qualification services (e.g. Know Your Customer and Anti Money Laundering checks). Dalmore is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each state where the Offering and sale of each Series of Shares will occur, but will not act as a finder or underwriter in connection with this Offering. Dalmore will receive a Brokerage Fee but will not purchase any Shares.

The Brokerage Agreement remains in effect for a period of twelve (12) months from August 28, 2020 and will renew automatically for successive renewal terms of twelve (12) months each unless either the Company or Dalmore provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the term. If Company defaults in performing the obligations under the Brokerage Agreement, the Brokerage Agreement may be terminated (i) upon sixty (60) days written notice if Company fails to perform or observe any material term, covenant or condition to be performed or observed by it under the Brokerage Agreement and such failure continues to be unremedied, (ii) upon written notice, if any material representation or warranty made by Company proves to be incorrect at any time in any material respect, (iii) in order to comply with a legal requirement, if compliance cannot be timely achieved using commercially reasonable efforts, after providing as much notice as practicable, or (iv) upon thirty (30) days’ written notice if Company or Dalmore commences a voluntary proceeding seeking liquidation, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappeable order for relief, under any bankruptcy, insolvency or other similar law, or either party executes and delivers a general assignment for the benefit of its creditors. The description in this section of specific remedies will not exclude the availability of any other remedies. Any delay or failure by Company to exercise any right, power, remedy or privilege will not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege. No single, partial or other exercise of any such right, power, remedy or privilege will preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege. All terms of the Brokerage Agreement, which should reasonably survive termination, shall survive, including, without limitation, limitations of liability and indemnities, and the obligation to pay fees relating to services provided prior to termination.

Holding Account And Escrow Account

The holding account is a bank account within the Dwolla, Inc. Financial Services Payment infrastructure (an agent of the Veridian Credit Union, the “Holding Account”) specifically set up to hold funds paid by Investors into a Series pending the acceptance (by the Manager or Dalmore Group), and the closing of the Series for which the funds were paid. Each Series will generally be responsible for fees associated with the Holding Account for that Series, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below.

The escrow account is a bank account specifically set up to hold funds paid by Investors into a Series offered on a minimum-maximum basis pending the acceptance (by the Manager or Dalmore Group), and the closing of the Series after the minimum amount has been raised, for which the funds were paid. Each Series offered on a minimum-maximum basis will generally be responsible for fees associated with the escrow account for that Series, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below.

Fees and Expenses

Offering Expenses

Each Series of Shares will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the Shares associated with that Series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, holding account or escrow account, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses).

Acquisition Expenses

Each Series of Shares will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of each Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the asset seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Rares Platform (the “Acquisition Expenses”). The Acquisition Expenses will be payable from the proceeds of each offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company in connection with this Offering, Dalmore will receive a fee equal to 1% of the amount raised through this Offering (the “Brokerage Fee”). Each Series of Shares will be responsible for paying its own Brokerage Fee to Dalmore in connection with the sale of Shares in such Series. The Brokerage Fee will be payable immediately upon the closing of each offering from the proceeds of such offering.

Management Fee

Each Series will pay the Manager an annual fee of 5% of the post offering value of the Underlying Asset(s) as compensation for identifying and managing the acquisition of the Underlying Assets, and for managing the Series.

Transfer Agent

The Company has not engaged a transfer agent.

Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

How To Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase each of the Series’ Shares. Any potential Investor wishing to acquire Shares must:

1. Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in the Shares is suitable for you.

2. Review the Subscription Agreement and sign the completed Subscription Agreement (which may be signed using electronic signature). Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3. Once the completed Subscription Agreement is signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the Shares you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into a holding account or escrow account for the series. The holding account or escrow account will hold such subscription monies until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Shares. Should the minimum not be raised in a Series offered on a minimum-maximum basis before the termination date for said series, investor funds shall be promptly returned to each investor.

4. The Manager and Dalmore will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or Dalmore will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the Offering at any time prior to Closing.

5. Once the review is complete, the Manager will inform you whether or not your application to subscribe for Shares is approved or denied and if approved, the number of Shares you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first come, first served basis subject to the right to reject or reduce subscriptions.

6. If all or a part of your subscription is approved, then the number of Shares you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Shares, the subscription monies held by the Holding account or escrow account on your behalf will be transferred to the account of the Series as consideration for such Shares.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and the Amended and Restated Operating Agreement (the “Operating Agreement” – Exhibit 2.2). The Company, the Manager and Dalmore will rely on the information you provide in the Subscription Agreement, and any supplemental information you provide in order for the Manager and Dalmore to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the Shares, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process in a series offered on a best-efforts basis will be held in a non-interest bearing account (the “Holding Account”) and will not be commingled with the Series of Shares’ operating account, until if and when there is a Closing with respect to that Investor. When the Manager indicates that the Offering will close and the Investor’s subscription is to be accepted (either in whole or part), then the Holding Account shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. If the Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into the holding account by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Manager.

The subscription funds advanced by prospective Investors as part of the subscription process in a series offered on a minimum-maximum basis will be held in a non-interest bearing escrow account and will not be commingled with the Series of Shares’ operating account, until if and when there is a Closing with respect to that Investor after the minimum amount has been raised. When the Manager indicates that the Offering will close and the Investor’s subscription is to be accepted (either in whole or part), then the escrow shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. If the Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into the escrow account by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Sneaker Market Assessment

We believe the sneaker market to be on the cusp of global expansion. Over the last 5 years, we have seen a rise in the sneaker culture, from an underground and urban phenomenon to a more mainstream and growing market. This has to do, in part, with a growth in social media and access to various methods of sourcing and acquiring rare and vintage sneakers. Alongside the growth of various methods for collecting and acquisition, we have seen new online portals to buy and trade sneakers. This shift from a primarily in-person and auction-based asset sales channel to online disposition helps to magnify the market potential. Thus, we have seen a significant rise in the volume of transactions and associated businesses within the industry.

However, despite the shift to a more mainstream market, the sneaker industry has always had a strong connection to celebrities, endorsements, athletes and cultural icons. Most people attribute the sneaker culture to the Chuck Taylor Converse era, most prominently seen in basketball in the early 1900’s. In the early 1980’s, Nike and Air Jordan dominated the sneaker industry, and started the cultural phenomenon we recognize today. As an illustrative example, original pricing of the Air Jordan on release in 1985 was $65.00 retail. According to a CNN article published in August 2020, a pair of Nikes worn by Michael Jordan broke the record for the most expensive sneakers ever sold at auction at the time, fetching $615,000. Largely, the vintage sneaker market can be classified into three current eras (not taking into account specialty, game-work or highly collectible one-of-a-kind assets): “vintage sneakers (1980’s - 1995),” “hip-hop and urban (1995 - 2014)” and “hype drops (present).” We believe there are strong and growing markets for each era of sneaker, as well as the collectible one-of-a-kind market.

With the growth of this market, and the popular trends associated within, we believe the market to be consistent and strong. Market demographics range from individual collectors to enthusiasts. Furthermore, we believe the collectible sneaker market to be a global industry.

There are risks associated with collecting sneakers: most notably, with fraudulent or counterfeit sneakers. We believe this risk can be mitigated with a strong sourcing protocol, and adequately verifying the authenticity of sneakers through its provenance, ownership history and chain of custody verification. We believe dealing with reputable collectors will mitigate this risk substantially.

Depreciation

The Company treats sneakers as collectible, and therefore will not depreciate or amortize the Series’ going forward. The Company may depreciate or amortize any materials used in the maintenance of collectible sneakers going forward.

Multiple Series

The Manager has acquired multiple assets, which will be divided into various series’ (“The Collection”) based on their relevance and respective collector value. The Manager will convey title for each asset into the various Series prior to the Offering against a note payable back to the Manager for the cost.  In each Series, the Series will hold title to the assets listed in this Offering Circular prior to the Offering of any Shares to Investors.

DESCRIPTION OF SERIES ASSETS

The Manager has procured and will convey to the various Series described below, a collection of sneakers that we believe to have a broad and consistent market appeal. The appeal is backstopped by cultural value and increasing relevance in today’s sneaker and popular culture.

The Holy Grail Series

Specifications:
Series Name	Holy Grail Series
Brand	Nike	Number Produced	25
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Chicago (Red and Black)	Verified Authentic	Yes
Year	1985	Serial Number	860709ST-P
Condition	New
Released?	Sample

Summary Overview

●	The Manager has purchased, and will convey to the Holy Grail Series, a rare Air Jordan 1 Sample (at times described by the name “AJ 1 Black Sole”) shoe which shall be the Holy Grail Series asset.

●	1985 was the first year of the Air Jordan’s, and the shoe quickly became an icon of both fact and lore.

●	The Air Jordan 1 in the Holy Grail Series is in the coveted Chicago Colorway. This was the combination that was approved by NBA Commissioner David Stern for use on the court in 1985, after a battle with both Michael Jordan and Nike on the original design of the Air Jordan 1.

●	Making this shoe more special, this is a sample model with a black sole. There are an estimated 25 samples made after upgrades to the shoe made this model obsolete.

●	This shoe was purchased from avid shoe collector Ariana Peters and was one of two samples collected by her father. The other sample was sent back to Nike and resides in their archives as an iconic piece of Air Jordan’s legacy.

●	The sample shoe is a size 9 and has never been worn.

●	Based on inspection, and history of ownership, this shoe is in “New Condition” and does not come with a box or hangtag, as this was not for retail sale.

Ownership and Pricing History

This Sample Air Jordan was originally owned by collector Doug Peters, and subsequently by his daughters Ariana and Dakota Peters. There is no recorded original price for this sample shoe, as it was never intended for retail distribution. However, the original Air Jordan’s sold retail for $65.00, and have appreciated in value to collectors since then. There is not another comparable shoe on the market with a black sole and new, and the sample examples that do exist have not changed hands, unless privately in recent years.

Market Assessment - Holy Grail Series

We believe the “Grail” Nike Air Jordan 1, Black Sole is a particularly stable asset. We believe this rare sneaker represents an icon in the industry, and the beginning of the line for shoe collectors. In addition to re-releases of Air Jordan’s, the original 1985 sneakers, particularly new versions consistently appreciate well above their original retail value. Combine a stable cycle of demand and continuous low supply, collectors continue to invest in these iconic shoes.

Because this version has a sample, rare black sole, we believe the museum quality and rarity will command a consistent market demand for collectors and history enthusiasts alike. We believe the market to be global, as the collector market for Original Air Jordan variants continues to evolve. Similarly, this classic shoe appeals to sneaker enthusiasts, basketball fans and collectors.

The Speedboat Series

Specifications:
Series Name	Speedboat
Brand	Nike	Number Produced	Unknown
Model	Air Jordan 1 Low	Previous Owner	Peters Collection
Colorway	Metallic Blue and White	Verified Authentic	Yes
Year	1985	Serial Number	850709TY1
Condition	New
Released?	Original Release

Summary Overview

●	The Manager has purchased, and will convey to the Speedboat Series, a rare 1985 Air Jordan 1 Low in Metallic Blue and White which shall be the Speedboat Series asset.

●	The Air Jordan 1 Low was only made in two colorways and remains extremely low volume. This shoe was purchased from avid shoe collector Ariana Peters,

●	The sneaker is a size 11.5 and has never been worn.

●	Based on inspection, and history of ownership, this shoe is in “New Condition” and comes with a retail hangtag.

Ownership and Pricing History

The Speedboat Series was purchased from collector Ariana Peters and represents a fine example of an ultra-rare original Air Jordan Shoe. In 1985, the Air Jordan Low retailed for $65.00, but so few were made that original versions are ultra-rare and difficult to find. Original versions rarely sell on the secondary market, so pricing comparable are especially difficult.

Market Assessment - The Speedboat Series

As with the high-top version of the Original Air Jordans, the collectible market remains stable. We believe the market for the Speedboat Series to be especially strong given the rarity and desirability of this variant of shoe, and the low volume of original production.

The GOATS Series

Specifications:
Series Name	The GOATS
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	All White	Verified Authentic	Yes
Year	1985	Serial Number	850911ST-P
Condition	New
Released?	Yes	Size	9

Specifications:
Series Name	The GOATS
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Metallic Blue	Verified Authentic	Yes
Year	1985	Serial Number	851101ST-P
Condition	New
Released?	Yes	Size	10.5

Specifications:
Series Name	The GOATS
Brand	Nike	Number Produced	Unknown
Model	Friends & Family Air Force 1	Previous Owner	Peters Collection
Colorway	Blue Patent Leather	Verified Authentic	Yes
Year	2004	Serial Number	BMB615-M34-C1VF
Condition	New
Released?	No	Size	11

Specifications:
Series Name	The GOATS
Brand	Nike	Number Produced	Unknown
Model	Air Force 1 Player’s Edition	Previous Owner	Peters Collection
Colorway	Red	Verified Authentic	Yes
Year	2004	Serial Number	BMB507M8C1
Condition	New
Released?	Yes	Size	13

Summary Overview

●	The Manager has purchased, and will convey to the Goats Series, a group of shoes detailed below which shall be the Goats Series assets. “GOATS” stands for “Greatest of All Time.”

●	The GOAT Series consists of 4 pairs of shoes from arguably the 2 most popular, and prolific players in NBA history: Michael Jordan and Kobe Bryant.

●	The Michael Jordan shoes are classic, original 1985 Air Jordan 1s in two of the most popular and iconic colorways: All White and Metallic Blue. These are collector-grade shoes in new condition.

●	The Kobe Bryant examples are rare, Friends and Family edition Nike Air Force 1 in Blue Patent Leather and Red. These shoes were not widely available for retail sale and represent an exclusive and rare set of Nike custom shoes specifically made for Kobe Bryant and his closest friends to sport off the court. These Kobe examples originate from the time period where Kobe Bryant was “courting” a new sneaker deal, and Nike was in the running.

Ownership and Pricing History

The Nike Air Jordan 1s retailed in 1985 for $65.00, but quickly went on to appreciate in value on the secondary market. These pairs were in the possession of prominent collector Doug Peters and his daughters until purchased by 370 Markets, LLC.

The Nike Air Force 1s are similarly classic shoes, with perhaps a more important pedigree. The three pairs listed are special edition “Friends and Family” Air Force 1s in unique colorways. Since these shoes were not available for retail distribution, there is no retail price associated. These pairs were in possession of prominent collector Doug Peters and his daughters until purchased by 370 Markets, LLC.

Market Assessment - The GOATS

As with the Michael Jordan colorways, Kobe Bryant has become a legend since his passing in early 2020. Known as iconic on and off the court, his legacy continues to grow. We believe that the rarity and classic nature of these shoes produced specifically in the honor of Kobe Bryant, and their quality are stable and marketable assets. The “Players Edition” versions of these shoes continue to rise in value due to their rarity and collectability.

There has long been a debate over who the “Greatest of All Time” is, and it remains impossible to tell. Given the popularity of these two athletes, and the rarity of the original series’, we believe the market will continue to remain strong. We believe the market is global in nature, and appeals to a variety of enthusiasts, collectors and basketball fans.

The North Carolina Series

Specifications:
Series Name	North Carolina Series
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Dark Powder Blue	Verified Authentic	Yes
Year	1985	Serial Number	851202BY
Condition	New
Released?	Original Release	Size	8.5

Summary Overview

●	The Manager has purchased, and will convey to the North Carolina Series, a rare, 1985 Air Jordan 1 in the desirable Dark Powder Blue which shall be the North Carolina Series asset.

●	The Original Air Jordan was made in 13 Colorways, including the Dark Powder Blue Colorway commemorating Michael Jordan’s alma mater, University of North Carolina.

●	This shoe was purchased from avid shoe collector Doug Peters, and his daughters Ariana

●	The sneaker is a size 8.5 and has never been worn.

●	Based on inspection, and history of ownership, this shoe is in “New Condition”

Ownership and Pricing History

This Original Air Jordan 1 was originally owned by collector Doug Peters, and subsequently by his daughters Ariana and Dakota Peters. The original Air Jordan’s sold retail for $65.00 and have appreciated in value to collectors since then.

Market Assessment - The North Carolina Series

We believe the market for vintage and original Air Jordan 1s to be consistent and rising steadily. With the ongoing popularity of sneaker culture, and the increasing amount of trading occurring on the secondary market, we believe this market will only appreciate in value. The market is primarily focused on collectors, since the 30-year-old sneakers will not hold up to daily use. Thus, our collection remains desirable as an investible, and museum quality asset. The Nike Air Jordan brand continues to be the iconic collector sneaker and is a staple in any collection.

Furthermore, we believe the market to be global in nature, with collectors originating from every continent. Air Jordan is an iconic brand, as is the game of basketball, and has continued to grow in popularity with the game, and with the popular culture behind it. Often, you will see artists, musicians, celebrities and athletes “rocking” a pair of Air Jordan 1s. This popularity, and continued re-releases drives visibility and desirability of the original versions of these sneakers.

The Born & BRED Series

Specifications:
Series Name	Born & BRED
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Black & Red	Verified Authentic	Yes
Year	1985	Serial Number	850406TH
Condition	New
Released?	Yes	Size	10

Summary Overview

●	The Manager has purchased, and will convey to the Born & BRED Series, a rare, 1985 Air Jordan 1 in the famous “Black & Red” colorway which shall be the Born & BRED Series asset.

●	The Black & Red, or BRED colorway is the original “Banned” version of the Air Jordan, creating significant controversy and lore around the history of the shoe

●	BREDs are quite collectable and remain the most sought-after versions of Air Jordan 1s

●	This shoe was purchased from avid shoe collector Ariana Peters,

●	The sneaker is a size 10 and has never been worn.

●	Based on inspection, and history of ownership, this shoe is in “New Condition”

Ownership and Pricing History

This Original Air Jordan 1 was originally owned by collector Doug Peters, and subsequently by his daughters Ariana and Dakota Peters. The original Air Jordan’s sold retail for $65.00 and have appreciated in value to collectors since then.

History

The Black & Red Air Jordan colorway is the most storied shoe in the Air Jordan line. As the story goes, David Stern, then commissioner of the NBA sent a letter to Nike indicating that Michael Jordan was unable to compete in games with the shoes due to their uniform regulations. Despite the actual shoe in question being a Nike Air Ship in a similar design, the Air Jordan 1 became the most popular shoe on the market. This storyline has staying power and is retold often alongside the Black & Red colorway.

Market Assessment - BRED

We believe the market for vintage and original Air Jordan 1s to be consistent and rising steadily. With the ongoing popularity of sneaker culture, and the increasing amount of trading occurring on the secondary market, we believe this market will only appreciate in value. The market is primarily focused on collectors, since the 30-year-old sneakers will not hold up to daily use. Thus, our collection remains desirable as an investible, and museum quality asset. The Nike Air Jordan brand continues to be the iconic collector sneaker and is a staple in any collection.

Furthermore, we believe the market to be global in nature, with collectors originating from every continent. Air Jordan is an iconic brand, as is the game of basketball, and has continued to grow in popularity with the game, and with the popular culture behind it. Often, you will see artists, musicians, celebrities and athletes “rocking” a pair of Air Jordan 1s. This popularity, and continued re-releases drives visibility and desirability of the original versions of these sneakers

Silicon Valley Series

Specifications:
Series Name	Silicon Valley
Brand	Apple Sneakers Made exclusively for Apple employees	Number Produced	Unknown
Model	Custom	Previous Owner	Peters Collection
Colorway	White	Verified Authentic	Yes
Year	Early 1990’s	Serial Number	8100
Condition	Used
Released?	Yes, only for employees	Size	9.5

Summary Overview

●	The Manager has purchased, and will convey to the Silicon Valley Series, an extremely rare custom Apple branded sneaker made by Omega (at times described by the name “Silicon Valley”) which shall be the Silicon Valley Series asset.

●	The Apple sneakers have the rainbow apple logo, and Garamond script Apple on the side.

●	Although a few variants of this shoe have popped up in recent years, this appears to be a well-kept version with a more robust build quality than the early Reebok and Adidas versions.

●	The shoe was purchased from the Peters collection and guaranteed to be authentic.

●	The shoe is a men’s 9.5

●	Based on inspection, the shoe is slightly worn but in good condition.

Asset & Pricing Description

These sneakers are ultra-rare and were not originally available to the public. As such, early Apple paraphernalia has skyrocketed in popularity in recent years, and these shoes are a perfect example of an asset that is difficult to find.

Design & History

These sneakers represent the iconic feel and flavor of Steve Jobs and his designed culture experiments in the early 1990’s. These sneakers, made specifically for Apple employees, embody the full flair and passion of Silicon Valley. The design aesthetic is characteristic of the iconic corporation that now makes the iPad and MacBook.

The shoe is white leather with a gray insole. The classic Apple logo is stitched in red Garamond Script with a rainbow logo on the tongue. The original stitching remains intact with light wear. Overall, these sneakers remain in great condition.

Market Assessment

We believe the market for these sneakers is particularly stable. It is difficult to predict the pricing of these shoes, but based on the popularity of Apple collectibles, and the steady appreciation and increasing rarity, we believe these sneakers to retain their value.

The rarity of this example makes this series particularly intriguing for a wide variety of investors. From collectors to enthusiasts to Apple “gearheads,” this sneaker has broad appeal as an investment.

The HOVA Series

Specifications:
Series Name	Hova Series
Brand	Nike	Number Produced	2
Model	Air Force 1 Low	Previous Owner	Peters Collection
Colorway	All Black, Brazil, Suede	Verified Authentic	Yes
Year	2010	Serial Number	213843FT
Condition	Deadstock
Released?	Custom 1 of 2	size	12

Series Name	Hova Series
Brand	Nike	Number Produced	2
Model	Air Force 1 Low	Previous Owner	Peters Collection
Colorway	All Black, China, Patent Leather	Verified Authentic	Yes
Year	2010	Serial Number	213841FT
Condition	Deadstock
Released?	Custom 1 of 2	Size	12

Summary Overview

●	The Manager has purchased, and will convey to the Hova Series, 2 custom-made Nike Air Force 1s which shall be the Hova Series assets.

●	Both shoes were produced in 2010 to be auctioned for the benefit of the Shawn Carter Foundation (“Jay-Z”)

●	These are “1 of 2” shoes with a letter of authenticity indicating the special purpose of the pairs. They were designed to represent the countries participating in the World Basketball Festival in New York.

○	The Suede Shoes were designed with Brazil in mind

○	The Patent Leather shoes were designed with China in mind

○	Both Shoes are size 12

●	Shoes come with letter of authenticity, indicating the date of the auction and the benefit

●	Both pairs are deadstock, New with Box

Ownership and Pricing History

These shoes have a special history, being auctioned over eBay for the Shawn Carter Foundation, and subsequently acquired by the Peters family. The auction winning bid was undisclosed for either pair of sneakers.

History

The sneakers were designed in 5 variations, each representing 1 of the 5 countries participating in the World Basketball Festival. Asset 1 is suede leather and represents Brazil. Asset 2 is patent leather and represents China. The custom design, “All Black Everything” was an inspiration from a Jay-Z song.

Market Assessment - The Hova Series

We believe this asset to be a particularly rare example of a custom shoe designed by Jay-Z in concert with Nike. The rarity of this combination, and the year of the pairs provide a particularly compelling collectible asset. The limited release of this shoe ensures a stable marketplace, with a variety of collectors to display interest.

The Legacy Series

Specifications:
Series Name	Legacy
Brand	Nike	Number Produced	Unknown
Model	Air Ship	Previous Owner	Collector - Ariana Peters
Colorway	White and Blue	Verified Authentic	Yes
Year	1984	Serial Number	840406TY1
Condition	New
Released?	Yes	Size	9

Summary Overview

●	The Manager has purchased, and will convey to the Legacy Series, a rare, original Nike Air Ship which shall be the Legacy Series assets.

●	The 1984 Nike Air Ship was the unknown precursor shoe to the Air Jordan, and the actual version of the “Banned Air Jordan” that is famously thought to exist.

●	The Air Ship is the legacy basketball shoe that “started it all” for Air Jordan. He wore this variant in Black and Red during his rookie season.

●	This model is blue and white, and represents a rare, new version of the popular shoe. The shoe is original (not a re-release) version.

●	This shoe was purchased from avid shoe collector Ariana Peters.

●	Based on inspection, and history of ownership, this shoe is in “New Condition” and does not come with a box or hangtag, as this was not for retail sale.

Design History

The Nike Air Ship is the original shoe that Michael Jordan wore during the initial stages of his rookie season. While the details of the Original Air Jordan 1s were being finalized, Michael Jordan wore a red and white colorway of the Air Ship. As it turns out, the “banned Air Jordan’s” of lore were actually an early version of the black and red Air Ship basketball shoe.

The initial version of the Nike Air Ships was designed by famed shoe designer Bruce Kilgore, and rolled out in the early 1984 as the flagship Nike Basketball design. Similar to the Nike Air Force 1 that was released a few years earlier, the Air Ship was less flashy and more substance. In fact, it was close enough to the upcoming Air Jordan 1, that it was immediately overshadowed by its now more famous younger brother once it was released.

Nonetheless, the Nike Air Ship is becoming an important element of the early Nike basketball lineup, and collectors are quick to acquire originals as they become available.

Market Assessment

We believe this early version of a rare shoe, in concert with a strong storyline, makes the market for this shoe particularly strong. The connection with Michael Jordan and the original rarity have led to re-releases of the Nike Air Ship over recent years, but demand for the original versions remain strong for collectors. We believe the market to be stable and consistent for original, new versions of classic Air Ship sneakers.

Because this version represents a new, early version of a famous shoe, we believe this to be a great condition retro value.

Air Force 1 Series

Specifications:
Series Name	Air Force 1
Brand	Nike	Number Produced	Unknown
Model	Air Force 1, Player’s Edition	Previous Owner	Peters Collection
Colorway	White	Verified Authentic	Yes
Year	1982	Serial Number	820910THPS
Condition	Game Worn
Released?	No, Player’s Edition	Size	13.5

Summary Overview

●	The Manager has purchased, and will convey to the Legacy Series, an extremely rare, game-worn and signed pair of 1982 Nike Air Force 1 which shall be the Legacy Series assets.

●	Both shoes are signed by Calvin Natt, and authentic game-worn

●	The Air Force 1 was “Air in a box,” as portrayed originally by Nike on launch.

●	The shoe was purchased from the Peters collection and guaranteed to be authentic.

●	The shoe is size 13.5

Asset & Pricing Description

These sneakers are a piece of history. Purchased from the Peter’s Collection, these shoes are game worn by one of the “Original Six,” Calvin Natt, and signed. Calvin Natt was on the Portland Trailblazers at the time. As they are game worn, they are not in new condition, but still in good condition.

Design & History

The original Air Force 1s were the “basketball shoes before Air Jordans,” and sparked a craze all over the country. The AF1s were one of Nike’s first entrances to the basketball market and took their inspiration from the Nike Approach hiking boot. In concert with an innovative outsole, the shoes were instant classics with great looks and fantastic performance.

They were designed by Nike legend Bruce Kilgore and sparked the interest (and career) of future design legend Tinker Hatfield (known for his Air Jordan designs).

When officially launched, Nike signed 6 NBA players to endorsement deals. They are known as the “Original Six.” They were Michael Cooper, Moses Malone, Calvin Natt, Jamaal Wilkes, Bobby Jones and Mychal Thompson. Arguably, these endorsements paved the way for Nike’s lasting legacy through their deal with Michael Jordan.

Although the originals were discontinued in 1984, they returned with vigor in 1986 and have been around in various colorways, lows, mids and highs since.

Market Assessment

The desirability for the Air Force 1s has been especially stable for decades. The retro versions of these shoes are highly desirable and continue to be hot sellers. The original versions of this shoe are difficult to find and command sky high prices.

Because these shoes are particularly unique, having been game-worn and signed, we believe they hold a special market value.

We believe the market for vintage Air Force 1s to be stable. Because of the unique nature, they are difficult to price, and we expect the shoes to continue to appreciate in value.

Mamba Series

Specifications:
Series Name	Mamba
Brand	Nike	Number Produced	Unknown
Model	Air Force 1, Players Edition	Previous Owner	Peters Collection
Colorway	Grey and White	Verified Authentic	Yes
Year	2004	Serial Number	BMB615-M32-C1
Condition	Deadstock on Ice
Released?	Produced for Players Only	Size	14

Summary Overview

●	The Manager has purchased, and will convey to the Mamba Series, an extremely rare Nike Air Force 1 Players edition sample for Kobe Bryant which shall be the Mamba Series asset.

●	Nike produces shoes for players called “players editions” and are often in hard-to-find or unavailable color schemes. In this case, Nike was “courting” Kobe Bryant as a Nike athlete, and made several versions of Air Force 1s for Kobe and his closest friends. This is a pristine example.

●	The shoe was purchased from the Peters collection and guaranteed to be authentic.

●	The shoe is a men’s 14

●	The shoes are in “Deadstock on Ice” condition, meaning never worn, with original box and papers

Asset & Pricing Description

These sneakers are ultra-rare. In 2002 and 2003, Nike was courting Kobe Bryant during “free agency” and produced a number of ultra-rare versions of the Air Force 1. Typically, there are thought to be 8 colorways that exist. However, this grey and white version is not typically included. Nike is known to produce exclusive colorways for players to wear off the court, and Kobe is no exception. Bryant was exceptionally fond of the Air Force 1 low silhouette, and frequently wore various colorways.

These shoes are size 14, and in deadstock condition. Rarely do such shoes come along, especially in the players edition and exclusive colorways.

Design & History

Kobe Bryant is one of the most beloved basketball players of all time and made the already popular Air Force 1 shoes even more desirable. These players edition shoes have increased in popularity and sparked a number of special editions in the days leading up to his death, and afterwards.

Market Assessment

We believe the market for these sneakers is particularly stable. Since Bryant’s untimely death, interest in assets connected to the famous basketball player are expected to continue to increase in value.

Grammy Series

Specifications:
Series Name	Grammy	Gentrify Category	Grail
Brand	Nike	Number Produced	1
Model	Air Yeezy Sample	Previous Owner	Ryan Chang
Colorway	Black with White Outsole	Verified Authentic	Sotheby’s, Suede One and Tiffany Beers
Year	December 2007	Size	12
Condition	Lightly Worn
Released?	Sample

The following was published by Sotheby’s regarding the underlying asset in Series Grammy at https://www.sothebys.com/en/digital-catalogues/kanye-west-grammy-worn-nike-air-yeezy-sample.

On the evening of February 10, 2008, Kanye West sent waves through the sneaker world. During his memorable and emotional performance of Hey Mama and Stronger, at the 50th Annual Grammy Awards, Kanye donned a pair of sneakers that even top afficionados could not identify. It was a mystery, and the only clue was a Swoosh.

For over a year, rumors were quietly stirring that maybe a Kanye sneaker was coming. Nike knew the Grammys was the right time to introduce their top-secret project, and in one of the most brilliant reveals in sneaker history, Nike and Kanye teased the hype on which the Air Yeezy 1 would deliver. The sneaker world went off in a frenzy, as blogs and social media lit up across a community eager to know everything about the shoe that was unlike any they had seen before. The Nike Yeezy Empire had officially been born.

It was a critical moment for Kanye’s career, in both music and fashion. In addition to giving one of the most memorable performances ever at the Grammys and winning in 4 categories (including Best Rap Album), the 50th Annual Grammy Awards is considered to be one of the most important moments in the history of footwear, becoming a pillar in the advent of modern sneaker culture. Today the multibillion-dollar Yeezy brand is one of two industry titans, having earned its place alongside the Jordan brand.

These are the sneakers Kanye West wore the night the Yeezy was introduced to the world and redefined what a signature shoe could be. It was an entirely new silhouette, created for an artist rather than an athlete. Though Kanye West has partnered with adidas since 2013, the Nike Air Yeezy I and Air Yeezy II are still some of the most coveted sneakers by collectors and are foundational to the development of the Yeezy brand as we know it today. The Grammy Air Yeezy samples were built in Nike’s lab, known as the ‘Innovation Kitchen’ at the company’s headquarters near Beaverton, Oregon. Creative Director Mark Smith kept the project so under wrap, that he released the shoes to Kanye for the Grammys with the condition that they would be returned right after, via overnight delivery. The shoe is made of soft black leather with perforated detailing throughout the upper and the heel overlay is branded with a tonal Swoosh. The design features the iconic Yeezy forefoot strap and signature ‘Y’ medallion lacelocks in bright pink (which were not worn by Kanye during his performance). A custom lasered wooden box is included, which features a design and etching by the Yeezy 1 creator, Mark Smith.

Private Purchase Agreement

●	As of April 18, 2021, 370 Markets, LLC has signed a Private Purchase Agreement with the seller, using Sotheby’s as a qualified intermediary.

●	370 Markets, LLC has placed a refundable $50,000.00 deposit, with agreement to pay within 180 days of the signed contract. There is no accruing interest or other terms in this agreement.

Summary Overview

●	The iconic, first sample pair of Nike Air Yeezy were designed in secrecy in the Nike Innovation Lab, known as the “Innovation Kitchen.”

●	The shoes were designed by Mark Smith and come with a hand-etched shoe case designed by Mark Smith himself.

●	Kanye West wore the prototype sample on stage for his performance, and promptly returned the sneakers to Nike.

●	The sneakers are size 12

●	The sneakers have been touring worldwide, most recently in the hands of Sotheby’s in Hong Kong. They are in storage in the Sotheby’s locker in New York City.

Ownership and Pricing History

Directly after the 2008 Kanye West Grammy performance, the sneakers were returned to Nike Headquarters to prepare for the Doernbecher Children’s Hospital Auction on eBay, where they were auctioned to raise money for charity. The sneakers were most recently owned by premier collector Ryan Chang, curator of @Applied.Arts.NYC.

Upon listing, the sneakers have been authenticated through two methods: (1) the digital authenticator Suede One has conducted and AI-assisted validation of the sneakers and (2) a member of the Nike Development team has verified the sneakers using the tag and history of the asset.

Market Assessment – Grammy Series

This is the shoe that accelerated the Billion-dollar Yeezy franchise. First for Nike, and now for Adidas. We believe this sample, Grammy-worn shoe to be category defining, and record breaking for the sneaker industry. This sneaker also made artist brands and collaborations mainstream, changing the sneaker industry forever. This shoe consistently ranks among the world’s most rare and desirable sneakers.

We believe the market for collectible, 1-of-a-kind, sample sneakers to be consistent and rising steadily. Price barriers continue to break for these cultural icons as the industry continues to mature. We contend that the market will appreciate in value, both in the short and long term as classic sneakers evolve into artwork.

The sneaker industry is global in nature, with collectors originating from every content. The Grammy series, due to the popularity of the Yeezy franchise, and Kanye West’s music, has specific global appeal.

Series OFF WHITE The Ten

Specifications:

Series Name	OFF WHITE The Ten
Brand	Nike x OFF WHITE	Number Produced	Unknown
Model	Zoom Fly	Previous Owner	Sole Steals, Inc.
Colorway	White/White-Muslin	Verified Authentic	Yes
Year	2017	Serial Number	AJ4588-100
Condition	Near Mint	Size	14
Released?	Yes

Series Name	OFF WHITE The Ten
Brand	Nike x OFF WHITE	Number Produced	Unknown
Model	Blazer Mid	Previous Owner	Sole Steals, Inc.
Colorway	White/Black-Muslin	Verified Authentic	Yes
Year	2017	Serial Number	AA3832-100
Condition	Near Mint	Size	13
Released?	Yes

Series Name	OFF WHITE The Ten
Brand	Nike x OFF WHITE	Number Produced	Unknown
Model	Air Presto	Previous Owner	Sole Steals, Inc.
Colorway	Black/Black-Muslin	Verified Authentic	Yes
Year	2017	Serial Number	AA3830-001
Condition	Near Mint	Size	13
Released?	Yes

Series Name	OFF WHITE The Ten
Brand	Nike x OFF WHITE	Number Produced	Unknown
Model	Air Max 90	Previous Owner	Sole Steals, Inc.
Colorway	Sail/White-Muslin	Verified Authentic	Yes
Year	2017	Serial Number	AA7293-100
Condition	Excellent	Size	10.5
Released?	Yes

Series Name	OFF WHITE The Ten
Brand	Nike x OFF WHITE	Number Produced	Unknown
Model	Hyperdunk Flyknit	Previous Owner	Sole Steals, Inc.
Colorway	White/White-White	Verified Authentic	Yes
Year	2017	Serial Number	AJ4578-100
Condition	Excellent	Size	14
Released?	Yes

Series Name	OFF WHITE The Ten
Brand	Nike x OFF WHITE	Number Produced	Unknown
Model	Air Max 97	Previous Owner	Sole Steals, Inc.
Colorway	White/Cone-Ice Blue	Verified Authentic	Yes
Year	2017	Serial Number	AJ4585-100
Condition	Excellent	Size	13
Released?	Yes

Series Name	OFF WHITE The Ten
Brand	Nike x OFF WHITE	Number Produced	Unknown
Model	Air Force 1 Low	Previous Owner	Sole Steals, Inc.
Colorway	White/White-Sail	Verified Authentic	Yes
Year	2017	Serial Number	AO4606-100
Condition	Excellent	Size	11.5
Released?	Yes

Series Name	OFF WHITE The Ten
Brand	Nike x OFF WHITE	Number Produced	Unknown
Model	Air VaporMax	Previous Owner	Sole Steals, Inc.
Colorway	Black/White-Clear	Verified Authentic	Yes
Year	2017	Serial Number	AA3831-001
Condition	Near Mint	Size	12
Released?	Yes

Series Name	OFF WHITE The Ten
Brand	Converse x OFF WHITE	Number Produced	Unknown
Model	Chuck Taylor All-Star Vulcanized Hi	Previous Owner	Sole Steals, Inc.
Colorway	White/Cone-Ice Blue	Verified Authentic	Yes
Year	2018	Serial Number	162204C
Condition	Excellent	Size	9.5
Released?	Yes

Series Name	OFF WHITE The Ten
Brand	Jordan x OFF WHITE	Number Produced	Unknown
Model	Jordan 1 Retro High Chicago	Previous Owner	Sole Steals, Inc.
Colorway	White/Black-Varsity Red	Verified Authentic	Yes
Year	2017	Serial Number	AA3834-101
Condition	Near Mint	Size	13
Released?	Yes

Summary Overview

●	The Manager has purchased, and will convey to the OFF-WHITE The Ten series, a collection of 10 pairs of shoes by Nike, created in collaboration with famed fashion designer Virgil Abloh of the brand OFF-WHITE & Men’s Creative Director of Louis Vuitton, which shall be OFF-WHITE The Ten Series assets.

●	Released between 2017 and 2018, OFF-WHITE The Ten Series comprises the entirety of the late Abloh’s inaugural partnership with Nike; getting his unique deconstructed take on 10 of Nike’s most popular models from the past with new design details and in new colorways.

●	Due to their popularity and extremely limited release, the Ten Series remain some of Nike’s most sought after, collectable, and expensive sneakers, all the more so after Abloh’s untimely passing ultimately marked the end of this partnership.

●	The shoes were all purchased from Sole Steals Inc. and have been independently verified as authentic.

●	The shoes are different sizes ranging between a men’s 14 US and a men’s 9.5 US

●	Based on inspection, the shoes are all unworn, ranging from Mint to Excellent condition

Ownership and Pricing History

This Off-White The Ten collection was originally owned by collector and seller Sole Steals, Inc. The Converse Chuck Taylor All-Star Vulcanized Hi x OFF WHITE original retail price was $130. The Nike Air Presto x OFF WHITE original retail price was $160. The Nike Blazer Mid x OFF WHITE original retail price was $130. The Air Jordan 1 Retro High Chicago x OFF WHITE (sample) was a development prototype that never sold at retail, but its mass produced model original retail price was $190. The Nike Air Max 97 x OFF WHITE Nike Air Max 90 x OFF WHITE original retail price was $190. The Nike Zoom Fly x OFF WHITE original retail price was $170. The Nike React Hyperdunk Flyknit x OFF WHITE original retail price was $200. The Nike Air Force 1 Low x OFF WHITE original retail price was $170. The Nike Air Vapormax x OFF WHITE original retail price was $250. The entire collection had a combined original retail price of $1590. All of the sneakers in the collection have appreciated in value to collectors since then.

Market Assessment - OFF WHITE The Ten

We believe the market for the group of sneakers designated as OFF WHITE The Ten to be consistent in continuing its upward trajectory. Since their releases, the shoes in this collection have been something of a paragon for all subsequent sneaker brand collaborations, including further OFF WHITE x Nike partnerships. The value of this group has risen tremendously on the secondary market. The legacy of the Nike shoes, the novelty of their reinterpreted designs, and the popularity of Abloh himself, all leading to unprecedented demand. Although still worn by some in the celebrity tastemaker arena for extra flare, finding pristine pairs is becoming increasingly uncommon and the market is moving increasingly towards being primarily collector focused. The Ten collection is anchored by the Off White x Jordan 1 Retro High Chicago, which is not only the most popular and highly sought after pair of the original Ten, but the sneaker in our collection is a sample pair, which makes it even more valuable and unique.

Furthermore, we believe the market will continue in this way for the foreseeable future. With Abloh’s recent passing, and Nike’s announcement that it would no longer be releasing collaborations with OFF WHITE, the attention on these shoes has grown considerably and so too have the prices they are commanding. Five years on from their debut, these shoes exist within a commerce of sneakers they had a large hand in shaping themselves. To have any one of The Ten, let alone a complete collection, remains exceptionally desirable as both an investment and a museum quality asset. We believe the market to be global in nature, with collectors originating from every continent. The Off-White x Nike collaboration was groundbreaking, extremely limited and only continued to grow in popularity with Virgil Abloh’s rise to success and untimely death. This popularity, and continued Off-White releases from 2017 to present date drives the visibility and desirability of the original versions of these sneakers.

Series OVO Pack

Specifications:

Series Name	OVO Pack
Brand	Drake x Jordan	Number Produced	10
Model	Jordan 11 Retro	Previous Owner	Sole Steals, Inc.
Colorway	OVO Grey Snakeskin	Verified Authentic	Yes
Year	2016	Serial Number	HO16-MNJDLS 281-784342
Condition	Near Mint	Size	9.5
Released?	No

Series Name	OVO Pack
Brand	Drake x Jordan	Number Produced	Unknown
Model	Jordan 4 Retro	Previous Owner	Sole Steals, Inc.
Colorway	OVO Splatter	Verified Authentic	Yes
Year	2017	Serial Number	948763-784239
Condition	Near Mint	Size	13
Released?	No

Series Name	OVO Pack
Brand	Drake x Jordan	Number Produced	Unknown
Model	Jordan 8 Retro	Previous Owner	Sole Steals, Inc.
Colorway	Charles Oakley Raptors PE	Verified Authentic	Yes
Year	2015	Serial Number
Condition	Mint	Size	9
Released?	No

Series Name	OVO Pack
Brand	Drake x Jordan	Number Produced	Unknown
Model	Jordan 16 Retro	Previous Owner	Sole Steals, Inc.
Colorway	OVO	Verified Authentic	Yes
Year	2017	Serial Number
Condition	Mint	Size	11.5
Released?	No

Summary Overview

●	The Manager has purchased, and will convey to the OVO Pack Series, a collection of 4 pairs of shoes by the Air Jordan brand, created in collaboration with famed recording artist Drake’s label October’s Very Own, which will be the OVO Pack Series assets.

●	Produced between 2015-2017, the series comprises retro versions of the Air Jordan 4, 8, 11 and 16, in unique colorways with special OVO branding.

●	Made in very limited quantity only for distribution to Drake’s friends and family, and without any retail release to date, the shoes in this series are exceedingly rare and exceptionally valuable, scarcely seen by the public, much less owned by them.

●	The shoes were all purchased from Sole Steals Inc. and have been independently verified as authentic.

●	The shoes are different sizes ranging between a men’s 8 US and a men’s 9 US.

●	Based on inspection, the shoes are all unworn, ranging from Near Mint to Mint condition.

Ownership and Pricing History

This OVO Pack was originally owned by collector and seller Sole Steals, Inc. The Air Jordan 11 x OVO Sample Grey Snake Skin Drake “Friends & Family” was a special gift edition that never sold at retail, but its comparable mass produced model original retail price was $220. The Air Jordan 4 x Drake “Splatter” was a development prototype that never sold at retail, but its mass produced model original retail price was $190. The Air Jordan 8 x Drake “Oakley” Raptors PE was a special player’s edition made for Charles Oakley that never sold at retail, but its comparable mass produced model original retail price was $225. The Air Jordan 16 x Drake “OVO” was a special edition made for Drake that never sold at retail, but its comparable mass produced model original retail price was $275. All of the sneakers in the collection have appreciated in value to collectors since then.

Market Assessment - OVO Pack

We believe the demand for rare Jordan brand collaborations to engender some of the most valuable and collectable sneaker assets available today. This collection in particular, four retro Jordan silhouettes designed with recording artist Drake, mark some of the rarest examples ever produced. Each shoe was fabricated in unique colorways with Drake branding in extremely limited numbers. They were only made available to close friends & family of Drake without ever receiving an actual release. The rarity of each shoe alone is significant as collectors generally prioritize acquiring such items that the public was never given an opportunity to buy. But the Drake provenance also amplifies the value considerably. Even those Drake collaborations which did sell at retail generally go on to resell for many times the MSRP on the secondary market. Our expectation is that having an entire collection of friends & family Drake Jordan’s in unworn condition will only further appreciate as time goes on, making them both a compelling collectible asset and a desirable investment opportunity.

Series Air Yeezy 2 Collection

Specifications:

Series Name	Air Yeezy 2 Collection
Brand	Nike x Kanye West	Number Produced	5000
Model	Air Yeezy 2	Previous Owner	G. Sapp
Colorway	Red October	Verified Authentic	Yes
Year	2014	Serial Number	508214-660
Condition	Near Mint	Size	13
Released?	Yes

Series Name	Air Yeezy 2 Collection
Brand	Nike x Kanye West	Number Produced	5000
Model	Air Yeezy 2	Previous Owner	G. Sapp
Colorway	Pure Platinum	Verified Authentic	Yes
Year	2012	Serial Number	508214-010
Condition	Near Mint	Size	13
Released?	Yes

Series Name	Air Yeezy 2 Collection
Brand	Nike x Kanye West	Number Produced	5000
Model	Air Yeezy 2	Previous Owner	G. Sapp
Colorway	Solar Red	Verified Authentic	Yes
Year	2012	Serial Number	508214-006
Condition	Excellent	Size	13
Released?	Yes

Summary Overview

●	The Manager has purchased, and will convey to the Air Yeezy 2 Collection Series, a collection of 3 pairs of shoes by Nike, designed in collaboration with famed recording artist and fashion designer Kanye West, which will be the Air Yeezy 2 Collection Series assets.

●	Released between 2012-2014 in 3 colorways; Solar Red, Pure Platinum, and Red October, and piggybacking on the unprecedented popularity and collectability of the Air Yeezy 1, the Air Yeezy 2 marked West’s second and final collaboration with Nike on an original shoe silhouette.

●	Each of the three colorways was released in extremely limited quantities, especially the Red October, heightening the value and desirability exponentially, which has only continued to climb since then.

●	The shoes are on consignment to Rares from Gerome Sapp and have since been independently verified as authentic.

●	The shoes are all men’s size 13 US.

●	Based on inspection, the shoes are all unworn, ranging from Near Mint to Mint condition

Ownership and Pricing History

This Air Yeezy 2 Collection was purchased on consignment from its original owner and Manager’s CEO, Gerome Sapp. The Nike Air Yeezy 2 “Red October” original retail price was $250. The Nike Air Yeezy 2 “Solar Red” original retail price was $250. The Nike Air Yeezy 2 “Pure Platinum” original retail price was $250. The entire collection had a combined original retail price of $750. All of the sneakers in the collection have appreciated in value to collectors since then.

Market Assessment - Air Yeezy 2 Collection

This is the shoe that accelerated the Billion-dollar Yeezy franchise. First for Nike, and now for Adidas. We believe the sneakers in this collection to be three of the most highly sought after sneakers to release in the past 20 years. This sneaker also made artist brands and collaborations mainstream, changing the sneaker industry forever. These sneakers consistently rank among the world’s most rare and desirable sneakers.

Each sneaker, on its own, is of immense value to collectors and aficionados alike, but to have all three colorways of the original release makes the collection a more compelling and museum quality asset. Designed by Kanye West in collaboration with Nike, its top designers and innovators, each colorway in the Air Yeezy 2 Collection was limited to 5000 pairs and originally sold out within seconds. The rarity of this near mint condition set, the cultural impact of this collaboration with Kanye West, and the fact that these sneakers will never rerelease, ensures a stable marketplace, with a variety of collectors to display interest.

We believe that the market will appreciate in value, both in the short and long term as classic sneakers evolve into artwork. The sneaker industry is global in nature, with collectors originating from every content. The Air Yeezy 2 Collection, due to the popularity of the Yeezy franchise, and Kanye West’s music, has specific global appeal.

Series UNDFTD AJ4 Series

Specifications:

Series Name	UNDFTD AJ4
Brand	UNDFTD x Jordan	Number Produced	72
Model	Jordan 4 Retro	Previous Owner	Sole Steals, Inc.
Colorway	Green/ Clementine/ Black	Verified Authentic	Yes
Year	2018	Serial Number	912854 783979
Condition	Gem Mint	Size	13
Released?	No

Summary Overview

●	The Manager has purchased, and will convey to the UNDFTD AJ4 Series, a pair of Air Jordan 4 shoes, designed in collaboration with renowned Los Angeles sneaker boutique, UNDEFEATED INC., which will be the UNDFTD AJ4 Series asset.

●	Originally designed for limited release in 2005 with just 72 pairs produced, these shoes are a sample of a slightly altered second iteration from 2018 which subsequently never saw any release whatsoever.

●	These shoes are highly sought after by sneaker collectors and connoisseurs, not just for their extreme rarity and association with UNDEFEATED, but for the unique and unmistakable orange accented army green colorway of the much beloved Air Jordan 4 silhouette.

●	The shoes were all purchased from Tier Zero LLC / Sole Steals Inc. and have been independently verified as authentic.

●	The shoes are men’s size 13 US.

●	Based on inspection, the shoes are unworn and in perfect Gem Mint condition.

Ownership and Pricing History

This UNDFTD AJ4 was originally owned by collector and seller Sole Steals, Inc. The Air Jordan 4 Retro UNDFTD was only available through a charity auction, but comparable Air Jordan 4 Retro models retail for around $220. The sneaker has appreciated in value to collectors since then.

Market Assessment - UNDFTD AJ4 Series

We believe the UNDFTD AJ4 to be one of the most coveted collectible sneakers to have ever been made. Designed in collaboration with renowned Los Angeles sneaker boutique, UNDEFEATED INC., the sneaker was originally designed for limited release in 2005 with just 72 pairs produced. We believe this UNDFTD AJ4 to be rare and of collectible and museum value as it was a sample, developed for 2018 planned rerelease that never actually sold to the public. We believe this perfect Gem Mint UNDFTD AJ4 sample to be a stable asset with continuous increased value expected.

Series Nipsey AJ3

Specifications:

Series Name	Nipsey AJ3
Brand	Nipsey Hussle x Jordan	Number Produced	Unknown
Model	Jordan 3 Retro	Previous Owner	Sole Steals, Inc.
Colorway	Black Cement	Verified Authentic	Yes
Year	2018	Serial Number
Condition	Gem Mint	Size	8.5
Released?	No

Summary Overview

●	The Manager has purchased, and will convey to the Nipsey AJ3 Series, a sample pair of Air Jordan 3 shoes, designed in collaboration with late Los Angeles rapper Nipsey Hussle, which will be the Nipsey AJ3 Series asset.

●	Created to commemorate the release of Nipsey’s debut studio album, “Victory Lap”, these shoes were never released and only a small number of pairs are believed to exist.

●	The shoes are a Jordan 3 retro silhouette and largely resemble the Black Cement colorway except for unique details like “VL” branding on the medial ankle and on the icy blue translucent outsole.

●	The shoes were all purchased from Tier Zero LLC / Sole Steals Inc. and have been independently verified as authentic.

●	The shoes are a men’s size 8.5 US.

●	Based on inspection, the shoes are unworn and in perfect Gem Mint condition.

Ownership and Pricing History

This Nipsey AJ3 was originally owned by collector and seller Sole Steals, Inc. The Air Jordan 3 Retro Victory Lap was a special edition made for late rapper Nipsey Hustle that never sold at retail, but a comparable mass produced Air Jordan 3 Retro model original retail price is $220. The sneaker has appreciated in value to collectors since then.

Market Assessment - Nipsey AJ3 Series

West Coast rapper Nipsey Hussle, who was murdered in March 2019, released his debut studio album, Victory Lap on February 16, 2018. To commemorate the achievement, Jordan Brand designed a special Air Jordan 3 Sample for Nipsey.

Seen above, the Air Jordan 3 Victory Lap Sample is essentially identical to the OG Black Cement colorway with a few added details like “VL” branding on the medial ankle and on the icy blue translucent outsole. Only a very small number of pairs of this sneaker are believed to exist, making it a particularly stable asset. Since Nipsey’s untimely death, interest in assets connected to the famous rapper and cultural icon are expected to continue to increase in value.

Series Usher Gold Pack

Specifications:

Series Name	Usher Gold Pack
Brand	Usher x Jordan	Number Produced	10
Model	Jordan 3 Retro	Previous Owner	Sole Steals, Inc.
Colorway	Gold	Verified Authentic	Yes
Year	2014	Serial Number
Condition	Excellent	Size	7
Released?	No

Series Name	Usher Gold Pack
Brand	Usher x Jordan	Number Produced	8
Model	Jordan 9 Retro	Previous Owner	Sole Steals, Inc.
Colorway	Gold	Verified Authentic	Yes
Year	2014	Serial Number
Condition	Excellent	Size	7
Released?	No

Series Name	Usher Gold Pack
Brand	Usher x Jordan	Number Produced	8
Model	Jordan 11 Retro	Previous Owner	Sole Steals, Inc.
Colorway	Gold	Verified Authentic	Yes
Year	2014	Serial Number
Condition	Near Mint	Size	7
Released?	No

Summary Overview

●	The manger has purchased, and will convey to the Usher Gold Pack Series, a set of three pairs of Air Jordan sneakers, designed in collaboration with recording artist Usher, which will be the Usher Gold Pack Series assets.

●	The shoes are the Air Jordan 3, 9 and 11 retro silhouettes in an entirely unique shiny all-gold colorway and 3 star branding on the tongue.

●	These shoes are exceptionally rare and have scarcely been seen worn outside the context of Usher’s personal use and media appearances.

●	The shoes were all purchased from Tier Zero LLC / Sole Steals Inc. and have been independently verified as authentic.

●	The shoes are all a men’s size 7 US.

●	Based on inspection, the shoes are all unworn, ranging from Excellent to Near Mint condition.

Ownership and Pricing History - Usher Gold Pack Series

This Usher Gold Pack was originally owned by collector and seller Sole Steals, Inc. The Air Jordan 3 x Usher Gold Chrome was a special edition made for pop star Usher Raymond that never sold at retail, but a comparable mass produced Air Jordan 3 Retro model original retail price is $220. The Air Jordan 9 x Usher Gold Chrome was a special edition made for pop star Usher Raymond that never sold at retail, but a comparable mass produced Air Jordan 9 Retro model original retail price is $190. The Air Jordan 11 x Usher Gold Chrome was a special edition made for pop star Usher Raymond that never sold at retail, but a comparable mass produced Air Jordan 11 Retro model original retail price is $220. The sneakers have appreciated in value to collectors since then.

Market Assessment

We believe these assets to embody the more rarefied class of Air Jordan sneakers known to have been officially produced. Made in extremely low quantities for the exclusive personal use of pop star Usher, these pairs of sneakers were fabricated in a solid gold colorway not otherwise seen or made available to the public. The provenance of their association with Usher aside, Jordan 3’s, 9’s and 11’s are highly collectable and desired Jordan retro silhouettes in their own right, the market for which is only then amplified by their uniqueness and scarcity. We expect the market for these shoes to steadily appreciate, consistent with both the ever increasing popularity of the Jordan brand and the growing ubiquity of rare sneakers on the secondary market. Desirable as both an investment and a museum quality asset.

Series Eminem AJ4

Specifications:

Series Name	Eminem AJ4
Brand	Eminem x Carhartt x Jordan	Number Produced	333
Model	Jordan 4 Retro	Previous Owner	Sole Steals, Inc.
Colorway	Black/White/Chrome	Verified Authentic	Yes
Year	2015	Serial Number	SP15-MNJDLS-879/582314
Condition	Near Mint	Size	7.5
Released?	No

Summary Overview

●	The Manager has purchased, and will convey to the Eminem AJ4 Series, a pair of Air Jordan 4 sneakers, designed in collaboration with famed Detroit Rapper Eminem, which will be the Eminem AJ4 Series asset.

●	The shoes feature an all-black colorway, fabricated in twill from popular Detroit workwear brand Carhartt, with additional silver accents, and Eminem branding on the tongue and heel.

●	Made exclusively for friends and family of Eminem, 333 pairs are believed to exist, only 10 of which were initially made available to the public via eBay auction.

●	The shoes were all purchased from Tier Zero LLC / Sole Steals Inc. and have been independently verified as authentic.

●	The shoes are a men’s size 7.5 US.

●	Based on inspection, the shoes are unworn and in Mint condition.

Ownership and Pricing History

This Eminem AJ4 was originally owned by collector and seller Sole Steals, Inc. The Air Jordan 4 Retro Eminem x Carhartt was a special edition originally gifted to rapper Eminem for his friends and family that never sold at retail, but a comparable mass produced Air Jordan 4 Retro model original retail price is $220. The sneakers have appreciated in value to collectors since then.

Market Assessment - Eminem AJ4 Series

The Air Jordan IV, one of the most popular models of Air Jordans was created by famed Nike designer Tinker Hatfield. It was the second Air Jordan model that Tinker designed and the second one to feature visible Air. The Air Jordan IV originally came out in 1989 with 4 colors: white and cement grey, white black and red, off-white and military blue, and black and red (Bred). Because of its popularity the Air Jordan IV has seen many innovative collaborations throughout its history.

In 2015, rapper Eminem and iconic workwear brand Carhartt teamed up with the Jordan brand to create the exclusive Eminem x Carhartt x Air Jordan IV ‘Black Chrome’. Originally gifted to the rapper’s friends and family, and additional ten pairs were created to sell at an eBay Auction to benefit the Marshall Mathers Foundation. The auction ultimately raised $227,000, and supported Michigan State University’s Community Music School’s efforts to provide enrollment to local students.

The upper is made out of Carhartt canvas, and other features include graphics from Eminem and Shady Records, including Eminem’s trademark hockey mask and backwards “E” logo on the heel.

Series Kobe AJ Pack

Specifications:

Series Name	Kobe AJ Pack
Brand	Kobe Bryant x Jordan	Number Produced	Unknown
Model	Jordan 3 Retro PE	Previous Owner	Sole Steals, Inc.
Colorway	White/Multi-Color	Verified Authentic	Yes
Year	2016	Serial Number	869802-907
Condition	Very Good	Size	7
Released?	No

Series Name	Kobe AJ Pack
Brand	Kobe Bryant x Jordan	Number Produced	Unknown
Model	Jordan 8 Retro PE	Previous Owner	Sole Steals, Inc.
Colorway	White/Multi-Color	Verified Authentic	Yes
Year	2016	Serial Number	869802-907
Condition	Very Good	Size	7
Released?	No

Summary Overview

●	The Manager has purchased, and will convey to the Air Jordan Kobe Pack Series, two pairs of Air Jordan retro sneakers, fabricated in special LA Lakers inspired colorways to commemorate the career of Kobe Bryant, which will be the Air Jordan Kobe Pack Series assets.

●	This limited retro release of the Air Jordan 3’s and 8’s PE was distributed exclusively to friends and family in a special large format box containing both pairs and featuring Kobe Bryant branding.

●	Both models of Air Jordan were worn in game by Kobe during his 2002-03 season, after his contract with Adidas had expired and he was considered something of a footwear free agent.

●	The shoes were all purchased from Tier Zero LLC / Sole Steals Inc. and have been independently verified as authentic.

●	The shoes are both a men’s size 7 US.

●	Based on inspection, the shoes are both unworn and in Very Good condition.

Ownership and Pricing History

This Kobe AJ Pack was originally owned by collector and seller Sole Steals, Inc. The Air Jordan 3 x Kobe and Air Jordan 8 x Kobe was a special edition originally gifted to late basketball phenom Kobe Bryant for his friends and family that never sold at retail, but a comparable mass produced Air Jordan 3 Retro model original retail price is $220 and a comparable mass produced Air Jordan 8 Retro model original retail price is $220. The sneakers have appreciated in value to collectors since then.

Market Assessment - Kobe Air Jordan Series

We believe the market for all things Kobe Bryant to be as hot and desirable as it ever was. Notwithstanding a Kobe Bryant partnership with the Air Jordan brand on an exceptionally rare release of two of Jordan brands most popular and beloved models, the 3 & 8 respectively. Made in exclusive LA Lakers colorways and released as a Player Edition set only to friends and family of Kobe, these shoes check almost every box that defines collectability and desirability within sneaker culture.

We believe the market for these sneakers is particularly stable. Retro model Jordan shoes, especially those in exclusive and rare colorways often set the pace for sneaker market successes. And since Bryant’s untimely death, interest in assets connected to him have risen considerably in value, and are expected to continue to rise. Thus, given the inherent scarcity of their release, compounded by the legendary status of Kobe & the dominance of the Jordan brand, we believe these sneakers have tremendous upside potential.

Series DJ AM Collection

Specifications:

Series Name	DJ AM Collection
Brand	Nike	Number Produced	1
Model	Custom iD Dunk High	Previous Owner	Sotheby’s
Colorway	Multi	Verified Authentic	Yes
Year	Ca. 2000s	Serial Number
Condition	Gem Mint	Size	12
Released?	No

Series Name	DJ AM Collection
Brand	Nike	Number Produced	Unknown
Model	Dunk Low Danny Supa	Previous Owner	Sotheby’s
Colorway	Safety Orange/Hyper Blue-White	Verified Authentic	Yes
Year	2002	Serial Number	304292-841
Condition	Good	Size	12
Released?	Yes

Series Name	DJ AM Collection
Brand	Jordan	Number Produced	Unknown
Model	Jordan 1 Retro High Chicago	Previous Owner	Sotheby’s
Colorway	White/Black-Red	Verified Authentic	Yes
Year	1994	Serial Number	130207-101
Condition	Good	Size	11.5
Released?	Yes

Series Name	DJ AM Collection
Brand	Nike	Number Produced	Unknown
Model	Air Force II High 76ers	Previous Owner	Sotheby’s
Colorway	White/Royal Blue - Varsity Red	Verified Authentic	Yes
Year	2002	Serial Number	624006-142
Condition	Fair	Size	12
Released?	Yes

Series Name	DJ AM Collection
Brand	Nike	Number Produced	Unknown
Model	Dunk Low Pro	Previous Owner	Sotheby’s
Colorway	Varsity Red/Midnight Navy	Verified Authentic	Yes
Year	1999	Serial Number	446242-601
Condition	Very Good	Size	11
Released?	Yes

Series Name	DJ AM Collection
Brand	Jordan	Number Produced	Unknown
Model	Wings Logo Tee	Previous Owner	Sotheby’s
Colorway	Grey/Red	Verified Authentic	Yes
Year	1985	Serial Number
Condition	Very Good	Size	Medium
Released?	Yes

Summary Overview

●	The Manager has purchased, and will convey to The DJ AM Collection Series, five pairs of shoes and one t-shirt worn by, and from the personal collection of late famed DJ, and noted sneaker connoisseur, DJ AM, which will be The DJ AM Collection series assets.

●	The collection includes a number of rare and collectable sneakers in and of themselves including, a Danny Supa colorway of the Nike SB Dunk Low from its inaugural year of 2002: an Air Jordan 1 High in the Chicago colorway from the first time it was released as retro in 2014, an Air Jordan wings logo t-shirt from 1985, and a Custom iD Dunk Low designed by DJ AM and fabricated to his specifications.

●	The DJ AM provenance is a vaunted and respected legacy in both the music and sneaker communities, one which serves to bolster the prestige, collectability and rarity of these items many fold beyond their inherent value as desired commodities.

●	The items were all purchased from Sotheby’s and have been independently verified as authentic.

●	The shoes range from men’s size 11 to 12 US and the T-Shirt is men’s size Large.

●	Based on inspection, the items range in condition from Fair to Very Good to Gem Mint, depending on the respective degree to which they were worn by DJ AM.

Ownership and Pricing History

This DJ AM Collection was acquired by the Manager from Sotheby’s Auction House. The Collection was all previously owned by the late DJ Adam Goldstein (AM). The Nike Custom iD Dunk High DJ AM was a custom sneaker designed by DJ AM that never sold at retail, but a comparable mass produced Nike Dunk High model original retail price is $80. The Nike Dunk Low Danny Supa original retail price was $60. The Air Jordan 1 Retro Chicago original retail price was $80. The Nike Air Force II High ’76ers Retro original retail price was $65. The Nike Dunk Low Pro “Midnight Navy Varsity Red” original retail price was $60. The Air Jordan Wings T-shirt OG original retail price was about $25. The sneakers and t-shirt have appreciated in value to collectors since then.

Market Assessment - The DJ AM Collection

Adam Goldstein (DJ AM) was a ’sneakerhead’ long before the term became mainstream. He was known for both his DJ skills and premier sneaker collection that he started in 1990 and amassed close to 900 pairs before his passing in 2009. His sister auctioned off each pair of his collection, one at a time.

The Dunk Hi sneakers are one-of-a-kind, entirely customized by DJ AM through the Nike iD program. Nike iD was a platform created in the early 2000s that provided customization options on select sneaker models. DJ AM designed this Dunk Hi in silver and white paisley patterned fabric with blue leather overlay and red Swoosh, lining, misdsole, and tongue label. The lateral side heels are personalized with ‘DJ AM’ and a heart motif.

Series AF1 Music Box

Specifications:

Series Name	AF1 Music Box
Brand	DJ Clark Kent x Nike	Number Produced	25
Model	Air Force 1 Low Video Music Box	Previous Owner	Peters Collection
Colorway	Black/Silver	Verified Authentic	Yes
Year	2008	Serial Number	318931-002
Condition	Gem Mint	Size	12.5
Released?	No

Summary Overview

●	The Manager has purchased, and will convey to the AF1 Music Box Series, a pair of Nike Air Force 1 Low sneakers, designed in collaboration with record producer DJ Clark Kent to celebrate the 25th anniversary of Video Music Box, a groundbreaking television program that broadcast hip-hop music videos in the early 1980s, which will be AF1 Music Box Series asset.

●	Made in 2008, these shoes are exceptionally rare with only 25 pairs known to have been produced worldwide, distinguishing them as something of a holy grail piece for both sneaker collectors and rap music aficionados alike.

●	The striking design has been fabricated in all-black suede, full-grain, and patent leathers, accented with a metallic silver swoosh, and embossed with tonal black Video Music Box branding around the heel and on the midsole.

●	The shoes were purchased from Chicks with Kicks and have been independently verified as authentic.

●	The shoes are a men’s size 12.5 US.

●	Based on inspection, the shoes are unworn and in perfect Gem Mint condition.

Ownership and Pricing History

This AF1 Music Box was originally owned by collector Doug Peters, and subsequently purchased from his daughters Ariana and Dakota Peters. The AF1 Music Box was a special edition designed by DJ Clark Kent and limited to only 25 pairs, but a comparable mass produced AF1 model original retail price is $90. The sneakers have appreciated in value to collectors since then.

Market Assessment - AF1 Music Box Series

We believe the market for the Air Force 1 Video Music Box edition to be consistent with a high likelihood for continued and steady appreciation. Debuting in 1982 and subsequently becoming the first shoe Nike ever re-released as a retro by popular demand, the Air Force 1 has remained one of Nike’s most enduringly popular shoe silhouettes. The market for the Video Music Box edition is foundationally sustained by this collectability and interest in the Air Force 1 model itself. Beyond that, however, this special edition is exceptionally rare, and buttressed even further by fandom for Video Music Box, DJ Clark Kent, and their respective place within the annals of hip-hop history.

Furthermore, with Nike continuing to produce both classic Air Force 1, and new collaborative editions with brands, public figures and cultural institutions, we do not believe the market for the Video Music Box edition will diminish any time soon. Rather, we expect them to remain highly desirable by both sneaker collectors and hip hop fans alike with a defined probability that the market for this asset will appreciate further.

Series Dr. J Pack

Specifications:

Series Name	Dr. J Pack
Brand	Converse	Number Produced	Unknown
Model	Pro Leather “Dr. J” (Julius Erving autograph)	Previous Owner	Peters Collection
Colorway	White/Red	Verified Authentic	Yes
Year	1980	Serial Number
Condition	Excellent	Size	15.5
Released?	Yes

Summary Overview

●	The Manager has purchased, and will convey to the Dr. J Pack Series, a pair of 1980 Converse Pro Leather sneakers, each autographed by legendary basketball player “Dr. J” Julius Erving, which will be the Dr. J Pack Series asset.

●	The sneakers are fabricated in all-white leather with a contrasting red leather five point star and chevron along the sides and a red leather heel tab, and the Dr. J name imprinted in red lettering, exactly as worn on the basketball court by Dr. J himself.

●	Both shoes have been autographed by Dr. J and both signatures have been independently verified as authentic by PSA Grading.

●	The shoes were purchased from Chicks with Kicks and have been independently verified as authentic.

●	The shoes are Dr. J’s personal size, men’s 15.5 US.

●	Based on inspection, the shoes are unworn and in Very Good condition.

Ownership and Pricing History

This DR J Pack was originally owned by collector Doug Peters, and subsequently purchased from his daughters Ariana and Dakota Peters. The autographed sneaker is a Converse Pro Leather model that released in 1980 and had an original retail price of $30. The sneakers have appreciated in value to collectors since then.

Market Assessment - Dr. J Pack Series

We believe the market for vintage sneakers and pro basketball memorabilia to both be consistent, with a high potential for appreciation. Being that “Dr. J” Julius Erving has endured as one of the most recognizable and celebrated figures to ever play the game, the expectation is that merchandise with Dr. J association will see value and appreciation equal to his esteemed legacy. The shoes are a vintage 1980 pair of white and red Pro Leather Converse high tops in size 15.5, exactly the same and in exactly the same size as Dr. J himself wore on the basketball court. Additionally, each shoe has been personally signed by Dr. J and both signatures have been authenticated further adding to their market prospect.

The market is primarily collector focused as a 42 year old sneaker wouldn’t be advisable to wear. But with basketball now a global sport, the ongoing popularity of sneaker culture and the increasing viability and standardization of the secondary market, these sneakers remain highly desirable as an investment and museum quality asset.

Series SB Mummy Dunk

Specifications:

Series Name	SB Mummy Dunk
Brand	Nike SB	Number Produced	Unknown
Model	Dunk Low Pro	Previous Owner	Jordan Silver
Colorway	Coconut Milk/Seafoam - Yellow Strike	Verified Authentic	Yes
Year	2021	Serial Number	DM0774-111
Condition	Gem Mint	Size	10.5
Released?	Yes

Summary Overview

●	The Manager has purchased, and will convey to the SB Mummy Series, a pair of quick strike limited release Nike Dunk Lows known as the Mummy, which will be the SB Mummy Series asset.

●	Created to celebrate Halloween and released to coincide with the holiday, the Mummy feature a number of themed design details that gendered an unusually large hype for the shoe in anticipation of its release

●	The Mummy’s feature a beige canvas overlay with frayed edges that can be removed to reveal suede underneath, imitating a mummy being unwrapped. Additional spooky motifs include; the Eye of Horus embroidered on the tongue, glow in the dark eyes on the heel, an embroidered spider on the toe box, and a glow in the dark sole.

●	The shoes were all purchased from Jordan Silver and have been independently verified as authentic.

●	The shoes are all a men’s size 10.5 US.

●	Based on inspection, the shoes are unworn and in perfect Gem Mint condition.

Ownership and Pricing History

The shoes were purchased from collector Jordan Silver and are a relatively recent release from Nike under their SB (skateboard) program. Dropping exclusively at select tier Nike vendor skate shops on October 28, 2021 for a retail price of $110. They did not receive a subsequent release on the Nike SNKRS app like many of Nikes more coveted items generally do. The sneakers have already appreciated in value to collectors on the secondary market since their release.

Market Assessment - SB Mummy Dunk Series

The Dunks being made under the Nike SB brand have maintained a reputation as some of the most hyped and sought after sneakers by collectors since the program’s inception in 2002. Frequently, the shoes are produced in unique colorways or to fit a specific theme or collaboration; made to satisfy a single release and then never remade, enhancing their collectability even more. We believe the market for this particular Mummy Dunk Low will start strong with both collectors and people who want to wear them. As time passes we believe the market will lean increasingly more towards collectors, following the general trend for rarer special release shoes of this kind. Our expectation is that they will appreciate in value proportional to time passing since their drop date and pristine mint pairs become harder to acquire on the secondary market.

Series SB Strawberry Cough

Specifications:

Series Name	SB Strawberry Cough
Brand	Nike SB	Number Produced	Unknown
Model	Dunk High Pro	Previous Owner	Jordan Silver
Colorway	University Red/Spinach Green - Magic Ember	Verified Authentic	Yes
Year	2021	Serial Number	CW7093-600
Condition	Gem Mint	Size	10.5
Released?	Yes

Summary Overview

●	The Manager has purchased, and will convey to the SB Strawberry Cough Series, a pair of quick strike limited release Nike Dunk Highs known as the Strawberry Cough, which will be the SB Strawberry Cough Series asset.

●	In line with Nike SB Dunk releases from recent years to celebrate 4/20, the Strawberry Cough is a nod to an eponymously named strain of marijuana with the aesthetic following suit.

●	The shoe was designed by noted Nike SB designer Todd Bratrud and features a red ostrich textual leather with shaggy green suede overlays and a green velvet collar, as well as an embroidered cartoon strawberry on the heel and a semi-translucent sole.

●	The shoes were all purchased from Jordan Silver and have been independently verified as authentic.

●	The shoes are all a men’s size 10.5 US.

●	Based on inspection, the shoes are unworn and in perfect Gem Mint condition.

Ownership and Pricing History

The shoes were purchased from collector Jordan Silver and are a relatively recent release from Nike under their SB (skateboard) program. Dropping exclusively at select tier Nike vendor skate shops on October 22, 2021 for a retail price of $110. They received a subsequent release on the Nike SNKRS app a short time later on October 26, 2021 for the same price. The sneakers have already appreciated in value to collectors on the secondary market since their release.

Market Assessment - SB Strawberry Cough Series

The Dunks being made under the Nike SB brand have maintained a reputation as some of the most hyped and sought after sneakers by collectors since the program’s inception in 2002. Frequently, the shoes are produced in unique colorways or to fit a specific theme or collaboration; made to satisfy a single release and then never remade, enhancing their collectability even more. We believe the market for this particular Strawberry Cough Dunk High will start strong with both collectors and people who want to wear them. As time passes we believe the market will lean increasingly more towards collectors, following the general trend for rarer special release Nike SBs of this kind. Our expectation is that they will appreciate in value proportional to time passing since their drop date and pristine mint pairs become harder to acquire on the secondary market.

Series OG AF1 Pack

Specifications:

Series Name	OG AF1 Pack
Brand	Nike	Number Produced	Unknown
Model	Air Force 1 Player Sample	Previous Owner	G. Sapp
Colorway	White/Royal Blue	Verified Authentic	Yes
Year	1982	Serial Number	820910THPS
Condition	Excellent	Size	13.5
Released?	Yes

Specifications:

Series Name	OG AF1 Pack
Brand	Nike	Number Produced	Unknown
Model	Air Force 1 (Calvin Natt autograph)	Previous Owner	Peters Collection
Colorway	White/Red	Verified Authentic	Yes
Year	1982	Serial Number	820910THPS
Condition	Good	Size	13.5
Released?	Yes

Summary Overview

●	The Manager has purchased, and will convey to the OG Air Force 1 Pack Series, two pairs of rare 1982 Nike Air Force 1 sneakers which shall be the OG Air Force 1 Pack Series assets.

●	One pair is game-worn and signed by former NBA player Calvin Natt, an original paid endorser of the Air Force 1 who featured prominently in advertising and marketing materials for the shoe. The other pair is an unreleased Player’s Edition that still has its original box.

●	One pair was purchased from the Peters Collection and the other from Gerome Sapp and both have been independently verified as authentic.

●	Both pairs are men’s size 13.5 US.

●	Based on inspection, the shoes are in Good to Excellent condition

Ownership and Pricing History

This OG Air Force 1 Pack Series was obtained from two separate owners: (1) The Air Force 1 Player Sample was purchased on consignment from its owner and the Manager’s CEO, Gerome Sapp; and (2) the Air Force 1 (Calvin Natt autograph) was originally owned by collector Doug Peters, and subsequently purchased from his daughters Ariana and Dakota Peters. The Air Force 1 Player Sample was an exclusive Player Edition that never sold at retail, but a comparable mass produced Air Force 1 model original retail price was $89.95. The Air Force 1 (Calvin Natt autograph) original retail price (without autograph) was $89.95. The sneakers have appreciated in value to collectors since then.

Design & History

The original Air Force 1s were the “basketball shoes before Air Jordans,” and sparked a craze all over the country. The AF1s were one of Nike’s first entrances to the basketball market and took their inspiration from the Nike Approach hiking boot. In concert with an innovative outsole, the shoes were instant classics with great looks and fantastic performance.

They were designed by Nike legend Bruce Kilgore and sparked the interest (and career) of future design legend Tinker Hatfield (known for his Air Jordan designs).

When officially launched, Nike signed 6 NBA players to endorsement deals. They are known as the “Original Six.” They were Michael Cooper, Moses Malone, Calvin Natt, Jamaal Wilkes, Bobby Jones and Mychal Thompson. Arguably, these endorsements paved the way for Nike’s lasting legacy as a precursor to their landmark deal with Michael Jordan soon after.

Although the original Air Force 1’s were discontinued in 1984, they were brought back by concerted customer demand only a short time later, in 1986. They have since been reinterpreted in various colorways, materials, lows, mids and high top sneakers.

Market Assessment - OG AF1 Pack

We believe the market for original release Air Force 1’s to be on the rise with the value generally appreciating. The desirability for the Air Force 1’s has been especially stable for decades. Both the classic retro models and limited collaboration releases of these shoes remain highly desirable and hot sellers. That in-turn drives interest and collectability for the original 1982 releases which are quite rare and command high prices. One pair has the added provenance of the Calvin Natt autograph, the other pair is a player edition with the original box. It really tells a full story of the beginning of this popular shoe, and we expect that will translate to a special market value.

Series 85 Boxed Jordan Collection

Specifications:

Series Name	85 Boxed Jordan’s Collection
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1 High	Previous Owner	Peters Collection
Colorway	White/Metallic Blue	Verified Authentic	Yes
Year	1985	Serial Number	850507BY
Condition	Very Good w/ Original Box	Size	8.5
Released?	Yes

Specifications:

Series Name	85 Boxed Jordan’s Collection
Brand	Nike	Number Produced	50,000 +
Model	Sky Jordan 1 High BRED	Previous Owner	Peters Collection
Colorway	Black/Red	Verified Authentic	Yes
Year	1985	Serial Number	850709TY1
Condition	Very Good w/ Original Box	Size	5
Released?	Yes

●	The Manager has purchased, and will convey to the 85 Boxed Jordan’s Collection Series, two pairs of original 1985 Air Jordan sneakers complete with original boxes, which will be the 85 Boxed Jordan’s Collection Series assets.

●	One shoe is a 1985 Sky Jordan 1 High in the popular BRED colorway with original box. Calling them Sky Jordan instead of Air Jordan was a naming convention Nike employed at the time for shoes in kids sizing.

●	The second shoe is a 1985 Air Jordan 1 High in the Metallic Blue colorway complete with original box as well as the original hang tag. The hang tag features original period photography of Michael Jordan and an itemized description of the shoe’s individual performance attributes.

●	This shoe collection was purchased from avid shoe collector Ariana Peters and has been independently verified as authentic.

●	The Sky Jordan 1 is a men’s size 5 US and the Air Jordan 1 is a men’s size 8.5 US.

●	Based on inspection both shoes are in Very Good condition with original boxes.

Ownership and Pricing History

This Original Air Jordan 1 was originally owned by collector Doug Peters, and subsequently by his daughters Ariana and Dakota Peters. The original Air Jordans sold retail for $65.00 and have appreciated in value to collectors since then.

Market Assessment - 85 Boxed Jordan’s Collection

We believe the market for vintage and original Air Jordan 1’s to be steady and generally appreciating. With the ongoing popularity of sneaker culture, and the increasing amount of trading occurring on the secondary market, we believe the market for this iconic shoe will only continue to appreciate in value. The market is primarily focused on collectors, since the 30-year-old sneakers will not hold up to daily use. Having the original packaging as well to go with the shoes only further rarifies this collection and enhances its collectability. Thus, our collection remains desirable as an investable and museum quality asset. The Nike Air Jordan brand continues to be the iconic collector sneaker and is a staple in any collection.

Furthermore, we believe the market to be global in nature, with collectors originating from every continent. Air Jordan is an iconic brand, as is the game of basketball, and has continued to grow in popularity with the game, and with the popular culture behind it. Often, you will see artists, musicians, celebrities and athletes “rocking” a pair of Air Jordan 1’s. This popularity, and the constant reimaginings and re-releases drive a visibility and desirability for the original 1985 release of these sneakers. That creates an increasingly active market that we expect will continue raising the value of this group.

Series 85 AJ Colors Pack

Specifications:

Series Name	85 Air Jordan Colors Pack
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1 High Chicago	Previous Owner	Peters Collection
Colorway	White/Black-Red	Verified Authentic	Yes
Year	1985	Serial Number	8508110TH
Condition	Very Good	Size	12
Released?	Yes

Series Name	85 Air Jordan Colors Pack
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1 High UNC	Previous Owner	Peters Collection
Colorway	White/Dark Powder Blue	Verified Authentic	Yes
Year	1985	Serial Number	851202BY
Condition	Excellent	Size	8.5
Released?	Yes

Series Name	85 Air Jordan Colors Pack
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1 High BRED	Previous Owner	Peters Collection
Colorway	Black/Red	Verified Authentic	Yes
Year	1985	Serial Number	850507BY
Condition	Very Good	Size	11
Released?	Yes

Series Name	85 Air Jordan Colors Pack
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1 High	Previous Owner	Peters Collection
Colorway	White/Metallic Blue	Verified Authentic	Yes
Year	1985	Serial Number	850507BY
Condition	Very Good w/ hangtag	Size	11.5
Released?	Yes

Summary Overview

●	The Manager has purchased, and will convey to the 85 Air Jordan Colors Pack Series, a rare collection of 1985 Air Jordan 1 sneakers in 4 colorways: Dark Powder Blue (UNC), Metallic Blue, Black & Red (BRED), and Red with White & Black (Chicago) shall be the 85 Air Jordan Colors Pack Series assets.

●	The shoes offer 4 of the most desirable and collectable of the original 1985 Air Jordan 1 colorway offerings, including the Chicago and BRED which feature the Chicago Bulls colors.

●	This shoe collection was purchased from avid shoe collector Ariana Peters and has been independently verified as authentic.

●	The sneakers are in desirable sizes:

○	UNC: 11

○	Metallic Blue: 11.5

○	BRED: 11

○	Chicago: 12

●	Based on Inspection the shoes are in Very Good to Excellent condition.

Ownership and Pricing History

This Original Air Jordan 1 Colorway collection was originally owned by collector Doug Peters, and subsequently by his daughters Ariana and Dakota Peters. The original Air Jordans sold retail for $65.00 and have appreciated in value to collectors since then. The colorways included are 4 of the most desirable for collectors.

Market Assessment - The 85 Air Jordan Color Pack

We believe the market for vintage and original Air Jordan 1’s to be steady and generally appreciating. With the ongoing popularity of sneaker culture, and the increasing amount of trading occurring on the secondary market, we believe the market for this iconic shoe will only continue to appreciate in value. The market is primarily focused on collectors, since the 30-year-old sneakers will not hold up to daily use. Thus, our collection remains desirable as an investible, and museum quality asset. The Nike Air Jordan brand continues to be the iconic collector sneaker and is a staple in any collection.

Furthermore, we believe the market to be global in nature, with collectors originating from every continent. Air Jordan is an iconic brand, as is the game of basketball, and has continued to grow in popularity with the game, and with the popular culture behind it. Often, you will see artists, musicians, celebrities and athletes “rocking” a pair of Air Jordan 1’s. This popularity, and the constant reimaginings and re-releases drive a visibility and desirability for the original 1985 release of these sneakers. That creates an increasingly active market that we expect will continue raising the value of this group.

Series 85 Chicago B-Grade

Specifications:

Series Name	85 Chicago B-Grade
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1 High Chicago	Previous Owner	Peters Collection
Colorway	White/Black-Red	Verified Authentic	Yes
Year	1985	Serial Number	8508110TH
Condition	Excellent	Size	7.5
Released?	Yes

Summary Overview

●	The Manager has purchased, and will convey to the 85 Chicago B Grade Series, an extremely rare, 1985 Air Jordan 1 hightop in the Chicago colorway and stamped “B” to denote B grade, which shall be the 85 Chicago B Grade Series asset.

●	The Air Jordan 1 Chicago is regarded as the most iconic colorway of one of the most iconic shoes of all-time, matching the colors of the Chicago Bulls basketball team with the pro model shoes worn by their star player, Michael Jordan.

●	This particular pair of Jordan’s is especially rare as they are stamped B grade. At the time, this generally denoted they were meant to be removed from circulation and destroyed instead of being sent to sell at retail stores.

●	These shoes were purchased from avid shoe collector Ariana Peters and have been independently verified as authentic.

●	The shoes are a men’s size 7.5 US.

●	Based on inspection, the sneakers are in Excellent condition

Ownership and Pricing History

This Original Air Jordan 1 Windy City collection was originally owned by collector Doug Peters, and subsequently by his daughters Ariana and Dakota Peters. The original Air Jordan’s sold retail for $65.00 and have appreciated in value to collectors since then.

Market Assessment - The 85 Chicago B Grade Series

We believe the market for vintage and original Air Jordan 1’s to be steady and generally appreciating. With the ongoing popularity of sneaker culture, and the increasing amount of trading occurring on the secondary market, we believe the market for this iconic shoe will only continue to appreciate in value. The market is primarily focused on collectors, since the 30-year-old sneakers will not hold up to daily use. These being original from 1985 and having the B grade stamp further rarifies this asset and enhances its collectability. Thus, our collection remains desirable as an investible, and museum quality asset. The Nike Air Jordan brand continues to be the iconic collector sneaker and is a staple in any collection.

Furthermore, we believe the market to be global in nature, with collectors originating from every continent. Air Jordan is an iconic brand, as is the game of basketball, and has continued to grow in popularity with the game, and with the popular culture behind it. Often, you will see artists, musicians, celebrities and athletes “rocking” a pair of Air Jordan 1’s. This popularity, and the constant reimaginings and re-releases drive a visibility and desirability for the original 1985 release of these sneakers. That creates an increasingly active market that we expect will continue raising the value of this asset.

Series AJ1 Dark Marina Blue

Specifications:

Series Name	AJ1 Dark Marina Blue
Brand	Nike	Number Produced	25,000+
Model	Air Jordan 1 Retro High	Previous Owner	Scott Skinner
Colorway	Dark Marina Blue/Black - White	Verified Authentic	Yes
Year	2022	Serial Number	555088-404
Condition	Gem Mint	Size	Various
Released?	Yes

Summary Overview

●	The Manager has purchased, and will convey to the Jordan 1 Retro Dark Marina Blue Series, an entire 23 pair size run collection of the 2022 Dark Marina Blue Air Jordan 1 Retro High OG, which will be the Jordan 1 Retro Dark Marina Blue Series asset.

●	The Air Jordan 1 is generally regarded as the most iconic pro model sneaker ever made and continues to be one of the most collectable and consistently valuable.

●	The Dark Marina Blue colorway released in 2022 is an homage to the OG Royal colorway first released in the shoe’s inaugural year of 1985 and last re-released as a retro in 2017.

●	Given that certain shoe sizes are produced in lower quantities and generally then become more valuable on the secondary market, offering an entire size run as a single series asset will provide a new way to invest in the sneaker’s potential appreciation without being subject to the market of any particular size.

●	These shoes were purchased from avid shoe collector Scott Skinner and have been independently verified as authentic.

●	The shoes are all men’s sizes ranging from 4 US - 13 US.

●	Based on inspection, the sneakers are in Gem Mint condition

Ownership and Pricing History

The Air Jordan 1 Retro High Marina Blue shoes were originally released by Nike on 2/15/22 via the SNKRS app and select proprietary Nike retail outlets and were then sold to Rares by noted sneaker collector Scott Skinner. The Air Jordan Retro High sold at retail for $170 and has appreciated in value to collectors since then.

Market Assessment - Jordan 1 Retro Marina Blue Series

We believe the market for Air Jordan 1’s to be steady and generally appreciating. With the ongoing popularity of sneaker culture, and the increasing amount of trading occurring on the secondary market, we believe the market for this iconic staple shoe will only continue to rise in value. The market is primarily focused on collectors, as new and unworn shoes in the box are preferable for maintaining value, however recent Jordan 1 high retro releases are also highly sought after by people who intend to wear them as well, before the value on the secondary market appreciates to a prohibitive price.

Thus, our collection remains desirable as both an investable museum quality asset, and also a highly sought after piece of contemporary fashion. The Nike Air Jordan 1 remains a staple in any sneaker collection; with artists, musicians, celebrities and athletes often wearing a pair of Air Jordan 1’s to accentuate their style. This enduring popularity coupled with new reimaginings of the original 1985 releases like this Dark Marina Blue, drive a visibility and desirability for almost every single pair of these sneakers that comes out, especially those that represent original colorways. This in turn cultivates an increasingly active market that we expect will continue raising the value of this asset series.

BUSINESS OF THE COMPANY

The Shares represent an investment in the various Series and thus indirectly into the Underlying Assets of each Series and do not represent an investment in the Company or the Manager generally. We do not anticipate that any Series will own any assets other than the Underlying Assets listed in this Offering Circular. However, we expect that the operations of the Company, including the issuance of additional Series of Shares and the acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale.

We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of investment grade collectible sneakers for the benefit of the investors. In addition, through the use the Rares Platform, the Company aspires to offer a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in passion assets. The Company, with the support of the Manager and through the use of the Rares Platform, aims to provide investors with access to collectable sneakers for investment, portfolio diversification and potential secondary market liquidity for their Shares (although there can be no guarantee that a secondary market will ever develop or that appropriate registrations to permit such secondary trading will ever be obtained).

Our objective is to become the leading marketplace for investing in collectable sneakers and, through the Rares Platform, to provide investors with financial returns commensurate with returns in the collectible sneaker market, to enable deeper and more meaningful participation by sneaker enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class sneaker collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for investors.

Manager

The Operating Agreement designates the Manager as the managing member of the Company. The Manager has the power and authority to enter into of contracts and incur liabilities for the Company, to conduct of the Company’s business, to execute all instruments and documents on behalf of the Company and other duties as set out in the Company’s Operating Agreement.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any series of Shares or any of the Shareholders and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any series or any of the Shareholders.

See “Management” for additional information regarding the Manager.

Operating Expenses

Upon a closing of an Offering, each Series closed will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series (together, the “Operating Expenses”):

(i) any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset(s), including taxes, fees, storage, security, valuation, custodial, marketing, maintenance, refurbishment, perfection of title and utilization of the Underlying Asset;

(ii) fees, costs and expenses incurred in connection with preparing any reports and accounts of the Series of Shares, including any blue sky filings required in certain states and any annual audit of the accounts of such Series of Shares (if applicable);

(iii) fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with the Series of Shares;

(iv) fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Shares;

(v) any indemnification payments;

(vi) any and all insurance premiums or expenses incurred in connection with the Underlying Asset(s); and

(vii) any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature, including, all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures of the Manager.

If the Operating Expenses exceed the amount of revenues generated from the Underlying Asset and cannot be covered by any Operating Expense reserves on the balance sheet of the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Series, and/or (c) cause additional Shares to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager

The Operating Agreement provides, in part, that neither the Manager nor any officer or member nor any affiliate of the Company (each a “Covered Person”) shall be liable to the Company or any other person or entity who is bound by the Operating Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Operating Agreement, except that the Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Covered Persons shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Operating Agreement, except that the Covered Person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of its gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of Company assets only, and the Shareholders shall not have personal liability on account thereof.

Management Fee

Each Series will pay the Manager an annual fee of 5% of the post offering value of the Underlying Asset(s) as compensation for identifying and managing the acquisition of the Underlying Assets, and for managing the Series.

Legal Proceedings

None of the Company, any series, the Manager, nor any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Shares in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series of Shares. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Shares, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details of Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Series
Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of Series
Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Series
Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Series
Escrow account fees for the administration of escrow accounts related to the offering	Allocable directly to the applicable Underlying Asset
Holding Account fees for the administration of Holding Accounts related to the offering	Allocable directly to the applicable Underlying Asset
Compliance work including diligence related to the preparation of a Series	Allocable directly to the applicable Underlying Asset
Acquisition Expense	Allocable directly to the applicable Underlying Asset
Insurance	Allocable pro rata to the value of Underlying Assets
Preparation of marketing materials	Allocable pro rata to the number of Series
Interest expense in the case an Underlying Asset was pre- purchased by the Company prior to the closing of an offering through a loan	Allocable directly to the applicable Underlying Asset
Storage fees	Allocable pro rata to the number of Series
Appraisal and valuation fees	Allocable directly to the applicable Underlying Asset
Ongoing reporting requirements (e.g. Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Series
Audit, accounting and bookkeeping related to the reporting requirements of the Series	Allocable pro rata to the number of Series
Indemnification payments under the Operating Agreement	Allocable pro rata to the value of Underlying Assets

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

MANAGEMENT

Manager

The Manager of the Company is 370 Legacy, Inc., a Delaware corporation formed on June 29, 2020.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for maintaining or improving each Underlying Asset’s quality, determining how to monetize each Series by evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Shareholders. The Manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Shareholders. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

●	Underlying Asset Sourcing and Disposition Services. This includes defining and overseeing the overall Underlying Asset sourcing and disposition strategy;

●	Managing The Company’s Underlying Asset Sourcing Activities. This includes creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

●	Negotiating and structuring the terms and conditions of acquisitions of assets;

●	Evaluating any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

●	Structuring and negotiating the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed;

●	Creating and managing all series of Shares for offerings related to Underlying Assets on the Rares Platform;

●	Developing offering materials, including the determination of its specific terms and structure and description of the Underlying Assets;

●	Creating and submitting all necessary regulatory filings including, but not limited to: commission filings and financial audits and coordinate with the broker-dealer of record, lawyers, accountants as necessary in such processes;

●	Preparing all marketing materials related to offerings and obtain approval for such materials from the broker-dealer of record;

●	Together with the broker-dealer of record, coordinating the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

●	Creating and implementing various technology services, transactional services, and electronic communications related to any offerings;

●	Performing or facilitating all other necessary offering related services;

●	Providing any appropriate updates related to Underlying Assets or offerings electronically or through the Rares Platform;

●	Managing communications with Shareholders, including answering e-mails, preparing and sending written and electronic reports and other communications;

●	Establishing technology infrastructure to assist in providing Shareholder support and services;

●	Determining our distribution policy and determine amounts of and authorize distributions from time to time;

●	Managing and performing the various administrative functions necessary for our day-to-day operations;

●	Providing financial and operational planning services and collection management functions including determination, administration and servicing of any reimbursement obligation made to the Company or any series by the Manager to cover any Operating Expense shortfalls;

●	Administering the potential issuance of additional Shares to cover any potential Operating Expense shortfalls;

●	Maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

●	Maintaining all appropriate books and records for the Company and all the series of Shares;

●	Obtaining and updating market research and economic and statistical data in connection with the Underlying Assets and the general collectible sneaker market;

●	Overseeing tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

●	Supervising the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

●	Providing all necessary cash management services;

●	Managing and coordinating with the transfer agent, if any, the process of making distributions and payments to Shareholders or the transfer or re-sale of securities as may be permitted by law;

●	Evaluating and obtaining adequate insurance coverage for the Underlying Assets based upon risk management determinations;

●	Providing timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

●	Evaluating our corporate governance structure and appropriate policies and procedures related thereto; and

●	Overseeing all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Executive Officers and Directors of the Manager

The following individuals constitute the Board of Directors and executive management of the Manager:

Name	Position	Age	Term of Office	Approx. Hours Per Week
Executive Officers:
Gerome Daren Sapp	CEO	39	April 1, 2020 to present	80
Matthew Daniel Hall	COO	37	April 1, 2020 to present	50
Hector N. Tantoh	CMO	37	April 1, 2020 to present	25
Directors:
Gerome Sapp	Director	39	June 29, 2020 to present	10
Matthew Daniel Hall	Director	37	June 29, 2020 to present	10

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Gerome Daren Sapp, Chief Executive Officer and Director

Gerome is a former professional football player-turned-serial entrepreneur that has built several businesses spanning social media, consumer goods and health food. In 2017, Gerome built HealthBinge, a healthy alternative to food-on-the-run based in Las Vegas, Nevada. Prior to HealthBinge, Gerome founded Fluencr, an online content and social media platform aiming to take influencer marketing to the next level where he worked from 2013-2015.

Gerome played in the National Football League for 6 seasons, primarily with the Baltimore Ravens and Indianapolis Colts.

Gerome graduated from University of Notre Dame where he studied finance, was a 4-time letter-winner and football team captain. In addition to his undergraduate degree, Gerome completed an executive Master of Business Administration from Harvard Business School.

Matthew Daniel Hall, Chief Operating Officer and Director

Matthew is a technology executive and entrepreneur with 15 years of experience building businesses and products for some of the world’s fastest growing and leading brands. Prior to Rares Markets, Matthew was the Vice President of Business Development for Peloton Technology, a high growth autonomous vehicle startup, where he was in charge of partnerships and fundraising. Before Peloton, Matthew worked for Porsche Digital, Mercedes-Benz Research and Development and several venture funded startups, where he was in charge of operations and managed the growth of the business.

Matthew has an undergraduate degree in Political Science and International Relations from Purdue University in West Lafayette, Indiana, and is scheduled to complete his executive Master of Business Administration from SC Johnson School of Management at Cornell University in fall 2022.

Hector Tantoh, Chief Marketing Officer

Hector is an accomplished sales and business development executive with experience in renewable energy, technology and scaling social media platforms. Prior to Rares Markets, Hector worked at Data Republic in a strategic and growth capacity and was responsible for the innovation process for the data engineering firm. In prior roles, Hector worked as a Global Account Manager for WESCO Distribution (WCC, NYSE), a leading renewable energy technology company.

Hector has a Bachelor of Science from The Ohio State University, and a Master of Business Administration from Pennsylvania State University.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from 370 Legacy, Inc. For the fiscal year ended December 31, 2021, compensation to the executive officers and directors of 370 Legacy, Inc. is set out in the chart below. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Name	Position	Cash compensation	Stock Equity Award Value	Total compensation
Gerome Daren Sapp	CEO	$0.00	$685.00	$685.00
Matthew Daniel Hall	COO	$87,902.98	$100.00	$88,002.98
Awah Teh	CTO	$70,000.00	$60.00	$70,060.00
Hector N. Tantoh	CMO	$81,701.38	$50.00	$81,751.38

(1)	Awah Teh resigned from all officer and director positions with the Company on October 11, 2021.

PRINCIPAL SHAREHOLDERS

The Company is managed by 370 Legacy, Inc. At the Closing of this Offering, 370 Legacy, Inc. or an affiliate will own at least 2% of the Shares in each Series, acquired on the same terms as the other Investors. Throughout the Offering, 370 Legacy, Inc. or an affiliate, has the right to purchase up to an additional 8% of the Shares, capped at 10% in total of the Shares in each Series. 370 Legacy, Inc. or an affiliate may sell some or all of the Shares acquired in each Series pursuant to this Offering from time to time after the Closing.

As of March 24, 2022, 370 Markets LLC holds 100% of the beneficial interest in each Series (granted upon designation of each Series). Upon the Closing of the Offering for each Series, 370 Legacy, Inc. expects to own at least 2% of the Series.

DESCRIPTION OF SHARES OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2 and the Subscription Agreement, attached hereto as Exhibit 4 relating to the purchase of each applicable Series of Shares. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Shares

The Company is a series limited liability company formed pursuant to Section 18-215 of the Delaware Limited Liability Company Act (the “LLC Act”). The purchase of membership Shares in each Series of the Company is an investment only in that particular Series of the Company and not an investment in the Company as a whole, nor is it an investment in the Manager. In accordance with the LLC Act, each Series of Shares are, and any other Series of Shares if issued in the future will be, a separate series of limited liability company shares of the Company and not in a separate legal entity. The Company has not issued, and will not issue, any class of Series of Shares entitled to any preemptive, preferential or other rights that are not otherwise available to the Shareholders purchasing Shares in connection with this Offering.

Ownership of the Underlying Assets will be held by, or for the benefit of, the applicable Series of Shares. We intend that each series of Shares will own its own collectible sneakers. We do not anticipate that any Series will acquire any additional collectible sneakers other than the Underlying Assets described in this Offering Circular. We believe that multiple new Series of Shares will be issued for in the future for additional Underlying Assets that will be acquired. An Investor who invests in this Offering will not have any indirect interest in any collectible sneakers or other Underlying Assets other than in the specific Series the Investor invests in, unless the Investor also participates in a separate offering associated with an additional Series.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met, (including that certain provisions are in the formation and governing documents of a series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities. As such, the assets of each Series includes only the Underlying Assets associated with that Series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Shares should be applied to meet the liabilities of the other Series of Shares or the liabilities of the Company generally where the assets of such other Series of Shares or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Shares established in accordance with Section 18- 215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. The Company intends for each Series of Shares to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and ownership of the relevant Underlying Asset(s) for each Series will be held by, or for the benefit of, the relevant Series.

Each of the Series of Shares offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to each Series of Shares, as determined by the Manager, the Shareholders of each such Series will not be liable to the Company to make any additional capital contributions with respect to each such Series of Shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Shareholders of each Series have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Shares and no preferential rights to distributions.

The Manager, an affiliate of the Company, will own a minimum of 2% of each Series of Shares acquired for the same price as all other Investors. The Manager has the option to purchase additional Shares in each Series as part of the Offering 10% of the total Shares in each Series. The Manger may sell its Shares pursuant to this Offering Circular from time to time after the Closing of this Offering. The Manager has the authority under the Operating Agreement to cause the Company to issue Shares to investors as well as to other persons for such cost (or no cost) and on such terms as the Manager may determine.

An Investor in this Offering will acquire an ownership in the Shares in the Series the Investor invests in and not, for the avoidance of doubt, in (i) the Company, (ii) any other series of Shares, (iii) the Manager, (iv) the Rares Platform or (v) the Underlying Asset or any Underlying Asset owned by any other series of Shares. Although none of our Shares from any Series will not immediately be listed on a stock exchange and a liquid market in the Shares cannot be guaranteed, we plan to create our own market or partner with an existing platform to allow for trading of the Shares (please review additional risks related to liquidity in the “Risk Factors” section).

Further Issuance of Shares

The Operating Agreement provides that the Company may issue Shares in each Series to no more than 2,000 qualified purchasers (no more than 500 of which may be non-accredited investors). The Manager has the option to issue additional Shares (in addition to those issued in connection with this Offering) on the same terms as each Series offered hereunder as is required from time to time in order to pay any Operating Expenses which exceed revenue generated from the Underlying Asset(s).

Distribution Rights

The Manager has sole discretion in determining what distributions, if any, are made to Shareholders except as otherwise limited by law or the Operating Agreement. The Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

No series will distribute an Underlying Asset in kind to its Shareholders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years. Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series. For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

Redemption provisions

The Shares are not redeemable.

Registration rights

There are no registration rights in respect of the Shares.

Voting Rights

The Manager is not required to hold an annual meeting of Shareholders of any Series. The Operating Agreement provides that meetings of Shareholders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. The Investor does not have any voting rights as a Shareholder in the Company or a series except with respect to those reserved under Delaware law.

When entitled to vote on a matter, each Shareholder will be entitled to one vote per Share held by it on all matters submitted to a vote of the Shareholders of an applicable Series or of the Shareholders of all Series of the Company, as applicable. All matters to be voted on by the Shareholders must be approved by a majority of the votes cast by all Shareholders in any series of the Company present in person or represented by proxy, unless otherwise specified by Delaware law.

The Manager has broad authority to take action with respect to the Company and any Series. See “Management” for more information. Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Shareholders to, among other things, reflect the following:

●	the merger of the Company, or the conveyance of all of the assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●	a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Shares;

●	a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

●	an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act 1940, the Investment Advisers Act 1940 or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

●	any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

●	do not adversely affect the Shareholders (including any particular series of Shares as compared to other series of Shares) in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of Shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Shares may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Shareholders;

●	are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Shares under the provisions of the Operating Agreement; or

●	are required to effect the intent expressed in this prospectus or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset(s) of each Series.

Liquidation Rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (A) an election to dissolve the Company by the Manager; (B) the sale, exchange or other disposition of all or substantially all of the assets and properties of all Series and the subsequent election to dissolve the Company by the Manager; (C) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; (D) at any time that there are no Shareholders of the Company, unless the business of the Company is continued in accordance with the Delaware Act; or (E) a vote by the Economic Members to dissolve the Company following the for-cause removal of the Manager.

The Operating Agreement provides that a Series shall not be terminated only upon: (A) the dissolution of the Company; (B) the sale, exchange or other disposition of all or substantially all of the assets and properties of such Series and the subsequent election to dissolve the Company by the Manager; (C) an event set forth as an event of termination of such Series in the Series Designation establishing such Series; (D)an election to terminate the Series by the Manager; or (E) at any time that there are no Shareholders of such Series, unless the business of such Series is continued in accordance with the Delaware Act.

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the series of Shares or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series of Shares or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses obligation), and thereafter, (iii) to the Shareholders of the relevant series of Shares, allocated pro rata based on the number of Shares held by each Shareholder (which may include the Manager and any of its affiliates and which distribution within a series will be made consistent with any preferences which exist within such series).

Transfer Restrictions

The Shares of each Series are subject to restrictions on transferability. A Shareholder may not transfer, assign or pledge its Shares without the consent of the Manager. The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of any Series or more than 500 beneficial owners of any Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Shareholder holding in excess of 19.9% of Shares of any Series, (d) result in a change of U.S. federal income tax treatment of the Company and/or any Series, or (e) the Company, any Series or the Manager being subject to additional regulatory requirements. The transferring Shareholder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The Manager may transfer all or any portion of any Shares of any Series held by the Manager at any time and from time to time

Additionally, unless and until the Shares of the Company are listed or quoted for trading on an exchange or otherwise, there are restrictions on the holder’s ability to the pledge or transfer the Shares. There can be no assurance that we will, or will be able to, register the Shares for resale or that the Rares Platform will allow the Shares to otherwise legally be traded. Therefore, Investors may be required to hold their Shares indefinitely. Please refer to Exhibit 4 – Form of Subscription Agreement for additional information regarding these restrictions. To the extent certificated, the Shares issued in this Offering may bear a legend (electronically) setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement To Be Bound By The Operating Agreement; Power Of Attorney

By purchasing Shares in any Series, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement by signing the Subscription Agreement. Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Books and Reports

The Company is required to keep appropriate books of the business at its principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by the Manager in accordance with the Internal Revenue Code. The Manager will file with the Commission periodic reports of the Company as required by 17 CFR §230.257.

Under the Securities Act, we must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the Commission. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the Commission.

We will provide such documents and periodic updates electronically through the Rares Platform. As documents and periodic updates become available, we will notify Shareholders of this by sending the Shareholders an email message or a message through the Rares Platform that will include instructions on how to retrieve the periodic updates and documents. If our email notification is returned to us as “undeliverable,” we will contact the Shareholder to obtain an updated email address. We will provide Shareholders with copies via email or paper copies at any time upon request. The contents of the Rares Platform are not incorporated by reference in or otherwise a part of this Offering Circular.

Exclusive Jurisdiction

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and each Investor will covenant and agree not to bring any such claim in any other venue. If a Shareholder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would have to do so in the Delaware Court of Chancery. This provision does not extend to federal securities law claims, as investors cannot waive compliance with the federal securities laws and the rules and regulations promulgated thereunder. However, all other claims against the Company, unless specifically forbidden by the federal or state law under which the claim is being brought, shall be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware.

Furthermore, the Subscription Agreement you must sign in order to invest states that the Subscription Agreement will be governed by the laws of the State of Delaware. This clause does not apply to claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

Listing

The Shares are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Shares to United States holders but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i) banks, insurance companies or other financial institutions;

(ii) persons subject to the alternative minimum tax;

(iii) tax-exempt organizations;

(iv) dealers in securities or currencies;

(v) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi) persons that own, or are deemed to own, more than five percent of our Shares (except to the extent specifically set forth below);

(vii) certain former citizens or long-term residents of the United States;

(viii) persons who hold our Shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix) persons who do not hold our Shares as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x) persons deemed to sell our Shares under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Shares, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Shares, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Shares arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

A “U.S. Holder” includes a beneficial owner of the Shares that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Shares as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Shares, including the to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus, each Series of Shares will be taxed at regular corporate rates on its income before making any distributions to Shareholders as described below.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Shares. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Shares. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Shares will be taxable as capital gain in the amount of such excess if the Shares are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 3, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Shares

Upon any taxable sale or other disposition of our Shares, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition, and the U.S. Holder’s adjusted tax basis in the Shares. A U.S. Holder’s adjusted tax basis in the Shares generally equals his or her initial amount paid for the Shares and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Shares, and the amount of any actual or deemed relief from indebtedness encumbering their Shares. The gain or loss will be long-term capital gain or loss if the Shares are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Shares. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Shares made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Shares, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

The Manager will answer inquiries from potential Investors in each Series of Shares concerning each Series of Shares, the Company, the Manager and other matters relating to the offer and sale of each Series of Shares under this Offering Circular. The Company will afford all potential Investors in the Shares the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

All potential Investors in the Shares are entitled to review copies of any other agreements relating to each Series of Shares described in this Offering Circular, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Offering Circular, except as so modified or superseded.

Requests and inquiries regarding this Offering Circular should be directed to:

8545 W. Warm Springs Road, Ste A4 #192

Las Vegas, NV 89113

702.860.9650

E-Mail: Investor.relations@reals.io

Attention: Matthew Hall

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

______________________________________________

SECTION F/S

FINANCIAL STATEMENTS

________________________________________________

INDEX TO FINANCIAL STATEMENTS

Page
Consolidated Balance Sheet at June 30, 2021 (Unaudited)	F-5

Consolidated Statement of Income for the six-month period ended June 30, 2021 and for the period from June 29, 2020 (inception) to June 30, 2020 (unaudited)	F-6

Consolidated Statement of Members’ Equity for the six-month period ended June 30, 2021 and for the period from June 29, 2020 (inception) to June 30, 2020 (unaudited)	F-7

Consolidated Statement of Cash Flows for the six-month period ended June 30, 2021 and for the period from June 29, 2020 (inception) to June 30, 2020 (unaudited)	F-8

Notes to Consolidated Financial Statements	F-9

Independent Auditor’s Report	F-16

Consolidated Balance Sheet at December 31, 2021	F-19

Statement of Income for the period from June 29, 2020 (inception) to December 31, 2020	F-20

Statement of Members’ Equity for the period from June 29, 2020 (inception) to December 31, 2020	F-21

Statement of Cash Flows for the period from June 29, 2020 (inception) to December 31, 2020	F-22

Notes to Financial Statements	F-23

370 Markets, LLC

Delaware Limited Liability Company

Consolidated Financial Statements as of June 30, 2021 and December 31, 2020

and for the periods ended June 30, 2021 and 2020

370 Markets, LLC

TABLE OF CONTENTS

Page

CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2021 (UNAUDITED) AND DECEMBER 31, 2020 (AUDITED) AND FOR THE PERIODS ENDED JUNE 30, 2021 AND 2020 (UNAUDITED):

Consolidated Balance Sheets	F-5

Consolidated Statements of Operations	F-6

Consolidated Statements of Changes in Member’s Equity	F-7

Consolidated Statements of Cash Flows	F-8

Notes to the Consolidated Financial Statements	F-9

370 MARKETS, LLC
CONSOLIDATED BALANCE SHEETS
As of June 30, 2021 (unaudited) and December 31, 2020 (audited)

	June 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$12,830	$612
Total Current Assets	12,830	612

Non-Current Assets:
Collectibles	381,957	173,078
Total Non-Current Assets	381,957	173,078

TOTAL ASSETS	$394,787	$173,690

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accrued expenses	$948	$-
Due to related party, net	264,281	94,319
Total Current Liabilities	265,229	94,319

Total Liabilities	265,229	94,319

Member’s Equity:	129,558	79,371

TOTAL LIABILITIES AND MEMBER’S EQUITY	$394,787	$173,690

No assurance is provided.

See accompanying notes, which are an integral part of these financial statements.

370 MARKETS, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the six-month period ended June 30, 2021 and for the period from June 29, 2020 (inception) to June 30, 2020

	2021	2020
Net revenues	$-	$-
Cost of revenues	-	-
Gross profit	-	-

Operating Expenses:
Advertising and marketing	4,000	-
General and administrative	10,775	-
Total Operating Expenses	14,775	-

Net Loss	$(14,775)	$-

No assurance is provided.

See accompanying notes, which are an integral part of these financial statements.

In the opinion of management all adjustments necessary in order to make the interim consolidated financial statements not misleading have been included.

370 MARKETS, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S EQUITY (UNAUDITED)
For the six-month period ended June 30, 2021 and for the period from June 29, 2020 (inception) to June 30, 2020

	Common Units	Total Member’s Equity

Balance at June 29, 2020 (Inception)	-	$-
Balance at June 30, 2020	-	$-

Issuance of common units - Parent Company	100	-
Capital contribution	-	80,520
Net loss	-	(1,149)
Balance at December 31, 2020	100	79,371

Series subscriptions	-	64,962
Net loss	-	(14,775)
Balance at June 30, 2021	100	$129,558

No assurance is provided.

See accompanying notes, which are an integral part of these financial statements.

370 MARKETS, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the six-month period ended June 30, 2021 and for the period from June 29, 2020 (inception) to June 30, 2020

	2021	2020
Cash flows from operating activities
Net loss	$(14,775)	$-
Adjustments to reconcile net loss to net cash used in operating activities	-	-
Management fee charged to due to related party	9,549	-
Change in operating assets and liabilities:
Increase/(decrease) in accrued expenses	948	-
Net cash used in operating activities	(4,278)	-

Cash flow from investing activities
Purchase of collectibles	(146,321)	-
Loan to related party	(60,000)	-
Net cash used in investing activities	(206,321)	-

Cash flow from financing activities
Proceeds from capital contribution	-	-
Proceeds from related party loan, net	202,856	-
Series subscriptions	64,962	-
Repayment of related party loan	(45,000)	-
Net cash provided by financing activities	222,818	-

Net change in cash and cash equivalents	12,218	-
Cash and cash equivalents at beginning of period	612	-
Cash and cash equivalents at end of period	$12,830	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of collectibles through loans from related party	$62,558	$-

No assurance is provided.

See accompanying notes, which are an integral part of these financial statements.

370 MARKETS, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the periods ended June 30, 2021 and 2020 (unaudited)

NOTE 1: NATURE OF OPERATIONS

370 Markets, LLC and its series (the “Company”) was formed on June 29, 2020 as a Delaware limited liability company. The Company was organized primarily to originate, invest in, and manage a series of entities holding collectible and iconic alternative assets. Substantially all the Company’s business will be externally managed by its manager, 370 Legacy, Inc. (the “Parent Company”), a Delaware corporation.

As of June 30, 2021, the Company had not commenced planned full-scale principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities, preparations to raise capital, and initiating its first several series. Once the Company commences its planned principal operations, it will incur significant additional expenses, and acquire substantial assets. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to operationalize the Company’s planned operations or failing to operate the business profitably.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). These financial statements include 370 Markets, LLC and each of its series on a consolidated basis. All significant intercompany transactions have been eliminated in consolidation.

The Company adopted the calendar year as its basis for reporting.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

No assurance is provided.

370 MARKETS, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the periods ended June 30, 2021 and 2020 (unaudited)

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques, and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet approximate their fair value.

Collectibles

Collectible assets are recorded at cost. The cost includes the purchase price, including any deposits for the collectibles funded by the manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the collectibles incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

The Company treats the collectibles as long-lived assets and are subject to an annual test for impairment but are not depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

As of June 30, 2021, the Company determined that none of its collectibles are impaired.

Organizational and Offering Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

No assurance is provided.

370 MARKETS, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the periods ended June 30, 2021 and 2020 (unaudited)

Organization and offering costs of the Company are initially being paid by 370 Legacy, Inc. (the “Parent Company”) on behalf of the Company prior to the Company’s planned Regulation A offering (the “Offering”) once qualified by the Securities and Exchange Commission.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.  The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances, and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may, in the future become subject to federal, state, and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that has not commenced planned full-scale principal operations, plans to incur significant costs in the pursuit of its capital financing plans, and has not generated any revenues since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

No assurance is provided.

370 MARKETS, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the periods ended June 30, 2021 and 2020 (unaudited)

NOTE 4: MEMBER’S EQUITY

The Company has denominated its membership interests as a single class of common units. The Company has appointed 370 Legacy, Inc. as its manager and issued to 370 Legacy, Inc. 100 common units, representing 100% ownership of the Company. The Company’s founder and CEO contributed capital for a total amount of $80,520.

During the six-month period ended June 30, 2021, various of the Company’s series issued membership interests to outside investors for total contributions of $64,962. The Company engaged the services of Dalmore Group LLC as its broker and is entitled to a brokerage fee of 1% of the gross proceeds raised in the offering. At the closing of the offering, 370 Legacy, Inc. is entitled to at least 2% of the shares in each series, acquired on the same terms as the other investors. Throughout the offering, 370 Legacy, Inc. or an affiliate, has the right to purchase up to an additional 8% of the shares, capped at 10% in total of the shares in each series. During the period ended June 30, 2021, the Company incurred offering costs of $948.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 5: RELATED PARTY TRANSACTIONS

During the periods ended June 30, 2021 and December 31, 2020, 370 Legacy, Inc. borrowed a total of $60,000 and $27,551, respectively, from the Company. The loans are non-interest bearing with no formal repayment terms or other loan terms and are considered collectable on demand. The Company also borrowed a total of $202,856 and $138,870 from 370 Legacy, Inc. during the periods ended June 30, 2021 and December 31, 2020, respectively. Total repayments made during the periods ended June 30, 2021 and December 31, 2020 amounted to $45,000 and $17,000, respectively. The loans are non-interest bearing with no formal repayment terms or other loan terms and are considered payable on demand. As of June 30, 2021 and December 31, 2020, the net outstanding payable to 370 Legacy, Inc. amounted to $264,281 and $94,319, respectively.

The Company engaged 370 Legacy, Inc. and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition, and disposition decisions, the sale of the Company’s common shares available for issuance, as well as other administrative responsibilities for the Company, including accounting services and investor relations. As agreed, an annual management fee of 5% of post-offering value of the underlying assets shall be paid to 370 Legacy, Inc as a manager’s compensation for identifying and managing the acquisition of the underlying assets, and for managing the series. As of and during the period ended June 30, 2021, the Company recognized accrued management fee of $9,549.

No assurance is provided.

370 MARKETS, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the periods ended June 30, 2021 and 2020 (unaudited)

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606).  This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC.  The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services.  In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016.  Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative-effect adjustment at the date of initial application.  The Company adopted this new standard effective on its inception date.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842).  This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet.  The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years.  Early adoption is permitted.  The Company is continuing to evaluate the impact of this new standard on its financial reporting and disclosures.

In October 2016, FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. Management believes that the adoption of ASU 2016-16 has no impact on the Company’s financial statements and disclosures.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350), simplifying Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes the requirement to perform a hypothetical purchase price allocation to measure goodwill impairment. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The amendments in this update are effective for public entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendment is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is currently evaluating the impact the adoption of ASU 2017-04 will have on the Company’s financial statements.

In August 2018, the FASB issued Accounting Standards Update (ASU) 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement”, which changes the fair value measurement disclosure requirements of ASC 820. This update is effective for fiscal years beginning after December 15, 2019, and for interim periods within those fiscal years. Management does not expect the adoption of ASU 2018-13 to have a material impact on the Company’s financial statements.

No assurance is provided.

370 MARKETS, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2021 (unaudited) and December 31, 2020 (audited) and for the periods ended June 30, 2021 and 2020 (unaudited)

In August 2020, FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity; Own Equity (“ASU 2020-06”), as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards while maintaining or improving the usefulness of the information provided to users of financial statements. Among other changes, the new guidance removes from GAAP separation models for convertible debt that require the convertible debt to be separated into a debt and equity component, unless the conversion feature is required to be bifurcated and accounted for as a derivative or the debt is issued at a substantial premium. As a result, after adopting the guidance, entities will no longer separately present such embedded conversion features in equity, and will instead account for the convertible debt wholly as debt. The new guidance also requires use of the “if-converted” method when calculating the dilutive impact of convertible debt on earnings per share, which is consistent with the Company’s current accounting treatment under the current guidance. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years, with early adoption permitted, but only at the beginning of the fiscal year. The Company is currently evaluating the impact the adoption of ASU 2020-06 will have on the Company’s financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying balance sheet. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

On August 9, 2021, the Company amended its Regulation A offering circular to add to the offering statement as qualified, the offering of an additional series (Series Grammy) and to amend, update and/or replace certain information contained in the offering circular.

Management’s Evaluation

Management has evaluated all subsequent events through September 28, 2021, the date the financial statement was available to be issued. There are no additional material events requiring disclosure or adjustment to the financial statement.

No assurance is provided.

370 Markets, LLC

Delaware Limited Liability Company

Financial Statements

As of December 31, 2020 and for the period from June 29, 2020 (inception) to December 31, 2020

INDEPENDENT AUDITOR’S REPORT

June 9, 2021

To:	Board of Directors, 370 MARKETS, LLC
Re:	2020 Financial Statement Audit

We have audited the accompanying financial statements of 370 MARKETS, INC. (a series limited liability company organized in Delaware) (the “Company”), which comprise the balance sheet as of December 31, 2020, and the related statements of operations, changes in member equity, and cash flows for the inception period from June 29, 2020 to December 31, 2020, and the related notes to such financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations, changes in member equity and its cash flows for the inception period from June 29, 2020 to December 31, 2020 thus ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in the Notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

June 9, 2021

370 Markets, LLC

370 MARKETS, LLC
BALANCE SHEET
As of December 31, 2020

See accompanying Independent Auditor’s Report

ASSETS
Current Assets:
Cash and cash equivalents	$612
Total Current Assets	612

Non-Current Assets:
Collectibles	173,078
Total Non-Current Assets	173,078

TOTAL ASSETS	$173,690

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Due to related party, net	$94,319
Total Current Liabilities	94,319

Member’s Equity:	79,371

TOTAL LIABILITIES AND MEMBER’S EQUITY	$173,690

See accompanying notes, which are an integral part of these financial statements.

370 MARKETS, LLC
STATEMENT OF OPERATIONS
For the period from June 29, 2020 (inception) to December 31, 2020

See accompanying Independent Auditor’s Report

Net revenues	$-
Cost of revenues	-
Gross profit/(loss)	-

Operating Expenses:
General and administrative	1,149
Total Operating Expenses	1,149

Net loss	$(1,149)

See accompanying notes, which are an integral part of these financial statements.

370 MARKETS, LLC
STATEMENT OF CHANGES IN MEMBER’S EQUITY
For the period from June 29, 2020 (inception) to December 31, 2020

See accompanying Independent Auditor’s Report

	Common Units	Total Member’s Equity

Balance at June 29, 2020 (Inception)	-	$-
Issuance of common units - Parent Company	100	-
Capital contribution	-	80,520
Net loss	-	(1,149)
Balance at December 31, 2020	100	$79,371

See accompanying notes, which are an integral part of these financial statements.

370 MARKETS, LLC
STATEMENT OF CASH FLOWS
For the period from June 29, 2020 (inception) to December 31, 2020

See accompanying Independent Auditor’s Report

Cash flows from operating activities
Net loss	$(1,149)
Adjustments to reconcile net loss to net cash used in operating activities	-
Net cash used in operating activities	(1,149)

Cash flow from investing activities
Purchase of collectibles	(39,208)
Loan to related party	(27,551)
Net cash used in investing activities	(66,759)

Cash flow from financing activities
Proceeds from capital contribution	80,520
Proceeds from related party loan	5,000
Repayment of related party loan	(17,000)
Net cash provided by financing activities	68,520

Net change in cash	612

Cash at beginning of the period	-
Cash at end of the period	$612

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of collectibles by issuance of loan payable - related party	$133,870

See accompanying notes, which are an integral part of these financial statements.

NOTE 1: NATURE OF OPERATIONS

370 Markets, LLC (the “Company”) was formed on June 29, 2020 as a Delaware limited liability company. The Company was organized primarily to originate, invest in, and manage a series of entities holding collectible and iconic alternative assets. Substantially all the Company’s business will be externally managed by its manager, 370 Legacy, Inc. (the “Parent Company”), a Delaware corporation.

As of June 29, 2020, the Company had not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses, and acquire substantial assets. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to operationalize the Company’s planned operations or failing to operate the business profitably.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis for reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques, and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate their fair value.

Collectibles

Collectible assets are recorded at cost. The cost includes the purchase price, including any deposits for the collectibles funded by the manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the collectibles incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

The Company treats the collectibles as long-lived assets and are subject to an annual test for impairment but are not depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

As of December 31, 2020, the Company determined that none of its collectibles are impaired.

Organizational and Offering Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Organization and offering costs of the Company are initially being paid by 370 Legacy, Inc. (the “Parent Company”) on behalf of the Company prior to the Company’s planned Regulation A offering (the “Offering”) once qualified by the Securities and Exchange Commission.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.  The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances, and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may, in the future become subject to federal, state, and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that has not commenced planned principal operations, plans to incur significant costs in the pursuit of its capital financing plans and has not generated any revenues since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBER’S EQUITY

The Company has denominated its membership interests as a single class of common units. The Company has appointed 370 Legacy, Inc. as its manager and issued to 370 Legacy, Inc. 100 common units, representing 100% ownership of the Company. The Company’s founder and CEO contributed capital for a total amount of $80,520.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 5: RELATED PARTIES

During 2020, 370 Legacy, Inc. borrowed a total of $27,551 from the Company. The loans are non-interest bearing with no formal repayment terms or other loan terms and are considered payable on demand. The Company also borrowed a total of $138,870 from 370 Legacy, Inc. and repaid $17,000 during the period. The loans are non-interest bearing with no formal repayment terms or other loan terms and are considered payable on demand. As of December 31, 2020, the net outstanding payable to 370 Legacy, Inc. amounted to $94,319.

The Company intends to engage 370 Legacy, Inc. and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition, and disposition decisions, the sale of the Company’s common shares available for issuance, as well as other administrative responsibilities for the Company, including accounting services and investor relations. As a result, the Company will be dependent upon 370 Legacy, Inc., and its affiliates. If these companies are unable to provide the Company with the respective services, the Company would have to find alternative providers of these services.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606).  This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC.  The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services.  In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016.  Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative-effect adjustment at the date of initial application.  The Company adopted this new standard effective on its inception date.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842).  This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet.  The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years.  Early adoption is permitted.  The Company is continuing to evaluate the impact of this new standard on its financial reporting and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying balance sheet. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

Related Party Loan

Through the issuance of these financial statements, the Company obtained additional loan from 370 Legacy, Inc. for a total amount of $82,000. All loans are non-interest bearing with no formal repayment terms or other loan terms and are considered payable on demand.

Management’s Evaluation

Management has evaluated all subsequent events through June 9, 2021, the date the financial statement was available to be issued. There are no additional material events requiring disclosure or adjustment to the financial statement.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

1.1	Broker-Dealer Services Agreement with Dalmore Group LLC*
2.1	Charter (including amendments)*
2.2	Operating Agreement (including amendments)*
2.3	Form of Series Designation**
4.1	Form of Subscription Agreement*
11	Consent of Independent Auditor**
12	Opinion of CrowdCheck Law, LLP**
13	Offering Page for Series OG AF1 Pack**

* Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on March 9, 2021

** Previously filed as an Exhibit to this Post-Qualification Amendment No. 2.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 24, 2022.

370 Markets, LLC

By:	/s/ Gerome Daren Sapp
Chief Executive Officer and Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Gerome Daren Sapp
Gerome Daren Sapp
Chief Executive Officer (principal executive officer) and Director
March 24, 2022

By:	/s/ Matthew Daniel Hall
Matthew Daniel Hall
Chief Financial Officer (principal financial officer and principal accounting officer), Chief Operations Officer and Director
March 24, 2022

By:	/s/ Hector N. Tantoh
Hector N. Tantoh
Chief Marketing Officer
March 24, 2022

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